                                                                   EXHIBIT 10.40

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                                CREDIT AGREEMENT

                                  by and among

                    FOREST CITY RENTAL PROPERTIES CORPORATION

                                   as Borrower

                                       and

                          VARIOUS LENDING INSTITUTIONS

                                    as Banks

                                       and

                          KEYBANK NATIONAL ASSOCIATION

                      as Administrative Agent for the Banks

                                       and

                               NATIONAL CITY BANK

                       as Syndication Agent for the Banks

                           Dated as of March 22, 2004

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

                                TABLE OF CONTENTS

Article                                                                                                          Page
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
ARTICLE I DEFINITIONS ........................................................................................      1

ARTICLE II REVOLVING LOANS ...................................................................................     12
     SECTION 2.01. AMOUNT OF THE REVOLVING LOAN FACILITY .....................................................     12
     SECTION 2.02. REVOLVING LOAN COMMITMENTS ................................................................     13
     SECTION 2.03. REVOLVING LOANS ...........................................................................     13
     SECTION 2.04. PURPOSE OF THE REVOLVING LOANS ............................................................     13
     SECTION 2.05. REVOLVING LOAN NOTES ......................................................................     13
     SECTION 2.06. REPAYMENT OF THE NOTES ....................................................................     14

ARTICLE III LETTERS OF CREDIT ................................................................................     14

SECTION 3.01. LETTERS OF CREDIT ..............................................................................     14

ARTICLE IV INTEREST ON THE REVOLVING LOANS ...................................................................     15
     SECTION 4.01(a). INTEREST OPTIONS .......................................................................     15
     SECTION 4.01(b). LIBOR RATE OPTION ......................................................................     16
     SECTION 4.01(c). BASE RATE OPTION .......................................................................     16
     SECTION 4.01(d). INDICATED SPREAD .......................................................................     16
     SECTION 4.02. INTEREST PERIODS ..........................................................................     17
     SECTION 4.03. INTEREST PAYMENT DATES ....................................................................     17
     SECTION 4.04. INTEREST CALCULATIONS .....................................................................     17
     SECTION 4.05. POST-DEFAULT RATE .........................................................................     17
     SECTION 4.06. RESERVES OR DEPOSIT REQUIREMENTS, ETC .....................................................     18
     SECTION 4.07. TAX LAW, ETC ..............................................................................     18
     SECTION 4.08. INDEMNITY .................................................................................     19
     SECTION 4.09. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE ..........................     19
     SECTION 4.10. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL .............................................     19
     SECTION 4.11. FUNDING ...................................................................................     20

ARTICLE V AGREEMENTS AND CONDITIONS APPLICABLE TO ALL REVOLVING LOANS ........................................     20
     SECTION 5.01. NOTICE OF BORROWING .......................................................................     20
     SECTION 5.02. DISBURSEMENT OF FUNDS .....................................................................     21
     SECTION 5.03. CONDITIONS TO LOANS .......................................................................     21
     SECTION 5.04. PAYMENT ON NOTES, ETC .....................................................................     22
     SECTION 5.05. PREPAYMENT ................................................................................     22
     SECTION 5.06. UNUSED COMMITMENT FEES ....................................................................     23
     SECTION 5.07. MODIFICATION OF THE TOTAL REVOLVING LOAN COMMITMENTS ......................................     23
     SECTION 5.08. EXTENSIONS OF THE LOANS ...................................................................     24


                                      (i)

ARTICLE VI CONDITIONS PRECEDENT ..............................................................................     24
     SECTION 6.01. CORPORATE AND LOAN DOCUMENTS ..............................................................     25
     SECTION 6.02. OPINION OF COUNSEL FOR PARENT .............................................................     26
     SECTION 6.03. JUDGMENT, ORDERS ..........................................................................     26
     SECTION 6.04. LITIGATION ................................................................................     26
     SECTION 6.05. NOTICE OF BORROWING .......................................................................     26
     SECTION 6.06. OPINION OF COUNSEL FOR BORROWER ...........................................................     26
     SECTION 6.07. PAYMENT OF FEES ...........................................................................     26
     SECTION 6.08. ADVERSE CHANGE, ETC .......................................................................     26
     SECTION 6.09. TERMINATION OF ORIGINAL CREDIT AGREEMENT ..................................................     26
     SECTION 6.10. EVIDENCE OF INSURANCE .....................................................................     27

ARTICLE VII AFFIRMATIVE COVENANTS ............................................................................     27
     SECTION 7.01. PAYMENT OF AMOUNTS DUE ....................................................................     27
     SECTION 7.02. EXISTENCE, BUSINESS, ETC ..................................................................     27
     SECTION 7.03. MAINTENANCE OF PROPERTIES .................................................................     27
     SECTION 7.04. PAYMENT OF TAXES, ETC .....................................................................     27
     SECTION 7.05. FINANCIAL STATEMENTS ......................................................................     27
     SECTION 7.06. INSPECTION ................................................................................     29
     SECTION 7.07. ENVIRONMENTAL COMPLIANCE ..................................................................     29
     SECTION 7.08. ERISA .....................................................................................     29
     SECTION 7.09. INSURANCE .................................................................................     30
     SECTION 7.10. MONEY OBLIGATIONS .........................................................................     31
     SECTION 7.11. RECORDS ...................................................................................     31
     SECTION 7.12. FRANCHISES ................................................................................     31
     SECTION 7.13. NOTICE ....................................................................................     31
     SECTION 7.14. POST CLOSING ITEMS ........................................................................     32
     SECTION 7.15. FURTHER ASSURANCES; REPLACEMENT NOTES .....................................................     32
     SECTION 7.16. NOTICE OF DEFAULT OR LITIGATION ...........................................................     32
     SECTION 7.17. USE OF PROCEEDS ...........................................................................     32

ARTICLE VIII NEGATIVE COVENANTS ..............................................................................     32
     SECTION 8.01. PLAN ......................................................................................     32
     SECTION 8.02. COMBINATIONS ..............................................................................     32
     SECTION 8.03. BULK TRANSFERS ............................................................................     33
     SECTION 8.04. BORROWINGS ................................................................................     33
     SECTION 8.05. LIENS .....................................................................................     34
     SECTION 8.06. LOANS RECEIVABLE ..........................................................................     35
     SECTION 8.07. GUARANTEES ................................................................................     35
     SECTION 8.08. AMENDMENT OF ARTICLES OF INCORPORATION AND/OR REGULATIONS .................................     36
     SECTION 8.09. FISCAL YEAR ...............................................................................     36
     SECTION 8.10. REGULATION U ..............................................................................     36
     SECTION 8.11. NO PLEDGE .................................................................................     36
     SECTION 8.12. TRANSACTIONS WITH AFFILIATES ..............................................................     37
     SECTION 8.13. DEBT SERVICE COVERAGE RATIO ...............................................................     37


                                      (ii)

     SECTION 8.14(a). RESTRICTIONS ON DISTRIBUTIONS DURING AN EVENT OF DEFAULT OTHER THAN A PAYMENT DEFAULT ..     37
     SECTION 8.14(b). RESTRICTIONS ON DISTRIBUTIONS DURING A PAYMENT DEFAULT .................................     37
     SECTION 8.15. CROSS COLLATERALIZATION AND CROSS DEFAULTS ................................................     38
     SECTION 8.16. SENIOR NOTES ..............................................................................     38
     SECTION 8.17 CHANGES IN BUSINESS ........................................................................     39

ARTICLE IX REPRESENTATIONS AND WARRANTIES ....................................................................     39
     SECTION 9.01. EXISTENCE .................................................................................     39
     SECTION 9.02. RIGHT TO ACT ..............................................................................     39
     SECTION 9.03. BINDING EFFECT ............................................................................     39
     SECTION 9.04. LITIGATION ................................................................................     39
     SECTION 9.05. EMPLOYEE RETIREMENT INCOME SECURITY ACT ...................................................     40
     SECTION 9.06. ENVIRONMENTAL COMPLIANCE ..................................................................     40
     SECTION 9.07. SOLVENCY ..................................................................................     40
     SECTION 9.08. FINANCIAL STATEMENTS ......................................................................     40
     SECTION 9.09. DEFAULTS ..................................................................................     41
     SECTION 9.10. OPERATIONS ................................................................................     41
     SECTION 9.11. TITLE TO PROPERTIES; PATENTS, TRADE MARKS, ETC ............................................     41
     SECTION 9.12. COMPLIANCE WITH OTHER INSTRUMENTS .........................................................     41
     SECTION 9.13. MATERIAL RESTRICTIONS .....................................................................     41
     SECTION 9.14. CORRECTNESS OF DATA FURNISHED .............................................................     42
     SECTION 9.15. TAXES .....................................................................................     42
     SECTION 9.16. COMPLIANCE WITH LAWS ......................................................................     42
     SECTION 9.17. REGULATION U, ETC .........................................................................     42
     SECTION 9.18. HOLDING COMPANY ACT .......................................................................     43
     SECTION 9.19. SECURITIES ACT, ETC .......................................................................     43
     SECTION 9.20. INVESTMENT COMPANY ACT ....................................................................     43
     SECTION 9.21. INDEBTEDNESS OF SUBSIDIARIES ..............................................................     43
     SECTION 9.22. GUARANTIES ................................................................................     43
     SECTION 9.23. INDEBTEDNESS ..............................................................................     43

ARTICLE X EVENTS OF DEFAULT ..................................................................................     44
     SECTION 10.01. PAYMENTS .................................................................................     44
     SECTION 10.02. COVENANTS ................................................................................     44
     SECTION 10.03. REPRESENTATIONS AND WARRANTIES ...........................................................     44
     SECTION 10.04. CROSS DEFAULT ............................................................................     44
     SECTION 10.05. TERMINATION OF PLAN ......................................................................     44
     SECTION 10.06. DOMESTIC SUBSIDIARY SOLVENCY .............................................................     45
     SECTION 10.07. BORROWER'S SOLVENCY ......................................................................     45
     SECTION 10.08. CHANGE OF OWNERSHIP; CHANGE OF MANAGEMENT EVENT ..........................................     45


                                     (iii)

     SECTION 10.09. JUDGMENTS ................................................................................     46
     SECTION 10.10. DEFAULT UNDER GUARANTY OR SENIOR NOTES ...................................................     46
     SECTION 10.11.  DEFAULT UNDER SUBORDINATION AGREEMENT ...................................................     46

ARTICLE XI REMEDIES UPON DEFAULT .............................................................................     46
     SECTION 11.01. OPTIONAL DEFAULTS ........................................................................     46
     SECTION 11.02. AUTOMATIC DEFAULTS .......................................................................     46
     SECTION 11.03. REMEDIES RELATING TO LETTERS OF CREDIT ...................................................     47
     SECTION 11.04. OFFSETS ..................................................................................     47
     SECTION 11.05. APPLICATION OF PAYMENTS ..................................................................     47

ARTICLE XII THE AGENT ........................................................................................     47
     SECTION 12.01. APPOINTMENT AND AUTHORIZATION ............................................................     47
     SECTION 12.02. DELEGATION OF DUTIES .....................................................................     48
     SECTION 12.03. LIABILITY OF AGENT .......................................................................     48
     SECTION 12.04. RELIANCE BY AGENT ........................................................................     49
     SECTION 12.05. RESIGNATION OR REMOVAL OF THE AGENT; SUCCESSOR AGENT .....................................     49
     SECTION 12.06. NOTE HOLDERS .............................................................................     50
     SECTION 12.07. CONSULTATION WITH COUNSEL ................................................................     50
     SECTION 12.08. DOCUMENTS ................................................................................     50
     SECTION 12.09. KNOWLEDGE OF DEFAULT .....................................................................     50
     SECTION 12.10. INDEMNIFICATION ..........................................................................     51
     SECTION 12.11. AGENTS IN THEIR INDIVIDUAL CAPACITIES ....................................................     51
     SECTION 12.13. EQUALIZATION PROVISION ...................................................................     52

ARTICLE XIII MISCELLANEOUS ...................................................................................     52
     SECTION 13.01. NO WAIVER; CUMULATIVE REMEDIES ...........................................................     52
     SECTION 13.02. AMENDMENTS, CONSENTS .....................................................................     52
     SECTION 13.03. NOTICES ..................................................................................     53
     SECTION 13.04. COSTS, EXPENSES AND TAXES ................................................................     53
     SECTION 13.05. SURVIVAL OF REPRESENTATIONS AND WARRANTIES ...............................................     54
     SECTION 13.06. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS ............................................     54
     SECTION 13.07. EXECUTION IN COUNTERPARTS ................................................................     54
     SECTION 13.08. BINDING EFFECT; ASSIGNMENT ...............................................................     54
     SECTION 13.09. INDEMNIFICATION BY THE BORROWER ..........................................................     56
     SECTION 13.10. GOVERNING LAW ............................................................................     56
     SECTION 13.11. SEVERABILITY OF PROVISIONS; CAPTIONS .....................................................     56
     SECTION 13.12. PURPOSE ..................................................................................     56
     SECTION 13.13. CONSENT TO JURISDICTION ..................................................................     56
     SECTION 13.14. ENTIRE AGREEMENT .........................................................................     56
     SECTION 13.15. JURY TRIAL WAIVER ........................................................................     57
     SECTION 13.16. SURVIVAL .................................................................................     57


                                      (iv)
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
     SECTION 13.17. INDEPENDENCE OF COVENANTS ................................................................     57
     SECTION 13.18. INTERPRETATION ...........................................................................     57

EXHIBITS

A     COMMITMENTS
B     FORM OF GUARANTY
C     [RESERVED]
D     FORM OF REVOLVING LOAN NOTE
E     FORM OF LETTER OF CREDIT REQUEST
F     FORM OF NOTICE OF BORROWING
G     FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

SCHEDULES

2.03  AUTHORIZED FISCAL OFFICERS
3.01  OUTSTANDING LETTERS OF CREDIT
7.05  FORM COVENANT COMPLIANCE WORKSHEET
7.14  POST-CLOSING ITEM
8.15  PERMITTED INDEBTEDNESS
9.00  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
9.16  COMPLIANCE WITH LAWS
9.22  OUTSTANDING GUARANTEES
9.23  OUTSTANDING INDEBTEDNESS


                                      (v)

                                CREDIT AGREEMENT

      Credit Agreement, effective as of March 22, 2004, between FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (hereinafter sometimes called the "Borrower"), the banking institutions from time to time party hereto (hereinafter sometimes collectively called the "Banks" and individually a "Bank"), KEYBANK NATIONAL ASSOCIATION, Cleveland, Ohio, as Administrative Agent for the Banks under this Agreement (the "Agent") and NATIONAL CITY BANK, Cleveland, Ohio, as Syndication Agent for the Banks under this Agreement (the "Syndication Agent").

                              W I T N E S S E T H:

      WHEREAS, the Borrower has requested the Banks to make available to it a revolving loan facility in the original principal amount of $400,000,000, with a possible increase of $50,000,000, subject to the terms and conditions set forth herein, for a total principal amount of $450,000,000; and

      WHEREAS, the Banks are willing to make such revolving loan facility available to the Borrower upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, it is mutually agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      "ADDITIONAL BANK" shall mean a financial institution that shall become a Bank hereunder during the Commitment Increase Period pursuant to Section 5.07(a) hereof.

      "ADDITIONAL BANK ASSUMPTION AGREEMENT" shall mean an assumption agreement in substantially the form of Exhibit C hereto entered into by any Additional Bank pursuant to Section 5.07(a) hereof, wherein an Additional Bank shall become a Bank hereunder.

      "ADDITIONAL BANK ASSUMPTION EFFECTIVE DATE" shall have the meaning set forth in Section 5.07(a) hereof.

      "ADDITIONAL COMMITMENTS" shall have the meaning set forth in Section 5.07(a) hereof.

      "ADVANTAGE" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other Indebtedness or otherwise) received by any Bank in respect of Borrower's Debt to the Banks if such payment results in that Bank having a lesser share of Borrower's Debt to the Banks, than was the case immediately before such payment.

      "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "AGENT" means KeyBank National Association, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

      "AGENTS" means collectively, the Agent and the Syndication Agent.

      "AGREEMENT" means this Credit Agreement as the same may be from time to time amended, supplemented, modified, extended and/or restated.

      "AUTHORIZED FISCAL OFFICER" shall have the meaning set forth in Section 2.03(b) hereof.

      "BASE RATE" shall mean a rate per annum equal to the greater of (a) that interest rate established from time to time by the Agent at its principal office as the Agent's prime rate, whether or not such rate is publicly announced or (b) the Federal Funds Effective Rate plus 1/2 of 1% (.50%) per annum. The prime rate may be other than the lowest interest rate charged by the Agent for commercial or other extensions of credit.

      "BASE RATE OPTION" means interest determined pursuant to Section 4.01(c) and related provisions hereof.

      "BOARD OF DIRECTORS" shall mean either the board of directors of the Parent or any duly constituted committee thereof.

      "BORROWER" means Forest City Rental Properties Corporation, an Ohio corporation.

      "CAPITAL STOCK" of any Person shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock or other equity participations or interests including, without limitation, partnership interests, whether general or limited, and membership interests, whether of managing or non-managing members, of such Person.

      "CHANGE OF MANAGEMENT EVENT" shall be deemed to have occurred at such time as any two (2) of James A. Ratner, Charles A. Ratner, Ronald A. Ratner and Albert B. Ratner become unable or cease to hold the respective positions held by such persons on the date of this Agreement, with all the responsibilities normally associated with such positions, provided, that, no Change of Management Event shall be deemed to have occurred if within one hundred twenty (120) days the Borrower shall have obtained the reasonable approval of the Required Banks, in their sole discretion, of one or more additional executives, such that the remaining and new management executives as a group, have substantial and sufficient knowledge, experience and capabilities in the management of a company engaged in the operation of a multi-asset real estate business of the type engaged in by the Borrower.

      "CHANGE OF OWNERSHIP EVENT" shall be deemed to have occurred at such time as either (a) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act or any successor provision thereto (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 30% of the aggregate voting power of all classes of Voting Stock of the Parent; or (b) any Person or Group (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Parent such that such nominees, when added to any existing director remaining on the Board of Directors of the Parent after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Parent; or (c) the Permitted Holders referenced in clause (i) of the definition of "Permitted Holder" shall cease to own at least 51% of the aggregate issued and outstanding shares of the Voting Stock of the Parent; or (d) the Parent shall cease to own at least one hundred percent (100%) on a fully diluted basis, of the economic and voting interests of the Borrower.

      "CLEVELAND BANKING DAY" shall mean a day on which the main office of the Agent is open for the transaction of business.

      "CLOSING DATE" shall have the meaning set forth in Section 13.08 hereof.

      "CLOSING DATE COMMITMENT AMOUNT" shall mean $400,000,000, or such other amount as may be set forth on Exhibit A attached hereto as of the Closing Date, up to a maximum amount of $450,000,000.

      "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "COMMITMENT" shall mean the obligation of each Bank, during the applicable Commitment Period, to make Revolving Loans in an aggregate amount not to exceed the amount set forth opposite such Bank's name under the column headed "Maximum Amount" on Exhibit A hereof (as such Exhibit A may be amended or otherwise modified from time to time pursuant to Section 5.07(a) hereof), or such lesser amount as shall be determined pursuant to Section 5.07(b) hereof.

      "COMMITMENT INCREASE PERIOD" shall mean the period from the Closing Date to the first anniversary date of the Closing Date, or such later date as shall be agreed to in writing by the Agent.

      "COMMITMENT PERIOD" shall mean (a) with respect to the Banks other than the Additional Banks, the period from the Closing Date until the Termination Date and (b) with respect to each Additional Bank, if any, the period from the Additional Bank Assumption Effective Date applicable to such Additional Bank until the Termination Date.

      "COMMON STOCK" of any Person shall mean Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to other amounts upon any voluntary or involuntary liquidation, dissolution, or winding up of such Person, to shares of Capital Stock or any other class of stock of such Person.

      "COMPLETION GUARANTY" shall mean any guarantee of performance by the Borrower or the Parent, as applicable, that construction of a real estate project will be completed in accordance with applicable plans and specifications and that all costs associated with such completion will be paid, provided, that such costs may include an interest reserve only through completion of the project and not through stabilization of such project.

      "CONTINGENT OBLIGATION" shall mean, with respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether directly or otherwise; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

      "CONTROLLED GROUP" shall mean a controlled group of corporations as defined in Section 1563 of the Code, of which the Borrower or any Subsidiary is a part.

      "DEBT" shall mean, collectively, all Indebtedness incurred by the Borrower to the Banks pursuant to this Agreement, including, but not limited to, the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the stated amounts of all letters of credit issued by the Agent or the Banks hereunder, and the fees and any prepayment premium payable hereunder.

      "DEBT SERVICE COVERAGE RATIO" shall mean, for any Test Period, the ratio of (i) Net Operating Income to (ii) the sum of (W) all scheduled principal payments (excluding balloon payments) on non-recourse mortgage Indebtedness of the Borrower and its Subsidiaries, plus (X) all interest payments on such non-recourse mortgage Indebtedness, minus (Y) non-cash interest expense accrued but not currently payable, up to a maximum of Five Million Dollars ($5,000,000), excluding non-cash interest expense accrued with respect to Indebtedness owing by the Borrower and its Subsidiaries to the government of the United States or any state or municipality thereof or any agencies of any of the foregoing, minus
(Z) non-cash interest expense accrued but not currently payable solely with respect to Indebtedness owing by the Borrower and its Subsidiaries to the government of the United States or any state or municipality thereof or any agencies of any of the foregoing.

      "DISTRIBUTIONS" shall have the meaning set forth in Section 8.14 hereof.

      "DIVIDENDS" shall mean all dividends (in cash or otherwise) declared and/or paid, capital returned, and other distributions of any kind made on any share of Capital Stock outstanding at any time.

      "DOMESTIC SUBSIDIARY" shall mean any Subsidiary organized under the laws of any state of the United States of America which conducts the major portion of its business within the United States.

      "DRAW" shall have the meaning set forth in Section 3.01(b) hereof.

      "ENVIRONMENTAL LAWS" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing, now or hereafter in effect, and in each case as amended, concerning or relating to health, safety and protection of, or regulation of the discharge of substances into, the environment.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

      "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower, the Parent or any Subsidiary of the Borrower or any Subsidiary of the Parent would be deemed a "single employer" within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

      "EVENT OF DEFAULT" shall have the meaning set forth in Article X hereof.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

      "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Cleveland, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

      "FISCAL QUARTERLY DATE" shall mean each of January 31, April 30, July 31 and October 31.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, in effect from time to time.

      "GUARANTY" means the Guaranty of Payment of Debt issued by the Parent to the Agent and the Banks, in substantially the form and substance of Exhibit B attached hereto, as such Guaranty may be from time to time, amended, restated or otherwise modified.

      "GUARANTY DEFAULT" shall mean any one or more of the events constituting defaults under Section 10 of the Guaranty.

      "HEDGE AGREEMENT" shall mean any non-fully paid derivative, such as interest rate swaps or collar agreements or other similar agreements or arrangements designed to hedge the position of a Person with respect to interest rates, excluding any such agreements as to which all of the obligations of such Person are paid or payable within twelve (12) months of the date such agreement is entered into by such Person.

      "INDEBTEDNESS" shall mean, with respect to any Person at the time of any determination, without duplication, all obligations of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all written obligations of such Person to maintain working capital, equity capital or other financial statement condition of another Person so as to enable such other Person to pay its Indebtedness or otherwise to protect the holder of such Indebtedness against loss in respect thereof, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(g) all capitalized lease obligations of such Person, (h) all obligations of such Person in respect of a Hedge Agreement, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, and, without duplication, all drafts drawn thereunder, and
(j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, provided, that, Indebtedness shall not include (i) any obligations incurred as a result of fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in commercial mortgage loan transactions, and (ii) trade payables, deferred revenue, taxes and accrued expenses, in each case arising in the ordinary course of business and that is due and payable less than twelve (12) months after the date such debt was incurred.

      "INDENTURE" shall mean the indenture dated as of May 19, 2003, between the Parent and The Bank of New York, as indenture trustee and relating to the Senior Notes.

      "INDEMNITY AGREEMENT" shall mean any indemnity agreement, in form and substance satisfactory to the Agents and the Banks, by and between the Parent and a Surety, and as each such Indemnity Agreement may be amended, restated or otherwise modified.

      "INDICATED SPREAD" shall have the meaning set forth in Section 4.01(d) hereof.

      "INTEREST ADJUSTMENT DATE" shall mean the last day of each Interest
Period.

      "INTEREST PERIOD" shall mean a period of one, two, three, six or nine months or one year (as selected by the Borrower) commencing on the applicable borrowing or conversion date of each Loan subject to the LIBOR Rate Option and on the date that is one London Banking Day after each Interest Adjustment Date occurring thereafter with respect thereto; provided, that if any such Interest Period would be affected by a reduction in the Total Revolving Loan Commitments as provided in Section 5.07(b) hereof, prepayment rights as provided in Section
5.05 hereof or the maturity of the Loans as provided in Section 2.06 hereof, such Interest Period shall, without affecting the Borrower's obligations, if any, to pay to the Banks, the prepayment premium set forth in Section 5.05 hereof, be shortened to end on the date of such reduction, prepayment or maturity. Notwithstanding anything to the contrary contained above:

            (i) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last London Banking Day of such calendar month;

            (ii) if any Interest Period would otherwise expire on a day which is not a London Banking Day, such Interest Period shall expire on the next succeeding London Banking Day, provided, that if any Interest Period would otherwise expire on a day which is not a London Banking Day but is a day of the month after which no further London Banking Day occurs in such month, such Interest Period shall expire on the next preceding London Banking Day;

            (iii) no Interest Period may be selected at any time that an Event of Default has occurred and is continuing;

            (iv) no Interest Period may be selected if it would extend beyond the scheduled maturity date or principal repayment date(s) of the Loans to which it would apply; and

            (v) no Interest Period may be selected if it would extend beyond the Termination Date.

      "LAST LIBOR" shall have the meaning set forth in Section 5.05(b) hereof.

      "LC OBLIGATIONS" shall mean the aggregate amount of all possible drawings under all letters of credit issued pursuant to Section 3.01 hereof and all letters of credit identified on Schedule 3.01 hereof (which are letters of credit issued under the Original Credit Agreement that remain outstanding on the date hereof), plus all amounts drawn under any of such letters of credit and not reimbursed.

      "LIBOR" shall mean the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in the amount of the principal of the Loans to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Reference Banks by prime banks in any Eurodollar market reasonably selected by the Reference Banks, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two (2) London Banking Days prior to the beginning of the relevant Interest Period. In the event one or more of the Reference Banks fail to furnish its quote of any rate required herein, such rate shall be determined on the basis of the quote or quotes of the remaining Reference Bank or Banks.

      "LIBOR RATE OPTION" means interest determined pursuant to Section 4.01(b) and related provisions hereof.

      "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or any similar notice or recording statute, and any lease having substantially the same effect as any of the foregoing).

      "LOAN" means a Revolving Loan.

      "LONDON BANKING DAY" shall mean a day on which banks are open for business in London, England, and quoting deposit rates for dollar deposits.

      "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the business, property, assets, liabilities, or condition (financial or otherwise) of the Borrower or the Parent or (b) a material adverse effect on the rights or remedies of the Banks or the Agents, or on the ability of the Borrower or the Parent to perform its respective obligations to the Banks or the Agents under this Agreement, the Notes, the Guaranty or the Related Writings.

      "NET OPERATING INCOME" shall mean for any relevant period, the excess of the Borrower's revenues over the Borrower's operating expenses, in each case, as determined in accordance with the Pro Rata Consolidation Method. For purposes of this definition, Net Operating Income (a) shall not include any gains or losses from the sale of income producing real property, other than gains or losses obtained from the sale of net outlot parcels to a total maximum aggregate amount of $20,000,000 for the immediately preceding four consecutive quarters and (b) shall include adjustments for cash flow of properties pursuant to which the Borrower is receiving a preferred return over and above its ownership percentage in such properties.

      "NON-AFFILIATE CONSTRUCTION PROJECT" shall mean any real property and all improvements to be constructed thereon (collectively, the "Non-Affiliate Property") (a) with respect to which the Borrower or a Subsidiary of the Borrower, as the case may be, (i) may make a Permitted Non-Affiliate Loan, and
(ii) is the developer pursuant to an agreement with a Non-Affiliated Entity as owner of the Non-Affiliate Property; and (b) with respect to which the Borrower or an Affiliate of the Borrower, as the case may be, holds an irrevocable option from either the Non-Affiliated Entity or the parent of the Non-Affiliated Entity to acquire, respectively, either (i) the Non-Affiliate Property, or (ii) all of the equity interests owned by the parent of the Non-Affiliated Entity in and to such Non-Affiliated Entity.

      "NON-AFFILIATED ENTITY" shall mean any Person that is not an Affiliate of the Borrower and that is wholly-owned by another Person.

      "NOTE" or "NOTES" shall mean a note or notes substantially in the form of Exhibit D attached hereto, executed and delivered by the Borrower pursuant to
Section 2.05 or 5.07 hereof, as applicable, and as each such Note may be, from time to time, amended, restated or otherwise modified and all replacements therefor.

      "NOTICE OF BORROWING" shall have the meaning set forth in Section 5.01(a) hereof.

      "ORIGINAL CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of March 5, 2002, as amended by that certain First Amendment to Credit Agreement dated as of May 9, 2003, that certain Second Amendment to Credit Agreement dated as of December 10, 2003 and that certain Third Amendment to Credit Agreement dated as of January 30, 2004, by and among the Borrower, KeyBank National Association, National City Bank, The Huntington National Bank, Comerica Bank, First Merit Bank, Credit Lyonnais, Manufacturers and Traders Trust Company, U.S. Bank National Association, Fifth Third Bank, Fleet National Bank, LaSalle Bank, N.A. and The Provident Bank.

      "PARENT" means Forest City Enterprises, Inc., an Ohio corporation.

      "PAYMENT DEFAULT" shall mean any failure by the Borrower or the Parent to make payment of principal, interest, or any other fees or expenses due, whether at maturity or by acceleration, under this Agreement or the Guaranty.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

      "PERMITTED DEBT" shall have the meaning set forth in Section 8.04 hereof.

      "PERMITTED DISTRIBUTIONS" shall have the meaning set forth in Section 8.14 hereof.

      "PERMITTED HOLDER" shall mean (i) any of Samuel H. Miller, Albert B. Ratner, Charles A. Ratner, James A. Ratner, Ronald A. Ratner or any spouse of any of the foregoing, and any trusts for the benefit of any of the foregoing,
(ii) RMS Limited Partnership and any general partner or limited partner thereof and any Person (other than a creditor) that upon the dissolution or winding up of RMS Limited Partnership receives a distribution of Capital Stock of the Parent, (iii) any group (as defined in Section 13(d) of the Exchange Act) of two or more Persons or entities that are specified in the immediately preceding clauses (i) and (ii), and (iv) any successive recombination of the Persons or groups that are specified in the immediately preceding clauses (i), (ii) and
(iii).

      "PERMITTED NON-AFFILIATE LOAN" shall mean a loan by the Borrower or any Subsidiary of the Borrower to a Non-Affiliated Entity for the purposes of (a) purchasing or otherwise acquiring a Non-Affiliate Property or (b) paying construction costs, in each case, in connection with a Non-Affiliate Construction Project.

      "PERMITTED NON-AFFILIATE LOAN RESERVE" shall mean, as of any date of determination, an amount equal to (a) twenty percent (20%) multiplied by (b) the amount, if any, by which the aggregate amount of gain deferred for federal income tax purposes on the consolidated return of the Parent and its Subsidiaries in connection with all Non-Affiliate Construction Projects, for the three year period ending on such determination date, exceeds Seventy-Five Million Dollars ($75,000,000).

      "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, governmental or political subdivision or an agency or instrumentality thereof.

      "PLAN" shall mean any employee pension benefit plan subject to Title IV of ERISA, established or maintained by the Borrower, any Subsidiary, or any member of the Controlled Group, or any such Plan to which the Borrower, any Subsidiary, or any member of the Controlled Group is required to contribute on behalf of any of its employees.

      "PLEDGED SUBSIDIARY" shall have the meaning set forth in Section 8.11(a) hereof.

      "POSSIBLE DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "POST CLOSING ITEMS" shall have the meaning set forth in Section 7.14 hereof.

      "PREPAYMENT LIBOR" shall have the meaning set forth in Section 5.05(b) hereof.

      "PREPAYMENT PREMIUM RATE" shall have the meaning set forth in Section 5.05(b) hereof.

      "PRO RATA" when used with reference to the Banks means (unless the context otherwise clearly indicates) pro rata according to the unpaid principal amounts owing to the respective Banks under the Notes, or, if no principal is then owing to any Bank, according to the Commitment of the respective Bank.

      "PRO RATA CONSOLIDATION METHOD" shall mean the pro rata method of consolidation as opposed to the full consolidation method of accounting.

      "REFERENCE BANKS" shall mean KeyBank National Association and National City Bank.

      "REGULATORY CHANGE" shall mean, as to any Bank, any change in federal, state or foreign laws or regulations or the adoption or making of any interpretations, directives or requests of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental authority charged with the interpretation or administration thereof.

      "RELATED PERSON" of any Person shall mean any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of any class of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person), or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

      "RELATED WRITING" shall mean any Note, assignment, mortgage, security agreement, Subordination Agreement, guaranty agreement, financial statement, audit report, officer's certificate or other writing furnished by the Borrower, the Parent or any of their respective officers to the Agents or the Banks pursuant to or otherwise in connection with this Agreement, including, but not limited to, the Guaranty.

      "REPORTABLE EVENT" shall mean a reportable event as that term is defined in Title IV of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

      "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the Total Revolving Loan Commitments or, if the Total Revolving Loan Commitments shall have been terminated, Banks holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

      "REVOLVING LOANS" shall have the meaning set forth in Section 2.03(a).

      "SATISFACTION DATE" shall have the meaning set forth in Section 7.14 hereof.

      "SENIOR NOTES" shall mean the 2003 Senior Notes and the 2004 Senior Notes.

      "SENIOR OFFICER" shall mean the chief executive officer, president or chief financial officer of either the Parent or the Borrower, as applicable.

      "SUBORDINATION AGREEMENT" means any subordination agreement in form and substance satisfactory to the Agents and the Banks entered into by a Surety in favor of the Agent for the benefit of the Banks, and as each such Subordination Agreement may, from time to time, be amended, restated or otherwise modified.

      "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, limited liability company, association (including business trusts) or other entity in which such Person directly or indirectly through Subsidiaries, has more than a fifty percent (50%) voting or equity interest at the time and (iii) any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of its parent in the parent's consolidated financial statements.

      "SUPER MAJORITY BANKS" shall have the meaning set forth in Section 13.02 hereof.

      "SURETY" means any surety or insurance company reasonably acceptable to the Agents.

      "SURETY BONDS" means the bonds, undertakings and other like obligations executed by a Surety for the Parent subject to an Indemnity Agreement and a Subordination Agreement, in a maximum aggregate principal amount of $30,000,000 for all Sureties.

      "SYNDICATION AGENT" means National City Bank, in its capacity as syndication agent for the Banks hereunder, and its successors in such capacity.

      "TERMINATION DATE" means March 22, 2007, unless extended by the Banks pursuant to Section 5.08 of this Agreement, in which case the Termination Date shall be the date of the expiration of any such extension, or, if terminated earlier pursuant to Article XI of this Agreement, the Termination Date shall be the date of such earlier termination.

      "TEST PERIOD" shall mean each period of four consecutive fiscal quarters of the Parent or the Borrower, as applicable, in each case taken as one accounting period, ended after the Closing Date and commencing April 30, 2004.

      "TOTAL REVOLVING LOAN COMMITMENTS" shall mean, as of any date of determination, the sum of the Commitments of each of the Banks.

      "2003 SENIOR NOTES" shall mean the senior notes of the Parent issued on May 19, 2003, pursuant to the Indenture, in an original aggregate principal amount of $300,000,000.

      "2004 SENIOR NOTES" shall mean the senior notes of the Parent issued on February 10, 2004, pursuant to the Indenture, in an aggregate principal amount of up to $100,000,000.

      "UNFUNDED CURRENT LIABILITIES" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

      "VOTING STOCK" of any Person shall mean Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Accounting Principles

      Any accounting term not specifically defined in this Article I or elsewhere in the Agreement, shall have the meaning ascribed thereto by GAAP not inconsistent with the Borrower's present accounting procedures, provided, that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, the financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or otherwise disclosed in writing by the Borrower to the Banks), provided, that (a) all computations determining compliance with Section 8.13, including definitions used therein, shall utilize accounting principles based on the Pro Rata Consolidation Method as opposed to the full consolidation method of accounting, (b) all computations determining compliance with Article VIII, including definitions used therein, shall exclude interest income received by the Borrower or any of its Subsidiaries with respect to loans made by the Borrower or such Subsidiary pursuant to Section 8.06(d) of this Agreement, unless such loans are funded with the proceeds from Revolving Loans or the Senior Notes and (c) such financial statements must also include a report (in the footnotes thereto or otherwise) of the financial results of the Borrower using accounting principles based on the Pro Rata Consolidation Method.

      The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                                   ARTICLE II
                                 REVOLVING LOANS

      The Banks hereby establish a revolving loan facility pursuant to which Revolving Loans will be made to the Borrower, on and subject to the terms and conditions set forth in this Agreement.

      SECTION 2.01. AMOUNT OF THE REVOLVING LOAN FACILITY. The aggregate principal amount of the Revolving Loans plus the LC Obligations outstanding from time to time shall not exceed the Total Revolving Loan Commitments in effect at the time. Notwithstanding anything to the contrary in this Agreement, no Bank shall be obligated to make any Revolving

Loans or issue any letter of credit if, after giving effect to such Revolving Loans or LC Obligations, (a) such Bank's Pro rata share of all Revolving Loans and LC Obligations then outstanding would exceed such Bank's Commitment or (b) the aggregate amount of all Revolving Loans and LC Obligations then outstanding plus the Permitted Non-Affiliate Loan Reserve would exceed the Total Revolving Loan Commitments in effect at the time.

      SECTION 2.02. REVOLVING LOAN COMMITMENTS. All Revolving Loans under this Agreement shall be made by the Banks Pro rata on the basis of their Pro rata share of the Total Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

      SECTION 2.03. REVOLVING LOANS. (a) Each Bank severally agrees, subject to the fulfillment of the terms and conditions of this Agreement, to make revolving loans (the "Revolving Loans") to the Borrower from time to time during the applicable Commitment Period. Subject to the provisions of this Agreement, Loans may be repaid in whole or in part, and amounts so repaid may be reborrowed, but in no event shall the aggregate principal amount of each Bank's Revolving Loans plus such Bank's Pro rata share of the LC Obligations exceed at any time the then Commitment of such Bank.

      (b) The requesting of a Loan in and of itself pursuant to a Notice of Borrowing constitutes a representation and warranty by the Borrower to the Banks and the Agents that the conditions specified in Section 5.01 hereof have been satisfied. Each oral request for a Revolving Loan (which request shall be promptly confirmed in writing as specified in Section 5.01 hereof) shall be made by a person authorized by the Borrower to do so and designated on Schedule 2.03, or as that Schedule may be amended from time to time in writing by the Borrower (an "Authorized Fiscal Officer"), and the making of a Revolving Loan as provided herein shall conclusively establish the Borrower's obligation to repay such Revolving Loan.

      SECTION 2.04. PURPOSE OF THE REVOLVING LOANS. The proceeds of Revolving Loans shall be used by the Borrower to refinance existing Indebtedness, support ongoing projects, purchase real estate and for working capital purposes of the Borrower.

      SECTION 2.05. REVOLVING LOAN NOTES. (a) On the Closing Date, the Borrower shall execute and deliver to each of the Banks (other than the Additional Banks) a Note with all blanks appropriately completed in conformity herewith.

      (b) On each applicable Additional Bank Assumption Effective Date, the Borrower shall execute and deliver to such Additional Bank a Note with all blanks appropriately completed in conformity herewith.

      (c) The Note issued to each Bank shall (i) be executed by the Borrower,
(ii) be payable to the order of such Bank and dated as of the Closing Date or the Additional Bank Assumption Effective Date applicable to such Additional Bank, as applicable (iii) be in a stated principal amount equal to the Commitment of such Bank and payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Termination Date and (v) be entitled to the benefits of this Agreement and the other Related Writings. The Notes shall be subject to the terms of this Agreement.

      SECTION 2.06. REPAYMENT OF THE NOTES. The principal of the Notes shall be due and payable in full on the Termination Date, unless such principal sums shall become due earlier in whole or in part by reason of the principal amount exceeding the Total Revolving Loan Commitments at any time in effect or pursuant to the provisions of Article XI hereof.

                                   ARTICLE III
                                LETTERS OF CREDIT

      SECTION 3.01. LETTERS OF CREDIT. (a) The Banks agree to make available to the Borrower letters of credit, issued by the Agent, pursuant to their respective Commitments up to an aggregate amount at any one time outstanding of $50,000,000 minus the aggregate principal amount of all then outstanding Surety Bonds issued by a Surety on behalf of the Parent pursuant to an Indemnity Agreement. The availability of letters of credit will be subject to (i) the Agent being satisfied with the terms of the letter of credit, (ii) the Borrower's executing and delivering such letter of credit and reimbursement agreements and related documents as required by the Agent, and (iii) the satisfaction of all conditions to the Borrower obtaining a Loan in the amount of the requested letter of credit. The Borrower shall pay a fee for each letter of credit to the Agent for the Pro rata benefit of the Banks, upon issuance of each letter of credit and, thereafter, upon the annual anniversary of the issuance of each such letter of credit remaining outstanding, in the amount of the Indicated Spread for Revolving Loans under the LIBOR Rate Option on the stated amount of the letter of credit; provided that, the Agent shall be entitled to .125% of such fee prior to the distribution of the balance of such fee Pro rata to the Banks. In addition, the Borrower shall pay to the Agent upon issuance of each letter of credit provided for under this Section 3.01 an issuance fee of $500 for the Agent's services in issuing the letter of credit. No letter of credit shall be issued having an expiration date after the Termination Date. All letters of credit shall be in such form and substance as the Agent, the Banks and the Borrower agree. The Borrower shall not be entitled to obtain letters of credit from the Agent unless the Borrower is then entitled to obtain Loans from the Banks in an amount not less than the stated amount of the letter of credit requested, the other conditions of Section 5.01 of this Agreement have been satisfied as if the Borrower was obtaining a Revolving Loan and the Borrower has executed and delivered such letter of credit, reimbursement agreements and other related documents as may be required by the Agent.

      (b) In the event the Agent pays any amount under or on account of a letter of credit (the payment by the Agent under or on account of a letter of credit being herein called a "Draw"), a Revolving Loan shall be deemed to be made to the Borrower by each Bank to the extent of its Pro rata share of the Total Revolving Loan Commitments to reimburse immediately the Agent for the amount of the Draw. The Agent shall notify each Bank of the occurrence and payment of a Draw no later than 12:00 p.m. (Cleveland time) on the date of such notice and, not later than 1:00 p.m. (Cleveland time) on the date of such notice, each Bank will make available to the Agent its Pro rata portion of the Draw deemed to be a Revolving Loan. All amounts shall be made available to the Agent in U.S. Dollars and immediately available funds at its office listed on the signature pages hereto. If such corresponding Pro rata amount is not in fact made available to the Agent by such Bank the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a rate per annum equal to (i) if paid by such Bank, the overnight Federal Funds Effective Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Article IV, for the Revolving Loans. In the event no Revolving Loan or only a partial Revolving Loan is deemed to be made, the Agent is hereby authorized to charge (without prior notice to the Borrower) the amount of each Draw, together with interest thereon, against any account of the Borrower maintained with the Agent.

      (c) So long as letters of credit are outstanding, the amount of Revolving Loans that the Borrower is entitled to obtain under Article II shall be reduced by the LC Obligations then outstanding and, in addition to otherwise constituting part of the Revolving Loans, except as otherwise expressly stated herein, the stated amount of the letters of credit shall be treated as principal of the Revolving Loans.

      (d) Whenever the Borrower desires that a letter of credit be issued, the Borrower shall give the Agent written notice (including by way of facsimile transmission) thereof prior to 1:00 p.m. (Cleveland time) at least five Cleveland Banking Days (or such shorter period as may be acceptable to the Agent) prior to the proposed date of issuance (which shall be a Cleveland Banking Day), which written notice shall be in the form of Exhibit E hereto (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include an application for such letter of credit and any other documents that the Agent customarily requires in connection therewith. The Agent shall promptly notify each Bank of each Letter of Credit Request.

      (e) The delivery of each Letter of Credit Request shall be deemed a representation and warranty by the Borrower that such letter of credit as requested in such Letter of Credit Request may be issued in accordance with and will not violate the requirements of this Section 3.01 and shall include a representation and warranty as to the aggregate principal amount of all then outstanding Surety Bonds. The Agent shall, on the date of each issuance of or amendment or modification to a letter of credit by it, give each Bank and the Borrower written notice of the issuance of or amendment or modification to such letter of credit.

      (f) In determining whether to pay under any letter of credit, the Agent shall not have any obligation relative to the Banks other than to determine that any documents required to be delivered under such letter of credit have been delivered and that they appear to comply on their face with the requirements of the letter of credit. Any action taken or omitted to be taken by the Agent with respect to a letter of credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create any resulting liability for the Agent.

                                   ARTICLE IV
                         INTEREST ON THE REVOLVING LOANS

      SECTION 4.01(a). INTEREST OPTIONS. The Borrower shall pay interest on the Revolving Loans at the rates in effect from time to time pursuant to the Interest Options provided for in Sections 4.01(b) and 4.01(c) as selected by the Borrower or otherwise in effect from time to time in accordance with the terms and conditions of this Agreement. Interest on the Revolving Loans shall accrue from and including the date of borrowing thereof to but excluding the date of repayment thereof.

      SECTION 4.01(b). LIBOR RATE OPTION. Interest on the principal amount of each Revolving Loan at any time subject to the interest rate option provided for pursuant to this Section 4.01(b) (the "LIBOR Rate Option") shall be at a rate determined by adding the applicable LIBOR rate at the time in effect for each Interest Period for such Revolving Loan and the applicable Indicated Spread for the LIBOR Rate Option set forth in Section 4.01(d) below. The LIBOR Rate Option shall be in effect for all portions of the principal of the Revolving Loans for which the Borrower has selected an Interest Period in accordance with Section
4.02 hereof, unless and until any event or circumstance provided for in Sections
4.09 or 4.10 hereof shall have occurred and continue to be in effect or an Event of Default has occurred and is continuing.

      SECTION 4.01(c). BASE RATE OPTION. Interest on the principal amount of all Revolving Loans at any time subject to the interest rate option provided for pursuant to this Section 4.01(c) (the "Base Rate Option") shall be at rates determined by adding the Base Rate in effect from time to time and the applicable Indicated Spread for the Base Rate Option set forth in Section 4.01(d) below. The interest rate in effect under the Base Rate Option shall change automatically and immediately with each change in the Base Rate. The Base Rate Option shall be in effect for all portions of the principal of the Revolving Loans for which the LIBOR Rate Option is not in effect at any time.

      SECTION 4.01(d). INDICATED SPREAD. The Indicated Spread is measured in basis points and shall be determined as follows:

                                 Revolving Loans

Period                                                   Indicated Spread
------                                                   ----------------
                                                          (Basis Points)
                                               Base Rate Option     LIBOR Rate Option
                                               ----------------     -----------------
From and including the Closing Date to                50                  212.5
the Termination Date, on the aggregate
outstanding principal amount of the
Revolving Loans that is less than or equal
to the difference of (A) the Total
Revolving Loan Commitments minus
(B) the outstanding LC Obligations minus
(C) $50,000,000

From and including the Closing Date to                75                   275
the Termination Date, on the aggregate
outstanding principal amount of the
Revolving Loans that is greater than the
difference of (A) the Total Revolving
Loan Commitments minus (B) the
outstanding LC Obligations minus
(C) $50,000,000

      By the way of example only, and not in limitation (and assuming the Total Revolving Loan Commitments are $450,000,000 (i.e. no reduction has occurred)), if the aggregate outstanding principal amount of Revolving Loans is $400,000,000 and the outstanding LC Obligations are $25,000,000, then $375,000,000 of the outstanding principal amount of the Revolving Loans will bear interest at the rate of the Base Rate plus 50 basis points or LIBOR plus 212.5 basis points, as applicable, and $25,000,000 of the outstanding principal amount of the Revolving Loans will bear interest at the rate of the Base Rate plus 75 basis points or LIBOR plus 275 basis points, as applicable.

      SECTION 4.02. INTEREST PERIODS. The Borrower shall have the option to select and advise the Agent of the Interest Periods the Borrower has selected for Revolving Loans not less than two (2) Cleveland Banking Days prior to (a) the Closing Date, for the Revolving Loans to be made on the Closing Date, (b) each Interest Adjustment Date, (c) the date any Revolving Loans are to be made subsequent to the Closing Date, and (d) any date on which the Borrower desires to have any portion of the principal of the Revolving Loans not subject to the LIBOR Rate Option become subject to the LIBOR Rate Option, provided, that Revolving Loans subject to the Base Rate Option may not be converted into Revolving Loans subject to the LIBOR Rate Option and Revolving Loans subject to the LIBOR Rate Option may not be continued as Revolving Loans subject to the LIBOR Rate Option if an Event of Default is in existence on the date of such conversion or continuation. Each Interest Period selected shall apply to not less than $500,000 in principal amount of the Revolving Loans; provided, that at no time shall there be more than ten (10) Interest Periods in effect including any Revolving Loans subject to the Base Rate Option. The principal amount subject to each Interest Period shall be deemed distributed Pro rata among the Banks with respect to the respective Revolving Loans to which the Interest Period applies. If the Borrower fails to timely select any Interest Period, the Borrower shall be deemed to have elected to convert such Loan to a Loan subject to the Base Rate Option, effective as of the expiration date of such current Interest Period.

      SECTION 4.03. INTEREST PAYMENT DATES. (a) Interest on all Revolving Loans subject to the LIBOR Rate Option shall be payable on the earliest of (i) the first Cleveland Banking Day of each month, (ii) any prepayment or conversion (on the amount prepaid or converted), (iii) maturity (whether by acceleration or otherwise) and/or, (iv) after such maturity, on demand.

      (b) Interest on all Revolving Loans subject to the Base Rate Option shall be payable on the earliest of (i) in arrears on the first Cleveland Banking Day of each month, (ii) any prepayment or conversion (on the amount prepaid or converted), (iii) maturity (whether by acceleration or otherwise) and/or (iv) after such maturity, on demand.

      SECTION 4.04. INTEREST CALCULATIONS. All interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest shall in all events continue to accrue in accordance with the provisions of this Agreement until the time payment in full is received.

      SECTION 4.05. POST-DEFAULT RATE. After the occurrence and during the continuation of any Event of Default, the Revolving Loans and any interest on the Revolving

Loans not paid when due shall bear interest at a rate equal to the rate applicable to Revolving Loans, subject to the Base Rate Option plus two percent (2%) per annum, and all such interest shall be due on demand. No interest shall accrue on any interest that is being charged with respect to any interest not paid when due.

      SECTION 4.06. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If at any time any law, treaty, regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), governmental rule, guideline, order or request (whether or not having force of law) or the interpretation or administration thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose, modify or deem applicable any reserve and/or special deposit requirement against assets held by, or deposits in or for the amount of any Loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining Loans hereunder or to reduce the amount of principal or interest received by such Bank with respect to such Loans, then upon demand by such Bank the Borrower shall pay to such Bank from time to time on each interest payment date with respect to such Loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount were allocable to such Loans. A statement as to the increased cost or reduced amount as a result of any event mentioned in this Section 4.06, setting forth the calculations therefor, shall be submitted by such Bank to the Borrower not later than one hundred fifty
(150) days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the Borrower, upon at least one (1) Cleveland Banking Day's prior written notice to such Bank through the Agent, may prepay all Loans in full regardless of the Interest Period of any thereof. Any such prepayment shall be subject to the prepayment premium set forth in Section 5.05 hereof.

      SECTION 4.07. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the Borrower stating the reasons therefor. The Borrower shall thereafter pay to such Bank upon demand from time to time on each interest payment date with respect to such Loans, as additional consideration hereunder, such additional amounts as will fully compensate such Bank for such increased cost or reduced amount. A statement as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to the Borrower not later than one hundred fifty (150) days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

      If any Bank receives such additional consideration from the Borrower pursuant to this Section 4.07, such Bank shall use its best efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse the Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to the Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to the Borrower as aforesaid, the Borrower, upon demand of such Bank, will promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

      Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the Borrower, upon at least one (1) Cleveland Banking Day's prior written notice to such Bank through the Agent, may prepay all Loans in full regardless of the Interest Period of any thereof. Any such prepayment shall be subject to the prepayment premium set forth in Section
5.05 hereof.

      SECTION 4.08. INDEMNITY. Without prejudice to any other provisions of this
Article IV, the Borrower hereby agrees to indemnify each Bank against any reasonable loss or expense which such Bank may sustain or incur as a consequence of any Event of Default hereunder, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining any Loan subject to the Libor Rate Option, as determined by such Bank in the exercise of its sole but reasonable discretion. A statement as to any such loss or expense shall be promptly submitted by such Bank to the Borrower not later than one hundred fifty (150) days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

      SECTION 4.09. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In the event that the Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period are not available to the Reference Banks in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such Interest Period, as the case may be, the Agent shall promptly give notice of such determination to the Borrower. In any such event, all principal of the Loans then subject to the LIBOR Rate Option shall become subject to the Base Rate Option on expiration of any Interest Periods then in effect. In the event that the circumstances causing any such unavailability of deposits or inability to determine the LIBOR rate shall change or terminate so that the LIBOR rate may again be determined, the Agent shall promptly so notify the Borrower.

      SECTION 4.10. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty, regulation, governmental rule, guideline, order or request or any change in any existing law, treaty, regulation, governmental rule, guideline, order or request or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any Loans which it is committed to make hereunder subject to the LIBOR Rate Option with moneys obtained in the Eurodollar market, the Commitment of such Bank to fund such Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to the Borrower and the Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify the Borrower and the Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any Loan previously made by it hereunder subject to the LIBOR Rate Option, such Bank shall, upon the happening of such event, notify the Borrower, the Agent and the other Banks thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (i) the last day of the then current Interest Period or
(ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, prepay all such Loans to the Banks in full. Any such prepayment or conversion may be made without payment of the prepayment premium provided for in Section 5.05 hereof, but the Borrower shall compensate such Bank(s) for any costs or expenses relating to such Loan incurred in connection with the events provided for in this Section on written request to the Borrower describing such costs or expenses.

      SECTION 4.11. FUNDING. Each Bank may, but shall not be required to, make Loans hereunder with funds obtained outside the United States.

                                    ARTICLE V
           AGREEMENTS AND CONDITIONS APPLICABLE TO ALL REVOLVING LOANS

      SECTION 5.01. NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur a Revolving Loan, it shall give the Agent, prior to 12:00 noon (Cleveland time), at least two (2) Cleveland Banking Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Revolving Loan to be subject to the LIBOR Rate Option and at least one (1) Cleveland Banking Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Revolving Loan to be subject to the Base Rate Option. Each such notice (each, a "Notice of Borrowing" a form of which is attached hereto as Exhibit F) shall be appropriately completed to specify (i) the aggregate principal amount of each Revolving Loan to be made, which shall be an amount equal to an integral multiple of $500,000, (ii) the date such Revolving Loan(s) is to be made (which shall be a Cleveland Banking Day and, in the case of a Revolving Loan based on the LIBOR Rate Option, a London Banking Day), and (iii) whether the Revolving Loan(s) shall be subject to the Base Rate Option or the Libor Rate Option and, in the latter case, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Revolving Loan, of such Bank's Pro rata share thereof and of the other matters covered by the Notice of Borrowing.

      (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice, believed by the Agent in good faith to be from an Authorized Fiscal Officer of the Borrower. In such case, the

Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice.

      SECTION 5.02. DISBURSEMENT OF FUNDS. (a) No later than 1:00 p.m. (Cleveland time) on the date specified in each Notice of Borrowing, each Bank will make available its Pro rata portion of each Revolving Loan requested to be made on such date in the manner provided below in this Section 5.02(a). All amounts shall be made available to the Agent in U.S. dollars and immediately available funds at its office listed on the signature pages hereto and the Agent promptly will make available to the Borrower by depositing to its account at the Agent's office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date specified in the Notice of Borrowing that such Bank does not intend to make available to the Agent its portion of the Revolving Loan or Revolving Loans to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a rate per annum equal to (i) if paid by such Bank, the overnight Federal Funds Effective Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Article IV, for the Revolving Loans.

      (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

      SECTION 5.03. CONDITIONS TO LOANS. The obligation of each Bank to make Loans hereunder is conditioned, in the case of each Loan hereunder, upon the following:

      (a) receipt by the Agent of a Notice of Borrowing or Letter of Credit Request, as applicable;

      (b) no Event of Default or Possible Default existing then or immediately after giving effect to the Loan;

      (c) the conditions set forth in Article VI hereof having been satisfied;
and

      (d) the representations and warranties contained in Article IX hereof being true and correct in all material respects with the same force and effect as if made on and as of the date of such Loan except to the extent that any thereof expressly relate to an earlier date.

Each request for a Loan by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower as of the date of such borrowing as to the truth of the matters specified in subsections (b), (c) and (d) above.

      SECTION 5.04. PAYMENT ON NOTES, ETC. All payments of principal, interest, and any other amounts under this Agreement shall be made to the Agent in immediately available funds and in lawful money of the United States of America for the account of the Banks, not later than 12:00 noon (Cleveland time) on the date when due. Any such payment received by the Agent after 12:00 noon on a Cleveland Banking Day shall be deemed received on the next succeeding Cleveland Banking Day and interest shall accrue to such next Cleveland Banking Day in respect of any principal of the Loans to be paid by such payment. All payments made by the Borrower hereunder, under any Note or any other Related Writing, will be made without setoff, counterclaim or defense. The Agent shall distribute to each Bank its Pro rata share of the amount of principal, interest and other amounts received by it for the account of such Bank on the same day the Agent receives payment thereof from the Borrower in immediately available funds, unless the Agent does not receive such payment from the Borrower until after 12:00 noon, in which case the Agent shall make payment thereof to the Banks on the next Cleveland Banking Day. Each Bank shall endorse each Note held by it with appropriate notations evidencing each payment of principal made thereon or shall record such principal payment by such other method as such Bank may generally employ; provided, that failure to make any such entry shall in no way detract from the Borrower's obligations under each such Note. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Note, shall be stated to be due on a day which is not a Cleveland Banking Day, such payment shall be made on the next succeeding Cleveland Banking Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, that if the next succeeding Cleveland Banking Day falls in the succeeding calendar month, such payment shall be made on the preceding Cleveland Banking Day and the relevant Interest Period shall be adjusted accordingly. To the extent a Bank does not receive its Pro rata share of the amount of principal, interest and other amounts made available by the Borrower to the Agent for the account of such Bank at the applicable time set forth above in this Section 5.04, such Bank shall be entitled to recover from the Agent, interest on all such amounts in respect of each day from the date such amounts were made available to the Agent by the Borrower to the date such amounts are distributed to such Bank at a rate per annum equal to the overnight Federal Funds Effective Rate.

      SECTION 5.05. PREPAYMENT. (a) The Borrower shall have the right (subject to the payment of a prepayment premium as hereinafter described in this Section 5.05), at any time or from time to time, upon two (2) Cleveland Banking Days' prior written notice (or telephonic notice promptly confirmed in writing) to prepay all or any part of the principal amount of the Loans then outstanding as designated by the Borrower, subject to the provisions of Section 5.05(b) hereof, plus interest accrued on the amount so prepaid to the date of such prepayment, which notice shall promptly be transmitted by the Agent to each of the Banks.

      (b) The Borrower agrees that if LIBOR as determined as of 11:00 a.m. London time, two (2) London Banking Days' prior to the date of prepayment or acceleration of any Loans (hereinafter, "Prepayment LIBOR") shall be lower than the last LIBOR previously determined for those Loans accruing interest at LIBOR with respect to which prepayment is intended to be made or that are accelerated (hereinafter, "Last LIBOR") prior to the end of the applicable Interest Period, then the Borrower shall, upon written notice by the Agent, promptly pay to the Agent, for the account of each of the Banks, in immediately available funds, a prepayment premium measured by a rate (the "Prepayment Premium Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR. In determining the Prepayment LIBOR payable to each Bank, the Agent shall apply a rate for each Bank equal to LIBOR for a deposit approximately equal to each Bank's portion of such prepayment or accelerated balance which would be applicable to an Interest Period commencing on the date of such prepayment or acceleration and having a duration as nearly equal as practicable to the remaining duration of the actual Interest Period during which such acceleration occurs or prepayment is to be made. In addition, the Borrower shall immediately pay directly to each Bank the amount claimed as additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by such Bank in connection with the prepayment or acceleration upon the Borrower's receipt of a written statement from such Bank. The Prepayment Premium Rate shall be applied to all or such part of the principal amounts of the Notes as related to the Loans to be prepaid, or that are accelerated and the prepayment premium shall be computed for the period commencing with the date on which such prepayment is to be made or acceleration occurs to that date which coincides with the last day of the Interest Period previously established when the Loans, which are to be prepaid or are accelerated, were made. Each voluntary prepayment of a Loan shall be in the aggregate principal sum of not less than One Million Dollars ($1,000,000) (except in the case of a Loan initially made in an aggregate amount less than One Million Dollars ($1,000,000)) and, if greater, in an integral multiple of Two Hundred Fifty Thousand Dollars ($250,000). In the event the Borrower cancels a proposed Loan subsequent to the delivery to the Agent of a Notice of Borrowing with respect to such Loan, but prior to the draw down of funds thereunder, such cancellation shall be treated as a prepayment subject to the aforementioned prepayment premium.

      SECTION 5.06. UNUSED COMMITMENT FEES. The Borrower agrees to pay to the Agent, for the Pro rata benefit of each Bank, as consideration for its Commitment hereunder, an unused commitment fee calculated at the rate of thirty seven and one half (37.5) basis points per annum (based on a year having 360 days and calculated for the actual number of days elapsed) (a) from the Closing Date to the Termination Date, with respect to the Banks party to this Agreement as of the Closing Date and (b) from the date an Additional Bank becomes a party to this Agreement by executing an Additional Bank Assumption Agreement to the Termination Date, with respect to the Additional Banks that become parties to this Agreement after the Closing Date, on the sum of the average daily unborrowed amount of such Bank's Commitment hereunder minus the aggregate amount of all possible drawings under all letters of credit issued pursuant to Section
3.01 hereof, payable on the first Cleveland Banking Day after each Fiscal Quarterly Date. After any permanent reduction of the Total Revolving Loan Commitments pursuant to Section 5.07, the unused commitment fees payable hereunder shall be calculated upon the Total Revolving Loan Commitments of the Banks as so reduced.

      SECTION 5.07. MODIFICATION OF THE TOTAL REVOLVING LOAN COMMITMENTS. (a) At any time during the Commitment Increase Period, the Borrower may request the Agent to increase the Total Revolving Loan Commitments from the Closing Date Commitment Amount up to an amount that shall not exceed $450,000,000. Each such increase shall be in increments of at least Twenty Three Million Seven Hundred Fifty Thousand Dollars

($23,750,000), by including one or more Additional Banks, each with a new Commitment (collectively the "Additional Commitments"). During the Commitment Increase Period, the Banks agree that the Agent, in its sole discretion, exercised in good faith, may permit one or more Additional Commitments upon satisfaction of the following requirements: (i) each Additional Bank, if any, shall execute an Additional Bank Assumption Agreement, (ii) the Agent shall provide to each Bank a revised Exhibit A to this Agreement at least three Cleveland Banking Days prior to the effectiveness of such Additional Commitments (each, an "Additional Bank Assumption Effective Date"), and (iii) the Borrower shall execute and deliver to the Agent and the Additional Banks a Note as shall be required by such Additional Banks. The Banks hereby authorize the Agent to execute each Additional Bank Assumption Agreement on behalf of the Banks. On each Additional Bank Assumption Effective Date, the Banks shall make adjustments among themselves with respect to the Revolving Loans and LC Obligations then outstanding and amounts of principal, interest, fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Agent, in order to reallocate among such Banks such outstanding amounts, based on their respective Pro rata shares of the then effective Total Revolving Loan Commitments and to otherwise carry out fully the intent and terms of this
Section 5.07(a). The Borrower shall not request any increase in the Total Revolving Loan Commitments pursuant to this Section 5.07(a) if a Possible Default or an Event of Default shall then exist, or immediately after giving effect to any such increase would exist. No Bank party to the Original Credit Agreement may be an Additional Bank or make an Additional Commitment.

      (b) The Borrower shall have the right at all times to permanently reduce the Total Revolving Loan Commitments in whole or in part by giving written notice of the reduction to the Agent at least one Cleveland Banking Day prior to the reduction, each such reduction to be equal to at least $10,000,000, or the then Total Revolving Loan Commitments if the then Total Revolving Loan Commitments are less than $10,000,000. Each such reduction shall reduce each Bank's Commitment Pro rata. Concurrently with each reduction, the Borrower shall prepay the amount, if any, together with interest thereon by which the aggregate unpaid principal amount of the Loans plus the LC Obligation exceeds the Total Revolving Loan Commitments as so reduced in accordance with Section 5.05 of this Agreement.

      SECTION 5.08. EXTENSIONS OF THE LOANS. Commencing on May 1, 2005 and on each May 1st thereafter, the Borrower may request the Banks to extend the Termination Date for one additional year in a writing delivered to the Agent not later than 180 days prior to the then applicable Termination Date, in accordance with the terms of this Agreement. The unanimous consent of the Banks shall be required for any such extension and the Banks shall have the right, but not the obligation, to approve such request for an extension. Any approval of the Borrower's request shall be subject to such terms and conditions as the Banks may deem appropriate.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

      Prior to or concurrently with the execution and delivery of this Agreement, and as conditions precedent to the making of any Loans hereunder, the following actions shall be taken, all in form and substance satisfactory to the Agents and the Banks and their respective counsel:

      SECTION 6.01. CORPORATE AND LOAN DOCUMENTS. The Borrower shall deliver or cause to be delivered to the Agents and the Banks the following documents, in all cases duly executed, delivered and/or certified, as the case may be:

      (a) Certified copies of the resolutions of the board of directors of the Borrower evidencing approval of the execution, delivery and performance of this Agreement and the Notes provided for herein;

      (b) Certified copies of resolutions of the board of directors of the Parent evidencing approval of the execution, delivery and performance of the Guaranty;

      (c) Copies of the Articles of Incorporation of the Borrower, certified by the Ohio Secretary of State as of a recent date;

      (d) Copies of the Articles of Incorporation of the Parent, certified by the Ohio Secretary of State as of a recent date;

      (e) Copies of the Code of Regulations of the Borrower, certified as true and complete as of the Closing Date by the secretary of the Borrower;

      (f) Copies of the Code of Regulations of the Parent, certified as true and complete as of the Closing Date by the secretary of the Parent;

      (g) Borrower good standing certificate from the State of Ohio as of a recent date;

      (h) Parent good standing certificate from the State of Ohio as of a recent date.

      (i) A certificate of the secretary or assistant secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign this Agreement and the Notes, together with the true signatures of such officers.

      (j) A certificate of the secretary or assistant secretary of the Parent certifying the names of the officers of the Parent authorized to sign the Guaranty, together with the true signatures of such officers.

      (k) The Borrower, the Agents, and the Banks shall have executed and delivered counterparts of the Agreement.

      (l) The Parent shall have executed and delivered the Guaranty to the Agents and the Banks.

      (m) The Borrower shall have executed and delivered to each Bank (other than the Additional Banks), a Note payable to the account of each respective Bank in the amount of their respective Commitments.

      (n) A certificate of the secretary or assistant secretary of the Borrower certifying that as of the Closing Date and after giving effect thereto and to the Loans made hereunder (i) there exists no Possible Default or Event of Default and (ii) all representations and warranties contained herein shall be true and correct in all material respects.

      (o) A certificate of the secretary or assistant secretary of the Parent certifying that as of the Closing Date and after giving effect thereto and to the Loans made hereunder (i) there exists no Possible Default or Event of Default and (ii) all representations and warranties contained herein shall be true and correct in all material respects.

      SECTION 6.02. OPINION OF COUNSEL FOR PARENT. The Borrower shall deliver or cause to be delivered to the Agents and the Banks a favorable opinion of counsel for the Parent as to the due authorization, execution and delivery, and legality, validity, and enforceability of the Guaranty and such other matters as the Agents and the Banks may request.

      SECTION 6.03. JUDGMENT, ORDERS. On the Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the consummation of the transactions contemplated by this Agreement.

      SECTION 6.04. LITIGATION. On the Closing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or the transactions contemplated hereby or (b) which the Agents or the Banks shall determine could (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Banks hereunder or under the Notes or the Guaranty or on the ability of either the Borrower or the Parent to perform its respective obligations to the Banks hereunder or under the Notes or the Guaranty.

      SECTION 6.05. NOTICE OF BORROWING. Prior to the making of each Loan, the Agent shall have received a Notice of Borrowing satisfying the requirements of
Section 5.01.

      SECTION 6.06. OPINION OF COUNSEL FOR BORROWER. The Borrower shall deliver or cause to be delivered to the Agents and the Banks a favorable opinion of counsel for the Borrower as to the due authorization, execution and delivery, and legality, validity and enforceability of this Agreement and the Notes and such other matters as the Agents and the Banks may request.

      SECTION 6.07. PAYMENT OF FEES. On the Closing Date, the Borrower shall have paid to the Agents and the Banks all costs, fees and expenses, and all other compensation contemplated by this Agreement (including, without limitation, legal fees and expenses) to the extent then due.

      SECTION 6.08. ADVERSE CHANGE, ETC. From January 31, 2003 to the Closing Date, nothing shall have occurred (and neither the Banks nor the Agents shall have become aware of any facts or conditions not previously known) which the Banks or the Agents shall determine has, or could reasonably be expected to have, a Material Adverse Effect.

      SECTION 6.09. TERMINATION OF ORIGINAL CREDIT AGREEMENT. The Original Credit Agreement shall have been cancelled and terminated and the Indebtedness and obligations of the Borrower thereunder shall (except in respect of the letters of credit issued thereunder and identified on Schedule 3.01 hereto) have been satisfied and performed in full.

      SECTION 6.10. EVIDENCE OF INSURANCE. The Borrower shall have delivered to the Agents and the Banks evidence of insurance complying with the provisions of
Section 7.09 hereof.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that on the Closing Date and thereafter, for so long as this Agreement remains in effect and until the Commitments and all letters of credit are terminated, no Notes are outstanding and the Loans, together with interest, fees and all other obligations incurred hereunder, are paid in full, the Borrower will perform and observe all of the following provisions, namely:

      SECTION 7.01. PAYMENT OF AMOUNTS DUE. The Borrower will make all payments of the principal of and interest on the Loans and the Notes promptly as the same become due.

      SECTION 7.02. EXISTENCE, BUSINESS, ETC. The Borrower will cause to be done all things necessary to preserve and to keep in full force and effect its existence and rights and those of its Subsidiaries. The Borrower will, and will cause its Subsidiaries to, comply in all material respects with all federal, state and local laws and regulations now in effect or hereafter promulgated by any governmental authority having jurisdiction over it or them, as applicable.

      SECTION 7.03. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause its Subsidiaries to, at all times maintain, preserve, protect and keep its properties used in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

      SECTION 7.04. PAYMENT OF TAXES, ETC. The Borrower will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon its properties, before the same shall become in default or penalties attach thereto, as well as all lawful claims for same which have become due and payable which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, that the Borrower shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall be set aside on its books such reserves with respect thereto as are required by generally accepted accounting principles. Except where the liability for the tax, assessment, charge, levy or claim is limited solely to the property on which assessed and is not subject to enforcement against the Borrower, the Borrower will in all events pay such tax, assessment, charge, levy or claim before the property subject thereto shall be sold to satisfy any Lien which has attached as security therefor.

      SECTION 7.05. FINANCIAL STATEMENTS. The Borrower will furnish or cause to be furnished to each Bank:

      (a) within forty-five (45) days (or fifty (50) days so long as the Parent shall not have reported an Event of Default under the Guaranty to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange Commission) after the end of each of the first three (3) quarter-annual fiscal periods of each of the Borrower's fiscal years, a Form 10-Q as filed with the Securities and Exchange Commission, an unaudited consolidated and consolidating balance sheet of the Parent as at the end of that period and an unaudited consolidated and consolidating statement of income of the Parent for the Parent's current fiscal year to date, all prepared in form and detail in accordance with GAAP, consistently applied, or the Pro Rata Consolidation Method, as applicable, and certified by a Senior Officer of the Parent, together with a certificate of a Senior Officer of the Borrower (i) specifying the nature and period of existence of each Event of Default and/or Possible Default, if any, and the action taken, being taken or proposed to be taken by the Borrower in respect thereof, or if none, so stating, (ii) certifying that the representations and warranties of the Borrower set forth in
Article IX hereof are true and correct as of the date of such certificate, or, if not, all respects in which they are not and (iii) certifying compliance by the Borrower with the covenants contained in Section 8.13;

      (b) within ninety (90) days (or ninety-five (95) days so long as the Parent shall not have reported an Event of Default under the Guaranty to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange Commission) after the end of each fiscal year of the Borrower, an annual report on Form 10-K as filed by the Parent with the Securities and Exchange Commission, including the complete audited consolidated balance sheets and statements of income of the Parent for that year, certified by an independent public accountant satisfactory to the Banks, and an unaudited consolidating balance sheet and statement of income of the Parent for the current fiscal year, each in form and detail satisfactory to the Banks, and prepared in accordance with GAAP, consistently applied, or the Pro Rata Consolidation Method, as applicable, together with (i) a report of the independent certified public accountant, with an opinion that is not qualified as to the scope of the audit or as to the status of the Parent or the Borrower as a going concern, (ii) a certificate of a Senior Officer of the Borrower (X) specifying the nature and period of existence of each Event of Default and/or Possible Default, if any, and the action taken, being taken or proposed to be taken by the Borrower in respect thereof or, if none, so stating, and (Y) certifying that the representations and warranties of the Borrower set forth in
Article IX hereof are true and correct as of the date of such certificate, or, if not, all respects in which they are not, and (iii) a fully completed covenant compliance worksheet in the form and substance of Schedule 7.05 hereof relating to such fiscal year duly certified by the Borrower's accountants;

      (c) no more than ninety (90) days after the commencement of each fiscal year of the Borrower, a budget of the Borrower in form and substance substantially the same as the budgets delivered by the Borrower to the Agent on or before the Closing Date; and

      (d) forthwith upon the Agent's or any Bank's written request, such other information about the financial condition, properties and operations of the Borrower and its Subsidiaries, including, but not limited to, financial statements, management letters of accountants addressed to the Parent or the Borrower, rent rolls and other similar information for each Subsidiary of the Borrower, in each case as the Agent or that Bank may from time to time reasonably request.

      SECTION 7.06. INSPECTION. The Borrower will and will cause each Subsidiary to permit its properties and records to be examined at all reasonable times by the Agent and each of the Banks.

      SECTION 7.07. ENVIRONMENTAL COMPLIANCE. The Borrower will comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which the Borrower or any Subsidiary owns property, operates, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. The Borrower will furnish to the Banks promptly after receipt thereof a copy of any notice the Borrower or any Subsidiary may receive from any governmental authority, private person or entity or otherwise that any litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against the Borrower or such Subsidiary, any real property in which the Borrower or such Subsidiary holds any interest or any past or present operation of the Borrower or such Subsidiary. The Borrower will not allow the storage, release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which the Borrower holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this subsection "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. The Borrower shall defend, indemnify and hold the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of the Borrower or any Subsidiary with any Environmental Law provided that, so long as and to the extent that the Banks are not required to make any payment or suffer to exist any unsatisfied judgment, order or assessment against them, the Borrower may pursue rights of appeal to comply with such Environmental Laws. In any case of noncompliance with any Environmental Law by a Subsidiary, the Banks' recourse for indemnity in respect of the matters provided for in this Section 7.07 shall be limited solely to the property of the Subsidiary holding title to the property involved in such noncompliance and such recovery shall not be a Lien, or a basis of a claim of Lien or levy of execution, against either the Borrower's general assets or the general assets of any of its Subsidiaries.

      SECTION 7.08. ERISA. (a) At the request of any Bank, the Borrower will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notes delivered to the Banks pursuant to this Section 7.08, copies of any notices received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than ten (10) days after the date such notice has been filed with the Internal Revenue Service or the PBGC or such notice has been received by the Borrower or such Subsidiary or such ERISA Affiliate, as applicable.

      (b) As soon as possible and, in any event, within ten (10) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of an authorized officer of the Borrower setting forth details as to the occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposed to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

            (i) that a Reportable Event has occurred;

            (ii) that an accumulated funding deficiency has been incurred or any application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan;

            (iii) that a contribution required to be made to a Plan has not been timely made;

            (iv) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA;

            (v) that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA or the Code;

            (vi) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan;

            (vii) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan;

            (viii) that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975, or 4980 of the Code or Sections 409 or 502(i) or 501(1) of ERISA; or

            (ix) that the Borrower or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA).

      SECTION 7.09. INSURANCE. The Borrower will and will cause each of its Subsidiaries to (a) keep itself and all of its insurable properties insured at all times to such extent, by such insurers, and against such hazards and liabilities as is generally and prudently done by like businesses, it being understood that the Parent, the Borrower and each Subsidiary has obtained a fidelity bond for each of its employees that handle funds, (b) give each Bank prompt written notice of each material change in the Borrower's or any Subsidiary's insurance coverage and the details of the change and (c) forthwith upon any Bank's written request, furnish to each Bank such information about the Borrower's or any Subsidiary's insurance as any Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to each Bank and certified by an officer of the Borrower or such Subsidiary, as applicable.

      SECTION 7.10. MONEY OBLIGATIONS. The Borrower will and will cause each Subsidiary to pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings diligently pursued) for which it may be or become liable or to which any or all of its properties may be or become subject, (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) or any comparable provisions, and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings diligently pursued) before such payment becomes overdue except where the failure to make such payments, either singly or in the aggregate, would not have a Material Adverse Effect on the Borrower and provided that the Borrower shall promptly give written notice to the Agent of any such non-payments, which written notice the Agent will promptly deliver to each Bank.

      SECTION 7.11. RECORDS. The Borrower will and will cause each Subsidiary to
(a) at all times maintain true and complete records and books of account, and without limiting the generality of the foregoing, maintain appropriate reserves for possible losses and liabilities, all in accordance with GAAP applied on a basis not inconsistent with its present accounting procedures, and (b) at all reasonable times permit any Bank to examine the Borrower's or any Subsidiary's books and records and to make excerpts therefrom and transcripts thereof.

      SECTION 7.12. FRANCHISES. The Borrower will and will cause each Subsidiary to preserve and maintain at all times its corporate existence, rights and franchises; provided, that this Section 7.12 shall not prohibit any merger, consolidation, dissolution or transfer permitted by Section 8.02.

      SECTION 7.13. NOTICE. The Borrower will cause its Chief Financial Officer, or in his or her absence another officer designated by the Chief Financial Officer, to promptly notify the Banks whenever:

      (a) any Event of Default or Possible Default may occur hereunder or any representation or warranty made in Article IX hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete; and/or

      (b) (i) any Subsidiary shall be in default of any material (either with respect to the Subsidiary or the Borrower) Indebtedness or Contingent Obligation or, to the knowledge of the Borrower, any material obligations in respect of taxes and/or Indebtedness for goods or services purchased by, or other contractual obligations of, such Subsidiary and/or (ii) any Subsidiary shall not, to the knowledge of Borrower, be in compliance with any law, order, rule, judgments, ordinance, regulation, license, franchise, lease or other agreement that has or could reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Subsidiary, and/or (iii) the Borrower and/or the Subsidiary shall have received or have knowledge of any actual, pending or threatened claim, notice, litigation, citation, proceeding, or demand relating to any matter(s) described in subsections (i) and (ii) of this Section 7.13(b); and/or

      (c) the Borrower shall be in default of any guarantee permitted by Section 8.07(b).

      SECTION 7.14. POST CLOSING ITEMS. The Borrower will promptly perform and complete to the satisfaction of the Agent each of the matters, if any, set forth on Schedule 7.14 attached hereto (the "Post Closing Items") on or before the date set forth on Schedule 7.14 for the performance and completion thereof (the "Satisfaction Date").

      SECTION 7.15. FURTHER ASSURANCES; REPLACEMENT NOTES. (a) The Borrower agrees to execute and deliver to the Agent and/or the Banks any agreements, documents and instruments, including, without limitation, additional Notes as replacements or substitutions as may reasonably be required by the Agent and/or the Banks, and to take such other actions as reasonably requested by the Agent to effect the transactions contemplated hereby.

      (b) Upon the receipt by the Borrower of an affidavit of an officer of a Bank as to the loss, theft, destruction or mutilation of its Note or any other security document that is not of public record, upon the cancellation of any such Note or other security document, as applicable, the Borrower shall issue, in lieu thereof, a replacement Note or other security document, as applicable, in the same principal amount thereof and otherwise of like tenor.

      SECTION 7.16. NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three (3) Cleveland Banking Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, the Borrower will deliver notice to the Banks of (a) the occurrence of any event which constitutes a Possible Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the commencement of, or written threat of, or any significant development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect.

      SECTION 7.17. USE OF PROCEEDS. All proceeds of the Loans shall be used as provided in Section 2.04.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

      The Borrower covenants and agrees that as of the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments and all letters of credit are terminated, no Notes are outstanding and the Loans, together with interest, fees and all other obligations incurred hereunder, are paid in full, the Borrower will observe all of the following provisions, namely:

      SECTION 8.01. PLAN. Neither the Borrower nor any Subsidiary will suffer or permit any Plan to be amended if, as a result of such amendment, the current liability under the Plan is increased to such an extent that security is required pursuant to Section 307 of the ERISA. As used herein, "current liability" means current liability as defined in Section 307 of ERISA.

      SECTION 8.02. COMBINATIONS. The Borrower will not dissolve or liquidate, and will not permit any Subsidiary to dissolve or liquidate, except in the ordinary course of business and to the extent that no Material Adverse Effect is thereby suffered by the Borrower. The Borrower will not and will not permit any Subsidiary to be a party to any consolidation or merger; provided, that this Section 8.02 shall not apply to (i) any merger of a Subsidiary into the Borrower (with the Borrower being the surviving corporation) or into another Subsidiary, or (ii) any consolidation of a Subsidiary with another Subsidiary.

      SECTION 8.03. BULK TRANSFERS. The Borrower will not and will not permit a Subsidiary to be a party to any lease, sale or other transfer involving all or a substantial part of the assets of the Borrower and its Subsidiaries as a whole; provided, that this Section 8.03 shall not apply to (a) any transfer of assets by a Subsidiary to the Borrower or another Subsidiary, (b) the transfer of assets to a trustee (other than a trustee for the benefit of creditors) in connection with a building project involving such assets, or (c) any transfer effected in the normal course of business and on commercially reasonable terms.

      SECTION 8.04. BORROWINGS. The Borrower will not and will not permit any Subsidiary to create, assume or suffer to exist any unsecured or secured Indebtedness of any kind or any reimbursement obligation or other similar liabilities with respect to letters of credit issued for the Borrower's or any Subsidiary's account (other than non-recourse letters of credit or surety bonds issued as credit enhancement); provided, that this Section 8.04 shall not apply to the following (collectively, "Permitted Debt"):

      (a) any Loans obtained hereunder;

      (b) any secured Indebtedness of the Borrower or of any Subsidiary created in the course of purchasing or developing real estate or financing construction or other improvements thereon or purchasing furniture, fixtures or other equipment therefor or any other related Indebtedness of the Borrower or of any Subsidiary or any refinancings thereof, provided, that neither the Borrower nor any Subsidiary (other than a Subsidiary whose sole assets consist of contiguous parcels of land which are being purchased or developed with such financing, the improvements, if any, thereon, furniture, fixtures and other equipment used in connection therewith, receivables arising from tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets) shall have any personal liability for such Indebtedness (except for Indebtedness permitted in Section 8.07(e)), the creditors' recourse being solely to the property being pledged as collateral for such Indebtedness and the income therefrom;

      (c) except as provided in Section 8.04(d) hereof, Indebtedness under any Hedge Agreement relating to Indebtedness otherwise permitted under this Section 8.04, provided, that, any Hedge Agreement proposed to be entered into by the Borrower or any Subsidiary (other than Forest City Capital Corporation) that will not be provided by one or more of the Agents or the Banks shall require the prior written consent of the Required Banks (such written consent to be delivered by each consenting Bank to the Agent not more than three (3) Business Days after the request for such consent has been delivered by the Borrower to the Agent, provided, that, each Bank that does not deliver such written consent within such three (3) Business Day period shall be deemed to have denied the request for such Hedge Agreement);

      (d) Indebtedness of any of the Borrower's Subsidiaries (whose sole assets consist of contiguous parcels of lands, the improvements, if any, thereon, fixtures and other equipment used in connection therewith, receivables arising from tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets) under Hedge Agreements that are recourse solely to such Subsidiary; or

      (e) Indebtedness owed by any Subsidiary to the Borrower as permitted by
Section 8.06(b) hereof.

      SECTION 8.05. LIENS. The Borrower will not and will not permit any Subsidiary to (a) acquire any property subject to any inventory consignment, land contract or other title retention contract, (b) other than the periodic sale by the Borrower or any Subsidiary of any mortgages held by the Borrower or such Subsidiary, sell or otherwise transfer any receivables, or (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, financing statement or Lien of any kind or nature other than:

            (i) any Lien for a tax, assessment or governmental charge or levy so long as the payment thereof is not at the time required by Section 7.10 hereof;

            (ii) any Lien securing only its workers' compensation, unemployment insurance and similar obligations;

            (iii) any mechanic's, carrier's or similar common law or statutory Lien incurred in the normal course of business;

            (iv) any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business;

            (v) any mortgage, security interest or other Lien securing only Indebtedness permitted by clause (b) of Section 8.04;

            (vi) any Lien permitted by Section 8.15 hereunder;

            (vii) any transfer of receivables without recourse;

            (viii) any assignment of rents, profits and/or cash flows derived from particular real estate given as additional security to a mortgage or security interest on such real estate permitted by this Section 8.05, provided, that the mortgage or security interest encumbers only the real property in question;

            (ix) any financing statement perfecting a security interest permitted by this Section 8.05;

            (x) easements, restrictions, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of the Borrower's or any Subsidiary's real property; or

            (xi) any mortgage, security interest and Lien securing any Debt incurred to the Banks under this Agreement.

      SECTION 8.06. LOANS RECEIVABLE. The Borrower will not and will not permit any Subsidiary to knowingly make or have outstanding at any time to any third party, any advance or loan of any kind other than:

      (a) any loan secured by mortgages on real estate and not exceeding eighty per cent (80%) of the value of the real estate as appraised by a nationally recognized appraiser;

      (b) any loan from the Borrower to one of its Subsidiaries or from such a Subsidiary to the Borrower, provided, that any such loan from a Subsidiary to the Borrower shall be subordinated in all respects to the Borrower's Debt to the Banks on such terms and conditions as may be satisfactory to the Banks;

      (c) any advance or loan made in the normal course of business of acquiring properties for, or developing properties of, the Borrower or any Subsidiary;

      (d) any Permitted Non-Affiliate Loan, provided, that (i) such Permitted Non-Affiliate Loan is secured either by (A) a pledge of all or substantially all of the equity interests in the Non-Affiliated Entity that owns the Non-Affiliate Construction Project or (B) a first or second priority mortgage lien on the Non-Affiliate Construction Project, and (ii) the aggregate principal amount of all such Permitted Non-Affiliate Loans shall not exceed the amount of $200,000,000 outstanding at any time.

      SECTION 8.07. GUARANTEES. The Borrower will not and will not permit any Subsidiary to pledge its credit or property in any manner for the payment or other performance of Indebtedness, contract or other obligation of another (including, without limitation, the Indebtedness of the Parent under the Senior Notes), whether as guarantor (whether of payment or of collection), surety, co-maker, endorser or by agreeing conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind, or otherwise, except for:

      (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the normal course of business;

      (b) any guarantee set forth on Schedule 9.22 as of the Closing Date;

      (c) any indemnity or guarantee of a surety bond for the performance by a customer of the Borrower or any Subsidiary of such customer's obligations under a land development contract;

      (d) any unsecured guarantee by the Borrower or any of its Subsidiaries of the equity investment or performance of a Subsidiary (other than any Indebtedness of such Subsidiary incurred for borrowed money) in connection with a real estate project solely in favor of a partner or a member, or a partnership or limited liability company in which such Subsidiary is a general partner or a member, as applicable, when the Borrower or such Subsidiary, as the case may be, deems it to be in its best interest not to be a partner, a member or have a direct interest in the partnership or the limited liability company, as applicable;

      (e) any guarantee or indemnity by the Borrower or any of its Subsidiaries for fraud, misappropriation, misapplication or environmental problems, as are usual and customary in commercial mortgage loan transactions entered into by the Borrower and/or its Subsidiaries, provided, that such a guarantee or indemnity may be given by the Borrower or a Subsidiary, but not both (unless such Subsidiary is also the borrower in the particular commercial mortgage loan transaction), in connection with any particular commercial mortgage loan transaction; and

      (f) any guarantee by the Borrower of an unsecured Hedge Agreement permitted by Section 8.04 hereof entered into by a Subsidiary and with a maturity date of not more than twelve (12) months following the date of such Hedge Agreement.

      SECTION 8.08. AMENDMENT OF ARTICLES OF INCORPORATION AND/OR REGULATIONS. The Borrower will not amend, modify or supplement its articles of incorporation or its code of regulations in any material respect that would be detrimental to the performance by the Borrower of its obligations under this Agreement or the Notes or the rights of the Agents or the Banks under this Agreement or the Notes.

      SECTION 8.09. FISCAL YEAR. Except as required by law, or required in connection with a transaction permitted under Section 8.02 hereof, the Borrower will not change its fiscal year without the consent of the Banks, which consent shall not be unreasonably withheld.

      SECTION 8.10. REGULATION U. The Borrower will not, and will not permit its Subsidiaries to, directly or indirectly, (a) apply any part of the proceeds of any Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

      SECTION 8.11. NO PLEDGE. (a) The Borrower will not, and will not permit any of its Subsidiaries to, sell, assign, pledge or otherwise dispose of or encumber any of its or their partnership interests or other equity interests in any of its or their Subsidiaries, except as permitted under Section 8.02, and except that the Borrower and each Subsidiary shall be permitted to pledge its stock or other ownership interests in any of its or their Subsidiaries that is a single asset or special purpose entity (each, a "Pledged Subsidiary") to secure the following:

            (i) additional or mezzanine Indebtedness incurred with respect to a project encumbered by a first mortgage at the time the additional or mezzanine Indebtedness is incurred, so long as such additional or mezzanine Indebtedness is permitted under Section 8.04 of this Agreement; provided, that the sum of the then existing Indebtedness with respect to such project plus such additional or mezzanine Indebtedness does not exceed eighty percent (80%) of the appraised value of the project at the time such additional or mezzanine Indebtedness is incurred; or

            (ii) primary Indebtedness (or the re-financing thereof) incurred solely with respect to the acquisition of real property or for construction or redevelopment purposes, provided, that such primary Indebtedness (or the re-financing thereof) does not exceed one hundred percent (100%) of the appraised value of the acquired property at the time of such financing or re-financing, as applicable.

      (b) In addition to the foregoing, (i) such pledges of stock or other ownership interests in a Pledged Subsidiary may only be made to secure Indebtedness incurred with respect to a project owned or to be acquired by such Pledged Subsidiary and not to secure Indebtedness incurred with respect to a project owned or to be acquired by any other Subsidiary; (ii) such pledges of stock or other ownership interests in a Pledged Subsidiary given to secure Indebtedness described in Section 8.11(a)(i) or Section 8.11(b)(iii)(Y) may be made with respect to no more than fifteen (15) individual properties collectively between the Borrower, all Subsidiaries and all Restricted Companies (as defined in the Guaranty), at any one time, exclusive of the properties set forth on Schedule 9.9A to the Guaranty and (iii) the aggregate of all such (X) additional or mezzanine Indebtedness described in Section 8.11(a)(i) above and
(Y) primary Indebtedness described in Section 8.11(a)(ii) above in excess of eighty percent (80%) of the appraised value of the property, in each case for which such a pledge will be provided by the Borrower or a Subsidiary, shall not exceed Two Hundred Million Dollars ($200,000,000) in the aggregate for all pledges provided by the Borrower, its Subsidiaries and all Restricted Companies (as defined in the Guaranty), taken together.

      (c) The Borrower will deliver to the Agents and the Banks an updated schedule in the form of Schedule 9.9 to the Guaranty listing all of the properties as to which a pledge of stock or other ownership interest has been provided to a lender in accordance with Section 8.11 (b)(ii) and (iii), within forty-five (45) days after each Fiscal Quarterly Date.

      SECTION 8.12. TRANSACTIONS WITH AFFILIATES. Except for loans permitted by
Section 8.06 of this Agreement, the Borrower will not and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable as would be obtainable by the Borrower or such Subsidiary, at the time, in a comparable arm's-length transaction with a Person other than an Affiliate.

      SECTION 8.13. DEBT SERVICE COVERAGE RATIO. The Borrower will not permit the Debt Service Coverage Ratio in each case for the Test Period ending on each Fiscal Quarterly Date to be less than 1.30:1.00.

      SECTION 8.14(a). RESTRICTIONS ON DISTRIBUTIONS DURING AN EVENT OF DEFAULT OTHER THAN A PAYMENT DEFAULT. If any Event of Default has occurred and is continuing, or if any Event of Default would occur as a result of a Distribution (as defined below), other than a Payment Default, the Borrower shall not directly or indirectly declare, make, or pay any Dividends in respect of its Capital Stock, or, notwithstanding any other provision of the Agreement to the contrary, make any loans or advances to the Parent (any such Dividends, loans, or advances are referred to hereinafter as "Distributions") in excess of the sum of the amounts sufficient to pay, when due, all interest payments in respect of the Senior Notes and the amounts sufficient to pay, when due, all taxes of the Parent (collectively, "Permitted Distributions"); provided, that any Permitted Distributions shall be applied by the Parent strictly to the permitted uses specified above.

      SECTION 8.14(b). RESTRICTIONS ON DISTRIBUTIONS DURING A PAYMENT DEFAULT. In the event of and during the continuance of any Payment Default, or if a Payment Default would occur as a result of a Distribution, the Borrower shall not directly or indirectly declare or pay any Distributions to the Parent.

      SECTION 8.15. CROSS COLLATERALIZATION AND CROSS DEFAULTS

      (a) Except as permitted in this Section 8.15, the Borrower shall not and shall not permit any Subsidiary to:

            (i) cross-default or agree to cross-default any Permitted Debt to this Agreement or the Debt incurred hereunder;

            (ii) agree to any financial covenants based on the performance of the Borrower under any Permitted Debt (other than the Debt); or

            (iii) cross-collateralize, or agree to cross-collateralize Indebtedness owing to any one lender under one or more different loan agreements or arrangements, provided, that the cross-defaulted and/or cross-collateralized Indebtedness set forth on Schedule 8.15 attached hereto shall be permitted.

      (b) Notwithstanding Section 8.15(a) above:

            (i) with respect to construction projects which are constructed in multiple phases and/or stabilized properties, the Borrower and any Subsidiary shall be permitted to cross-default and/or cross-collateralize any Permitted Debt with other Permitted Debt (other than, in each case, the Debt under this Agreement), but only if the phases to be cross-collateralized and/or cross-defaulted consist of a single identifiable project;

            (ii) under the construction loan agreement or any other relevant documents (other than a Completion Guaranty) relating to any Permitted Debt (other than the Debt), any Subsidiary (but not the Borrower) shall be permitted to cross-default or agree to cross-default such Permitted Debt with this Agreement or the Debt, provided, that, the construction lender shall not be permitted to call a default under its construction loan agreement or other relevant documents due to an Event of Default under this Agreement unless the Banks have provided a written notice of the Event of Default to the Borrower and all applicable cure periods have lapsed without remedy; provided, further, that the construction lender shall not, under any circumstances, be permitted to call upon its Completion Guaranty, if any, due to an Event of Default under this Agreement; and

            (iii) with respect to Hedge Agreements entered into by Forest City Capital Corporation and permitted by this Agreement or the Guaranty, the related documentation may provide that an Event of Default will constitute an event of default under such Hedge Agreement, provided, that the Hedge Agreement also provides that the counterparty may not terminate or have any remedy under the Hedge Agreement on account of any Event of Default unless (1) the Banks have provided a written notice of the Event of Default to the Borrower, (2) all applicable cure periods have lapsed without the Event of Default being cured and (3) the Banks may accelerate the maturity of the Revolving Loans on the basis of the Event of Default.

      SECTION 8.16. SENIOR NOTES. The Borrower shall not alter, amend, change or modify the terms of any of the Senior Notes (a) to allow the maturity date of any of the Senior Notes to be less than ten (10) years from the respective date of issue, (b) to provide for payment of interest under any of the Senior Notes more frequently than quarterly, or (c) to modify the redemption provisions contained therein, including adding additional redemption provisions.

      SECTION 8.17 CHANGES IN BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, materially alter the character of the business of the Borrower and its Subsidiaries from that conducted on the Closing Date.

                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

      Subject only to such exceptions, if any, as may be fully disclosed in an officer's certificate in the form of Schedule 9.00 hereto furnished by the Borrower to each Bank prior to the execution and delivery hereof, the Borrower represents and warrants as follows:

      SECTION 9.01. EXISTENCE. The Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio and is duly qualified to transact business and is in good standing as a foreign corporation in all jurisdictions (other than jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter) where the nature of the property owned and business transacted by the Borrower render such qualification necessary. Each of the Borrower's Subsidiaries is duly organized and existing in good standing in the jurisdiction of its incorporation or formation. The Borrower and each of its Subsidiaries has full power, authority, and legal right to own and operate its respective properties and to carry on the business in which it engages and intends to engage.

      SECTION 9.02. RIGHT TO ACT. No registration with or approval of any governmental agency of any kind is required for the due execution and delivery or for the enforceability of this Agreement and any Note issued pursuant to this Agreement. The Borrower has legal power and right to execute and deliver this Agreement and any Note issued pursuant to this Agreement and to perform and observe the provisions of this Agreement and any Note issued pursuant hereto and all such actions have been duly authorized by all necessary corporate action of the Borrower. By executing and delivering this Agreement and any Note issued pursuant to this Agreement and by performing and observing the provisions of this Agreement and any Note issued pursuant hereto, the Borrower will not violate any existing provision of its Articles of Incorporation, Code of Regulations or any applicable law or violate or otherwise become in default under any existing contract, agreement, indenture or other obligation binding upon the Borrower. The officers executing and delivering this Agreement on behalf of the Borrower have been duly authorized to do so.

      SECTION 9.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower, and the Guaranty constitutes a valid and binding agreement of the Parent, in both cases enforceable in accordance with their respective terms, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

      SECTION 9.04. LITIGATION. No litigation or proceeding is pending or being threatened against the Borrower, the Parent or any Subsidiary before any court or any administrative agency which might, if successful, be expected to have a Material Adverse Effect on the Borrower or the Parent. The Internal Revenue Service has not alleged any default by the Borrower, the Parent or any Subsidiary in the payment of any tax or threatened to make any assessment in respect thereof.

      SECTION 9.05. EMPLOYEE RETIREMENT INCOME SECURITY ACT. No material Plan established or maintained by the Borrower or any Domestic Subsidiary, which is subject to Part 3 of Subtitle B of Title I of ERISA, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of that Act applied, and no material liability to the PBGC, has been, or is expected by the Borrower or any Domestic Subsidiary to be, incurred with respect to any such Plan by the Borrower or any Domestic Subsidiary.

      SECTION 9.06. ENVIRONMENTAL COMPLIANCE. To the actual knowledge of the Borrower, the Borrower and each Subsidiary are in compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which the Borrower or any Subsidiary owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, for which failure to comply is likely to result in claims, penalties or fines in excess of $500,000 for any single claim of noncompliance or $5,000,000 in the aggregate for all such claims and occurrences. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or threatened against the Borrower or any Subsidiary, any real property in which the Borrower or any Subsidiary holds or has held an interest or any past or present operation of the Borrower or any Subsidiary. To the actual knowledge of the Borrower, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred, on, under, from, or to any real property in which the Borrower or any Subsidiary holds any interest or performs any of its operations, in violation of any Environmental Law that could reasonably be expected to result in claims of liability against the Borrower or any Subsidiary in excess of $500,000 for any single claim or $5,000,000 in the aggregate for all such claims. As used in this subsection, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.

      SECTION 9.07. SOLVENCY. The Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Banks. The Borrower is not insolvent as defined in any applicable state or federal statute, nor will the Borrower be rendered insolvent by the execution and delivery of this Agreement or any Note to the Banks. The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

      SECTION 9.08. FINANCIAL STATEMENTS. The annual financial statements of the Borrower prepared as of January 31, 2003, certified by the Borrower's Chief Financial Officer and heretofore furnished to each Bank, are true and complete, have been prepared in accordance with GAAP applied on a basis consistent with those used by the Borrower during its immediately preceding full fiscal year and fairly present its financial condition as of those dates and the results of its operations for the periods set forth therein. Since January 31, 2003, there has been no change in the Borrower's financial condition, properties or business or in the financial condition, properties or business of any Subsidiary, in each case that has had or could reasonably be expected to have a Material Adverse Effect on the Parent or the Borrower and its Subsidiaries taken as a whole.

      SECTION 9.09. DEFAULTS. No Event of Default or Possible Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

      SECTION 9.10. OPERATIONS. The Borrower and its Subsidiaries have obtained and continue to possess all permits, licenses and authorizations the absence of which would materially and adversely affect the Borrower's or a Subsidiary's ability to carry on its business in the ordinary course.

      SECTION 9.11. TITLE TO PROPERTIES; PATENTS, TRADE MARKS, ETC. The Borrower and its Subsidiaries have good and marketable title to all of their properties and assets, including, without limitation, the properties and assets reflected in the financial statements referred to in Section 9.08 (excepting, however, inventory and other immaterial assets, in each case sold or otherwise disposed of in the ordinary course of business subsequent to the date of such financial statements). There are no Liens of any nature whatsoever on any of the properties or assets of the Borrower and its Subsidiaries other than such as are permitted under Section 8.05. The Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, and licenses and rights with respect to the foregoing necessary for the conduct of their respective businesses as now conducted, without any known conflict with the valid rights of others which would be inconsistent with the conduct of its business substantially as now conducted and as currently proposed to be conducted.

      SECTION 9.12. COMPLIANCE WITH OTHER INSTRUMENTS. The Borrower and, to the best of the Borrower's knowledge, each Subsidiary is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any evidence of Indebtedness or Contingent Obligations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof will violate the provisions of any applicable law or of any applicable order or regulations of any governmental authority having jurisdiction over the Borrower or its Subsidiaries, or will conflict with any material permit, license or authorization, or will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Borrower is now a party, or will constitute a default thereunder, or will result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Subsidiary.

      SECTION 9.13. MATERIAL RESTRICTIONS. Neither the Borrower, nor the Parent nor any of their respective Subsidiaries are a party to any agreement or other instrument or subject to any other restriction which would have a Materially Adverse Effect on the Parent or the Borrower and its Subsidiaries taken as a whole.

      SECTION 9.14. CORRECTNESS OF DATA FURNISHED. This Agreement and all schedules and exhibits attached hereto do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading; and there is no fact not otherwise disclosed in writing to the Agent which, to the knowledge of the Borrower, would have a Material Adverse Effect on the Borrower and its Subsidiaries.

      SECTION 9.15. TAXES. The Borrower, the Parent and each of their respective Subsidiaries has (a) timely filed all returns required to be filed by it with respect to all taxes, (b) paid all taxes shown to have become due pursuant to such returns, and (c) paid all other taxes for which a notice of assessment or demand for payment has been received other than taxes that the Borrower, the Parent or such Subsidiary is contesting in good faith with appropriate proceedings. All tax returns have been prepared in accordance with all applicable laws and requirements and accurately reflect in all material respects the taxable income (or other measure of tax) of the Borrower, the Parent or such Subsidiary filing the same. The accruals for taxes contained in the financial statements referred to in Section 9.08 are adequate under GAAP to cover all liabilities for taxes for all periods ending on or before the date of such financial statements and include adequate provision for all deferred taxes (including deferred federal taxes), and nothing has occurred subsequent to that date to make any of such accruals inadequate. All taxes for periods beginning after the date of this Agreement through and including the Closing Date have been paid or are adequately reserved against on the books of the Borrower or the Parent, as applicable. The Borrower, the Parent and each of their respective Subsidiaries has timely filed all information returns or reports which are required to be filed and has accurately reported all information required to be included on such returns or reports. There are no proposed assessments of taxes against the Borrower, the Parent or any of their respective Subsidiaries nor proposed adjustments to any tax return filed that, individually or in the aggregate, would have a Material Adverse Effect on the Borrower or the Parent.

      SECTION 9.16. COMPLIANCE WITH LAWS. Except as disclosed on Schedule 9.16, the Borrower and, to the best of the Borrower's knowledge, the Parent and each of their respective Subsidiaries is in compliance in all material respects with all material laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to the Borrower, the Parent or their respective Subsidiaries or to their respective properties.

      SECTION 9.17. REGULATION U, ETC. The Borrower does not own, nor does it have any present intention of acquiring, any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of the Loans will not be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness or other liability which was originally incurred to purchase or carry, any margin stock or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" within the meaning of said Regulation U, or which might cause this Agreement to violate Regulation U, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934. Upon request, the Borrower will promptly furnish the Agent with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

      SECTION 9.18. HOLDING COMPANY ACT. The Borrower is not a "Holding Company" or a "Subsidiary Company" of a "Holding Company", or an "Affiliate" of a "Holding Company" or of a "Subsidiary Company" of a "Holding Company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      SECTION 9.19. SECURITIES ACT, ETC. Neither the registration of any security under the Securities Act of 1933, as amended, or any other federal, state or local securities laws, nor the qualification of the Agreement, the Notes and/or the Guaranty under the Trust Indenture Act of 1939, as amended, is required in connection with the Loans or the issuance and delivery of the Notes pursuant hereto.

      SECTION 9.20. INVESTMENT COMPANY ACT. The Borrower is not, nor immediately after the application by the Borrower of the proceeds of each Loan will the Borrower be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 9.21. INDEBTEDNESS OF SUBSIDIARIES. No Subsidiary has any Indebtedness other than (a) on terms that limit recourse for the payment thereof to the real property or other assets of the Subsidiary securing such Indebtedness, provided, that the assets securing such Indebtedness were acquired or developed with the proceeds of such Indebtedness, (b) such Indebtedness owed by a Subsidiary, the sole assets of which consist of contiguous parcels of land, the improvements, if any, thereon, furniture, fixtures and other equipment used in connection therewith, receivables arising from tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets, or (c) Indebtedness permitted under
Section 8.04, 8.06 or 8.07(e) of this Agreement.

      SECTION 9.22. GUARANTIES. (a) All outstanding guaranties, including, but not limited to Completion Guaranties, issued by the Parent and the maximum amounts guaranteed pursuant to each such guaranty are set forth on Schedule 9.22 attached hereto.

      (b) With respect to each Completion Guaranty set forth on Schedule 9.22, the Parent has received a budget for the relevant construction project and any interest reserve provided in connection therewith is available to the construction lender only through project completion and not through stabilization of the project.

      SECTION 9.23. INDEBTEDNESS. Schedule 9.23 attached hereto sets forth a complete and accurate list of all Indebtedness, of each of the Parent and the Borrower (other than the Loans and intercompany Indebtedness), not otherwise disclosed on the most recent financial statements delivered by the Borrower to the Banks or by the Parent to the Banks, as applicable. All intercompany Indebtedness of the Parent and the Borrower is subordinated in all respects to the Borrower's Debt to the Banks.

                                    ARTICLE X
                                EVENTS OF DEFAULT

      Each of the following shall constitute an event of default (each an "Event of Default") hereunder:

      SECTION 10.01. PAYMENTS. If all or any installment of the principal of, or interest on, any Note, or any fee provided hereunder shall not be paid in full punctually when due and payable.

      SECTION 10.02. COVENANTS(a). If the Borrower shall fail or omit to perform or observe any agreement or other provision contained or referred to in Sections 7.13(a), 7.15, 7.16(a), 7.17 or Article 8 of this Agreement; or

      (b) If the Borrower shall fail or omit to perform or observe any agreement or other provision (other than those referred to in Sections 10.01 or 10.02(a) hereof) contained or referred to in this Agreement or any Related Writing that is on the Borrower's part to be complied with, and the Borrower shall not have corrected such failure or omission within thirty (30) days after the giving of written notice thereof to the Borrower by the Agent or any Bank that the specified default is to be remedied.

      SECTION 10.03. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by the Borrower to the Agents, the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

      SECTION 10.04. CROSS DEFAULT. If the Borrower and/or any Subsidiary defaults in any payment of principal or interest due and owing upon any Indebtedness (other than the Debt) in excess of $1,000,000, or, in the case of the Borrower, in the payment or performance of any obligation permitted to be outstanding or incurred pursuant to Sections 8.04 or 8.05, 8.06, or 8.07 hereof in excess of $1,000,000, beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to accelerate the maturity of the related Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity or foreclose on any lien on property of the Borrower securing the same, except that defaults in payment or performance of non-recourse obligations of the Borrower or any Subsidiary shall not constitute Events of Default under this Section 10.04 unless such defaults have, individually or in the aggregate, a Material Adverse Effect on the Borrower.

      SECTION 10.05. TERMINATION OF PLAN. If (a) any Reportable Event occurs and the Banks, in their sole determination, deem such Reportable Event to constitute grounds (i) for the termination of any Plan by the PBGC or (ii) for the appointment by the appropriate United States district court of a trustee to administer any Plan and such Reportable Event shall not have been fully corrected or remedied to the full satisfaction of the Banks within thirty (30) days after the giving of written notice of such determination to the Borrower by the Banks or (b) any Plan shall be terminated within the meaning of Title IV of ERISA or (c) a trustee shall be appointed by the appropriate United States district court to administer any Plan, or (d) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

      SECTION 10.06. DOMESTIC SUBSIDIARY SOLVENCY. If (a) any Domestic Subsidiary shall (i) generally not pay its debts as such debts become due, or
(ii) make a general assignment for the benefit of creditors, or (iii) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of itself or all or a substantial part of its assets, or
(iv) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (v) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or
(vi) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of itself or of all or a substantial part of its assets, or (vii) take or omit to take any other action in order thereby to effect any of the foregoing or (viii) fail to pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or its income, profits, or properties, and/or all lawful claims for labor, materials and supplies, which, if unpaid, might become a lien or charge against such properties, in all cases before the same shall become in default, or (ix) fail to comply with any and all Environmental Laws applicable to such Domestic Subsidiary, its properties or activities, or (x) fail to observe, perform or fulfill any of its obligations, covenants or conditions contained in any evidence of Indebtedness or Contingent Obligations or other contract, decree, order, judgment, or instrument to which such Domestic Subsidiary is a party or by which it or its assets are bound, and (b) any such event or events described in (a) above shall in the reasonable judgment of the Banks have a Material Adverse Effect on the Borrower.

      SECTION 10.07. BORROWER'S SOLVENCY. If the Borrower shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time (the "Bankruptcy Code"), or (f) file a voluntary petition under any chapter or provision of the Bankruptcy Code or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental commission of competent jurisdiction, which assumes custody or control of the Borrower, approves a petition seeking reorganization of the Borrower or any other judicial modification of the rights of its creditors, or appoints a receiver, custodian, trustee, interim trustee or liquidator for the Borrower or of all or a substantial part of its assets, or (h) take or omit to take any action in order thereby to effect any of the foregoing.

      SECTION 10.08. CHANGE OF OWNERSHIP; CHANGE OF MANAGEMENT EVENT. If a Change of Ownership Event or a Change of Management Event shall occur.

      SECTION 10.09. JUDGMENTS. If one or more judgments or decrees shall be entered against the Borrower involving a liability (not paid or fully covered by a reputable and solvent insurance company) in excess of $10,000,000 for all such judgments or decrees and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof.

      SECTION 10.10. DEFAULT UNDER GUARANTY OR SENIOR NOTES. If the Parent defaults in the payment or performance of any obligation in the Guaranty or in the performance of any other agreement, covenant, term or condition in the Guaranty, or in the payment or performance of any obligation under any of the Senior Notes or the Indenture (after giving effect to any applicable grace periods), or in the performance of any other agreement, covenant, term or condition in any of the Senior Notes or the Indenture (after giving effect to any applicable grace periods).

      SECTION 10.11. DEFAULT UNDER SUBORDINATION AGREEMENT. If the Parent defaults in the performance of any obligation in any Subordination Agreement or in the performance of any other agreement, covenant, term or condition in any Subordination Agreement (which default shall only be an Event of Default hereunder when the Agent provides written notice of such default to the Parent and/or the Borrower).

                                   ARTICLE XI
                              REMEDIES UPON DEFAULT

      Notwithstanding any contrary provision or inference herein or elsewhere, the Banks may take any or all of the following actions if any Event of Default occurs and is continuing:

      SECTION 11.01. OPTIONAL DEFAULTS. If any Event of Default referred to in Sections 10.01, 10.02(a), 10.02(b), 10.03, 10.04, 10.05, 10.06, 10.07 (other than Section 10.07 (e), (f), (g) or (h) (solely as it relates to Section 10.07(a), (b), (c) or (d)) and/or Section 10.08, 10.09, 10.10 (other than an
Event of Default (as defined in the Guaranty) under Section 10(g) or 10(h) of the Guaranty) or 10.11 shall occur, the Required Banks shall have the right in their discretion, by directing the Agent, on behalf of the Banks, to give written notice to the Borrower, and to

      (a) terminate the Commitments and the credits hereby established and any letter of credit which may be terminated in accordance with its terms, in each case, if not theretofore terminated, and forthwith upon such election the obligations of the Banks, and each thereof, to make any further Loan or Loans and/or issue further letters of credit hereunder immediately shall be terminated, and/or

      (b) accelerate the maturity of all of Borrower's Debt to the Banks (if it is not already due and payable), whereupon all of Borrower's Debt to the Banks shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.

      SECTION 11.02. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 10.07(e), 10.07(f), 10.07(g), 10.07 (h) (solely as it relates to Section 10.07(e), (f) or (g))
or 10.10 (with regard to an Event of Default (as defined in the Guaranty) under Section 10(g) or 10(h) of the Guaranty) hereof shall occur,

      (a) all of the Commitments and the credits hereby established shall automatically and forthwith terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further Loan or Loans and/or issue further letters of credit hereunder, and

      (b) the principal of and interest on all Notes then outstanding, and all of Borrower's Debt to the Banks shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, all of which are hereby waived by the Borrower.

      SECTION 11.03. REMEDIES RELATING TO LETTERS OF CREDIT. In the event the Commitments are terminated and/or the Debt is accelerated pursuant to Sections
11.01 or 11.02 above, the Borrower shall immediately deposit with the Agent an amount of cash equal to the then aggregate amount of the stated amounts of all letters of credit outstanding hereunder as security for reimbursement of any drawings made on any such letters of credit and as collateral for repayment of the Debt or any part thereof.

      SECTION 11.04. OFFSETS. If there shall occur or exist any Possible Default under Section 10.07 hereof or if the maturity of the Notes is accelerated pursuant to Sections 11.01 or 11.02 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section
12.12 hereof), whether or not the same shall then have matured, any and all deposit balances and all other Indebtedness then held or owing by that Bank to or for the credit or account of the Borrower, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived by the Borrower.

      SECTION 11.05. APPLICATION OF PAYMENTS. Notwithstanding any other provision of this Agreement, upon the occurrence and during the continuance of an Event of Default, the Borrower waives any right it may have to direct the application of any and all payments received by the Agent or the Banks on account of the Debt and the Borrower agrees that the Agent and each Bank shall have the right, in its sole and absolute discretion, to apply and re-apply any and all such payments in such manner as the Agent or such Bank may deem advisable, subject to the Pro rata sharing of any such payments among the Banks.

                                   ARTICLE XII
                                    THE AGENT

      SECTION 12.01. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably designates and appoints KeyBank National Association as the Agent of such Bank to act as specified in this Agreement and each such Bank hereby irrevocably authorizes KeyBank National Association to take such action as the Agent on its behalf and to exercise such powers and perform such duties hereunder as are expressly delegated to the Agent by the terms of this Agreement or any Related Writing, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this
Article XII. Notwithstanding any provision to the contrary elsewhere in this Agreement, the

Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, or any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into, created by or arise under this Agreement or any Related Writing or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the Related Writings with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Subject to the provisions of Sections 12.03 and 12.11, the Agent shall administer the Loans in the same manner as it administers its own loans. The provisions of this
Article XII are solely for the benefit of the Agent and the Banks, and neither the Borrower, the Parent nor any of their respective Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower, the Parent or their respective Subsidiaries.

      SECTION 12.02. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement, the Notes or any Related Writing by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct.

      SECTION 12.03. LIABILITY OF AGENT. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by such Person under or in connection with this Agreement, the Notes or the other Related Writings or the transactions contemplated hereby (except for its or such Person's own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Banks or any participant for any recitals, statements, representations or warranties made by the Borrower, the Parent, or any of their respective Subsidiaries or any of their responsible officers, contained in this Agreement or any Related Writing, or for any failure of the Borrower, the Parent or any of their respective Subsidiaries or any of their respective officers, or any other party to this Agreement or any Related Writing to perform its obligations hereunder or thereunder, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Related Writing. Each Bank by its signature to this Agreement acknowledges and agrees that the Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition or any other condition of Borrower, the Parent or any Subsidiary, or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of Borrower, the Parent and any Subsidiary in connection with the extension of credit hereunder, and agrees that the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans or at any time or times thereafter. The Agent shall not be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Related Writing, or to inspect the properties, books or records of the Parent, the Borrower, any of their Subsidiaries or any Affiliate of any of them.

      SECTION 12.04. RELIANCE BY AGENT. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, signature, notice, consent, certificate, affidavit, letter, cablegram, facsimile transmission, telex or teletype message, electronic mail message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower or the Parent), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Notes or any Related Writing unless it shall first receive such advice or concurrence of the Required Banks or the Super Majority Banks, as it deems appropriate, and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Related Writings in accordance with a request or consent of the Required Banks or the Super Majority Banks, as applicable, and such request and any action or failure to act pursuant thereto shall be binding upon all the Banks.

      (b) For purposes of determining compliance with the conditions specified in Article VI, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Agent shall have received written notice from such Bank prior to the Closing Date or from an Additional Bank prior to the applicable Additional Bank Assumption Effective Date, as applicable, specifying its objection thereto.

      SECTION 12.05. RESIGNATION OR REMOVAL OF THE AGENT; SUCCESSOR AGENT. The Agent may resign upon twenty (20) days' notice to the Banks or the Agent may be removed by the vote of the Required Banks (excluding the Agent). Upon the resignation or removal of the Agent, the Required Banks shall appoint from among the Banks a successor Agent for the Banks subject to prior approval of the Borrower so long as no Possible Default or Event of Default then exists (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of the former Agent or any of the parties to this Agreement. After the resignation or removal of the Agent hereunder, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. In the event no successor agent has been appointed by the end of such twenty (20) day period in the case of a resignation or upon the removal of the Agent by the Required Banks (excluding the Agent), the resignation or removal of the Agent shall become effective and the Required Banks shall perform the duties of the Agent until a successor agent is appointed.

      SECTION 12.06. NOTE HOLDERS. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      SECTION 12.07. CONSULTATION WITH COUNSEL. (a) The Agent may consult with legal counsel reasonably selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

      (b) Should the Agent (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to this Agreement, the Notes or any of the Related Writings, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under this Agreement, the Notes or any Related Writing, each Bank, upon demand therefor from time to time, shall contribute its share (based on its Pro rata share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers, court costs and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; provided, that the Agent shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between the Agent and the other Banks unless the Agent shall be the prevailing party in any such dispute and, provided, further, that the Agent shall only be entitled to such reimbursement from those Banks that were involved in the dispute with the Agent. Any loss of principal and interest resulting from any Event of Default shall be shared by the Banks in accordance with their respective Pro rata shares.

      SECTION 12.08. DOCUMENTS. The Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of this Agreement, the Notes or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

      SECTION 12.09. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that the Agent shall not be deemed to have knowledge or notice of the occurrence of any Possible Default or Event of Default hereunder (other than the failure to make available to the Agent any principal of or interest on the Loans for the account of the Banks as required under this Agreement and the Notes), unless the Agent has actually received written notice from a Bank or the Borrower describing such Possible Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Possible Default or Event of Default as it shall deem advisable or in the best interests of the Banks.

      SECTION 12.10. INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Banks agree to indemnify upon demand the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the Borrower's obligation to do so), Pro rata according to the respective principal amounts of their Commitment from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as agent in any way relating to or arising out of this Agreement, the Notes or any Related Writing, or the transactions contemplated hereby or thereby, or any action taken or omitted to be taken by the Agent under or in connection with the foregoing, provided, that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent's gross negligence, willful misconduct or from any action taken or omitted by the Agent in any capacity other than as agent under this Agreement, provided, that no action taken in accordance with the directions of the Required Lenders or the Super Majority Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this
Section 12.10. If any indemnity furnished to the Agent for any purpose shall, in the reasonable opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.10 shall survive the termination of this Agreement, the payment of the Debt and the resignation of the Agent. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its Pro rata share of any costs or out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any Related Writing or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such costs or expenses by or on behalf of the Borrower.

      SECTION 12.11. AGENTS IN THEIR INDIVIDUAL CAPACITIES. KeyBank National Association, National City Bank and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Parent, the Borrower and their respective Subsidiaries as though KeyBank National Association or National City Bank, as applicable, were not an Agent and, without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, KeyBank National Association, National City Bank or their respective Affiliates may receive information regarding the Parent, the Borrower or their Subsidiaries (including information that may be subject to confidentiality obligations in favor of the Parent, the Borrower or their Subsidiaries) and acknowledge that the Agents shall be under no obligation to provide such information to them. With respect to its Loans, each of KeyBank National Association and National City Bank and their respective Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Agent or the Syndication Agent, as the case may be, and the terms "Bank" and "Banks" include KeyBank National Association and National City in their individual capacities.

      SECTION 12.13. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it at any time shall obtain any Advantage over the other Banks or any thereof in respect of Borrower's Debt to the Banks including without limitation in respect of the letters of credit described in Schedule 3.01 hereof (except under Sections 4.06, 4.07, 4.08, 4.09, 4.10 and/or 4.11, hereof), it will purchase from the other Banks, for cash and at par, such additional participation in Borrower's Debt to the Banks as shall be necessary to nullify the Advantage. If any said Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment from or on behalf of Borrower on any Indebtedness owing by the Borrower to that Bank by reason of offset of any deposit or other Indebtedness, it will apply such payment first to any and all Debt owing by Borrower to that Bank pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 12.13) until Borrower's Debt has been paid in full. The Borrower agrees that any Bank so purchasing a participation from the other Banks pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were a direct creditor of the Borrower in the amount of such participation.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      SECTION 13.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder and no omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges that the Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

      SECTION 13.02. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of this Agreement or of the Notes or of the Guaranty, nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks, the Super Majority Banks or all of the Banks as appropriate under this Section 13.02, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Unanimous consent of the Banks, or, if there is any borrowing hereunder, the holders of one hundred percent (100%) (by outstanding principal amount) of the Notes, shall be required with respect to
(i) any increase in any Commitment, the extension of maturity of the Notes or the payment date of interest thereunder, (ii) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note or in the amount of any fees or other amounts due to the Banks (or any of them) hereunder or under the Related Writings or any change in the manner of Pro rata application of any payments made by the Borrower to the Banks hereunder, or any change in amortization schedules, or in the manner of calculating fees or prepayment penalties, (iii) any change in any percentage voting requirements in this Agreement, or (iv) the release of all of the value of the Guaranty, or any material amendment or modification thereto, or any other guarantee in favor of the Banks, or (v) any amendment to the definitions of Required Banks, Super Majority Banks or Reference Banks set forth herein or to this Section 13.02, or
(vi) any material amendment to any representation, warranty, covenant, Possible Default, Event of Default or remedy provided for hereunder or under any Related Writing. The consent of the holders of eighty percent (80%)(by outstanding principal amount) of the Notes (the "Super Majority Banks") shall be required for any amendments, modifications or other changes to Section 8.13 or to Section
9.14 of the Guaranty. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by the Agent to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section 13.02, regardless of its failure to agree thereto.

      SECTION 13.03. NOTICES. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile, transmission or cable communication) and mailed, telexed, telegraphed, facsimile transmitted, cabled or delivered, if to the Borrower, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, addressed to the address of such Bank specified on the signature pages of this Agreement and if to the Agents, addressed to them at the address of the Agent or the Syndication Agent, as applicable, specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail or delivered to a telegraph company, addressed as aforesaid, except that notices from the Borrower to the Agent or the Banks pursuant to any of the provisions hereof shall not be effective until received by the Agent or the Banks.

      SECTION 13.04. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Banks and the Agents, and any expenses incurred in connection with the preparation of this Agreement, the Notes and any Related Writings, including, without limitation (i) administration and out-of-pocket expenses of the Agent in connection with the administration of this Agreement, the Notes, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder,
(ii) extraordinary expenses of the Agents or the Banks in connection with the administration of this Agreement, the Notes and the other instruments and documents to be delivered hereunder, (iii) the reasonable fees and out-of-pocket expenses of Thompson Hine LLP, counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and related matters, and (iv) all costs and expenses, including reasonable attorneys' fees and out-of-pocket expenses, in connection with the restructuring or enforcement of this Agreement, the Notes or any Related Writing. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement or the Notes, and the other instruments and documents to be delivered hereunder, and agrees to save the Agents and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

      SECTION 13.05. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrower made in or pursuant to this Agreement or in any certificate or other Related Writing in connection herewith shall survive the closing hereof or the making of the Loans or other transactions in connection with which given.

      SECTION 13.06. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Agents or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among the Borrower and the Banks with respect to this Agreement, any Note and any Related Writing is and shall be solely that of debtor and creditor, respectively, and no Bank has any fiduciary obligation toward the Borrower with respect to any such documents or the transactions contemplated thereby.

      SECTION 13.07. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      SECTION 13.08. BINDING EFFECT; ASSIGNMENT. (a) This Agreement shall become effective on the date (the "Closing Date") (i) when it shall have been executed by the Borrower, the Agents and by each Bank and shall have been delivered to the Agent and (ii) when the conditions set forth in Article VI are met to the satisfaction of, or waived in writing by, the Agent and the Required Lenders, and thereafter shall be binding upon and inure to the benefit of the Borrower and each of the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks, which consent may be withheld in their sole discretion. Each Bank may at any time grant participations in any of its rights hereunder or under its Note or Notes to another commercial bank, financial institution, mutual fund or any institutional "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended), provided, that in the case of any such participation, the participant shall not have any rights under this Agreement, the Notes or any Related Writing (the participant's rights against such Bank in respect of any such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by such Bank hereunder shall be determined as if such Bank had not sold such participation; and provided further, that no Bank shall transfer, assign or grant any participation under this Agreement under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any Related Writing.

      (b) Notwithstanding the foregoing, (i) any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to an affiliate of such Bank and (ii) with the consent of the Agent and the Borrower so long as no Possible Default or Event of Default then exists (which consents shall not be unreasonably withheld or delayed), any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to one or more commercial banks, financial institutions (including one or more Banks), mutual funds or institutional "accredited investors" (as defined in Regulation D of the Securities Act of 1933, as amended), provided, that (A) any assignment of a Bank's Loans shall include a ratable part of such Bank's Commitment, and (B) the consent of the Agent (which consent shall not be unreasonably withheld or delayed) shall be required for any assignment of a Commitment to the extent any letters of credit are outstanding. No assignment pursuant to subsection (ii) of the immediately preceding sentence shall be in an aggregate amount less than Ten Million Dollars ($10,000,000). If any Bank so sells all or a part of its rights hereunder or under any Note, any reference in this Agreement or such Note to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to
Section 13.08(b)(ii) shall be effected by the assigning Bank and the assignee Bank executing a Bank Assignment and Assumption Agreement substantially in the form of Exhibit G (appropriately completed). At the time of any such assignment pursuant to Section 13.08(b)(ii), (X) Exhibit A shall be deemed to be amended to reflect the Commitments of the respective assignee (which shall result in a corresponding reduction of the Commitment of the assigning Bank) and of the other Banks (Y) if any such assignment occurs after the Closing Date, the Borrower will issue new Notes to the respective assignee and to the assigning Bank (upon delivery of the existing Note or Notes of such assigning Bank) in conformity with the requirements of this Agreement and (Z) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a nonrefundable assignment fee of $3,000.

      (c) Notwithstanding any other provisions of this Section 13.08, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration Statement with the Securities and Exchange Commission or to qualify the loans under the "Blue Sky" laws of any State.

      (d) Notwithstanding any other provisions of this Section 13.08, so long as no Event of Default has occurred and is continuing and the Administrative Agent or the Syndication Agent, as applicable, has not resigned or been removed pursuant to the provisions of this Agreement, each Agent agrees that it will not assign or transfer any of its Loans and/or Commitments to the extent that the amount of the Loans and/or Commitments that such Agent would continue to hold following such assignment or transfer would be less than ten percent (10%) of the aggregate Loans and/or Commitments of all of the Banks.

      (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time pledge or assign all or any portion of its rights under this Agreement, the Guaranty and the other documents executed and delivered in connection therewith (including, without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Agents, the Borrower or the Parent, provided, that no such pledge or assignment or enforcement thereof shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

      SECTION 13.09. INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify and hold harmless the Agents, the Banks and their respective directors, officers, employees and Affiliates from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, reasonable fees and disbursements of counsel and settlements costs, which may be imposed on, incurred by, or asserted against the Agents, the Banks and their respective directors, officers, employees and Affiliates in connection with any investigative, administrative or judicial proceeding (whether the Agents and the Banks are or are not designated as a party thereto) relating to or arising out of this Agreement, the Notes or the other Related Writings, the transactions contemplated thereby, including, but not limited to, the Permitted Non-Affiliate Loans, or any actual or proposed use of proceeds hereunder or thereunder, except that neither the Agents and the Banks nor any directors, officers, employees and Affiliates thereof shall have the right to be indemnified hereunder for their own gross negligence or willful misconduct. All obligations under this Section 13.09 shall survive any termination of this Agreement.

      SECTION 13.10. GOVERNING LAW. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflict of laws and the respective rights and obligations of the Borrower and the Banks shall be governed by Ohio law.

      SECTION 13.11. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several headings to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

      SECTION 13.12. PURPOSE. Each of the Banks represents and warrants to the Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto solely in connection with such Bank's commercial lending activities and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

      SECTION 13.13. CONSENT TO JURISDICTION. The Borrower agrees that any action or proceeding to enforce or arising out of this Agreement may be commenced in the Court of Common Pleas for Cuyahoga County, Ohio or in the District Court of the United States for the Northern District of Ohio, and the Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction over the Borrower if served to the Borrower at the address listed opposite the signature of the Borrower at the end of this Agreement or as otherwise provided by the laws of the State of Ohio or the United States.

      SECTION 13.14. ENTIRE AGREEMENT. This Agreement, the Notes, the Related Writings and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

      SECTION 13.15. JURY TRIAL WAIVER. THE BORROWER AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER AND THE BANKS, OR ANY THEREOF.

      SECTION 13.16. SURVIVAL. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the satisfaction of all other obligations under this Agreement.

      SECTION 13.17. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Possible Default or an Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute a Possible Default or an Event of Default if such action is taken or condition exists.

      SECTION 13.18. INTERPRETATION. The Borrower, each Agent and each Bank acknowledges that such party, either directly or through such party's representatives, has participated in the drafting of this Agreement, and any applicable rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date set forth above, each by an officer thereunto duly authorized.

Address:                                FOREST CITY RENTAL PROPERTIES
1100 Terminal Tower                     CORPORATION
Cleveland, Ohio  44113

                                        By:  /s/ THOMAS G. SMITH
                                            -----------------------------------
                                             Thomas G. Smith
                                             Vice President and Assistant
                                             Secretary


Address:                                KEYBANK NATIONAL ASSOCIATION
127 Public Square                       individually and as Agent
Cleveland, Ohio  44114

                                        By:  /s/ MICHAEL D. MITRO
                                            -----------------------------------
                                             Title: Senior Vice President


Address:                                NATIONAL CITY BANK individually and
1900 East Ninth Street                  as Syndication Agent
Cleveland, Ohio  44114

                                        By:  /s/ ANTHONY J. DIMARE
                                            -----------------------------------
                                             Title: Senior Vice President


Address:                                THE HUNTINGTON NATIONAL BANK
Commercial Real Estate Division
917 Euclid Avenue
Cleveland, Ohio  44115

                                        By:  /s/ SUZANNE HAMILTON
                                            -----------------------------------
                                             Title: Vice President


Address:                                U.S. BANK NATIONAL ASSOCIATION
Attn: Jeff Possin, Asst. V.P.
Mailcode MW-IL-RY-4Q, Rookery Bldg.
209 South LaSalle Street, Suite 410
Chicago, Illinois 60604

                                        By:  /s/ JEFF POSSIN
                                            -----------------------------------
                                             Title: Assistant Vice President

                      [Signature page to Credit Agreement]

Address:                                COMERICA BANK
500 Woodward Ave., 7th Floor
MC 3256
Detroit, Michigan  48226

                                        By:  /s/ CHARLES WEDELL
                                            ------------------------------------
                                             Title: Vice President


Address:                                FIRST MERIT BANK
101 West Prospect Avenue
Suite 350
Cleveland, Ohio  44115

                                        By:  /s/ JOHN F. NEUMANN
                                            ------------------------------------
                                             Title: Senior Vice President


Address:                                LASALLE BANK NATIONAL
135 South LaSalle Street, Suite 1225    ASSOCIATION
Chicago, Illinois 60603

                                        By:  /s/ MARILYN MALONEY
                                            ------------------------------------
                                             Title: First Vice President


Address:                                MANUFACTURERS AND TRADERS
One Fountain Plaza                      TRUST COMPANY
Buffalo, New York 14203-1495

                                        By:  /s/ KEVIN QUINN
                                            ------------------------------------
                                             Title: Vice President


Address:                                FIFTH THIRD BANK
1404 East Ninth Street
Cleveland, Ohio 44114

                                        By:  /s/ ROY C. LANCTOT
                                            ------------------------------------
                                             Title: Vice President


Address:                                FLEET NATIONAL BANK
One Federal Street
Mail Code:  MADE 10304X
Boston, Massachusetts 02110

                                        By:  /s/ JAMES MAGALDI
                                            ------------------------------------
                                             Title: Vice President

                      [Signature page to Credit Agreement]

Address:                                CREDIT LYONNAIS
1301 Avenue of the Americas
New York, New York 10019

                                        By:  /s/ GREGORY NUBER
                                            ------------------------------------
                                             Title: Vice President


Address:                                THE PROVIDENT BANK
Attn: Thomas G. Stewart, V.P.
1111 Superior Avenue
Cleveland, Ohio 44114

                                        By:  /s/ TOM STEWART
                                            ------------------------------------
                                             Title: Vice President


Address:                                BANK OF MONTREAL
Attn: Thomas A. Batterham,
Managing Director
111 West Monroe
410 West
Chicago, Illinois 60603

                                        By:  /s/ THOMAS BATTERHAM
                                            ------------------------------------
                                             Title: Managing Director


Address:                                CHARTER ONE BANK, N.A.
Attn: Chet A. Shedloski, V.P.
1215 Superior Avenue
Cleveland, Ohio 44114

                                        By:  /s/ CHET SHEDLOSKI
                                            ------------------------------------
                                             Title: Vice President

                      [Signature page to Credit Agreement]

                                    EXHIBIT A

               Bank                                               Maximum Amount
               ----                                               --------------
KeyBank National Association                                       $ 50,000,000

National City Bank                                                 $ 50,000,000

The Huntington National Bank                                       $ 45,000,000

U.S. Bank National Association                                     $ 40,000,000

Fleet National Bank                                                $ 30,000,000

Comerica Bank                                                      $ 27,500,000

LaSalle Bank National Association                                  $ 30,000,000

Bank of Montreal                                                   $ 23,750,000

Charter One Bank                                                   $ 23,750,000

Fifth Third Bank                                                   $ 30,000,000

First Merit Bank                                                   $ 25,000,000

Manufacturers and Traders Trust Company                            $ 30,000,000

The Provident Bank                                                 $ 20,000,000

Credit Lyonnais                                                    $ 25,000,000
                                                                   ------------

             TOTAL                                                 $450,000,000

                                    EXHIBIT B

                               GUARANTY OF PAYMENT

                                     OF DEBT

                                       OF

                          FOREST CITY ENTERPRISES, INC.

                           DATED AS OF MARCH 22, 2004

                          -----------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. DEFINITIONS ..........................................................      1

2. ACKNOWLEDGMENTS, CONSIDERATION .......................................      8

3. GUARANTY .............................................................      8

4. REINSTATEMENT ........................................................      9

5. WAIVERS ..............................................................      9

6. ADDITIONAL AGREEMENTS ................................................      9

7. REPRESENTATIONS AND WARRANTIES .......................................     10

8. NOTICES ..............................................................     11

9. COVENANTS ............................................................     11

10. DEFAULT; REMEDIES ...................................................     25

11. MISCELLANEOUS .......................................................     28

12. JURY TRIAL WAIVER ...................................................     28

13. NOTICES .............................................................     28

14. CONSENT TO JURISDICTION .............................................     29

15. ENTIRE AGREEMENT ....................................................     29

16. INDEPENDENCE OF COVENANTS ...........................................     29


                                      (i)

                           GUARANTY OF PAYMENT OF DEBT

                  THIS GUARANTY OF PAYMENT OF DEBT (this "Guaranty") is made and issued by FOREST CITY ENTERPRISES, INC., an Ohio corporation (the "Guarantor"), as of this 19th day of March, 2004, in order to induce the Banks (as hereinafter defined), KEYBANK NATIONAL ASSOCIATION, as agent for the Banks (the "Agent") and NATIONAL CITY BANK, as syndication agent for the Banks (the "Syndication Agent" and together with the Agent, the "Agents"), to enter into, and lend money pursuant to, a certain Credit Agreement of even date herewith (said Credit Agreement as it may be from time to time amended, restated, or modified being herein called the "Agreement"), by and among the Banks, the Agents and FOREST CITY RENTAL PROPERTIES CORPORATION, a subsidiary of the Guarantor (the "Borrower").

                  1. DEFINITIONS. As used in this Guaranty, the following terms shall have the following meanings:

                  "Banks" shall mean each of the financing institutions that are party to the Agreement as of the date of this Guaranty, any other bank(s) that may become parties to the Agreement after the date hereof, and all successors and assigns of any such bank; and "Bank" shall mean any one of the foregoing.

                  "Capital Stock" of any Person as used herein shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock or other equity participations or interests including, without limitation, partnership interests, whether general or limited, and membership interests, whether of managing or non-managing members, of such Person.

                  "Cash Flow Coverage Ratio" shall mean, for any Test Period, the ratio of (i) Consolidated Net Operating Cash Flow to (ii) Consolidated Corporate Debt Service.

                  "Collateral" shall mean, collectively, all property, if any, securing the Debt or any part thereof at the time in question.

                  "Company" shall mean the Guarantor and/or a Subsidiary of the Guarantor.

                  "Completion Guaranty" shall mean any performance guarantee by the Guarantor that construction of a real estate project will be completed in accordance with applicable plans and specifications and that all costs associated with such completion will be paid, provided, that such costs may include an interest reserve only through completion of the project and not through stabilization of such project.

                  "Consolidated Corporate Debt Service" shall mean, for any period, the sum of (i) all scheduled payments of principal of (excluding balloon payments) and interest on any Indebtedness owing by the Borrower (excluding any non-recourse mortgage Indebtedness owing by the Borrower or any Subsidiary of the Borrower and Indebtedness relating to the Term Loan), (ii) all scheduled payments of principal of (excluding balloon payments) and interest on any Indebtedness owing by the Guarantor and (iii) Dividends paid by the Guarantor.

                  "Consolidated GAAP Shareholders' Equity" shall mean the consolidated shareholders equity of the Guarantor, as calculated in accordance with GAAP.

                  "Consolidated Net Operating Cash Flow" shall mean, for any Test Period, Net Operating Income (a) less (i) all scheduled payments of principal of non-recourse mortgage Indebtedness owing by the Guarantor and/or its Subsidiaries (excluding any balloon payments), (ii) all interest payments on such non-recourse Indebtedness, (iii) Twelve Million Dollars ($12,000,000) of normal recurring capital expenditures and (b) plus (i) net income (loss) before taxes and corporate interest expense of the Land Group, (ii) net income (loss) before taxes of the Lumber Trading Group, (iii) net income (loss) before taxes and corporate interest expense (including, but not limited to, interest incurred on Debt, subordinated debt or any other third party debt) of the Corporate Activity Group, (iv) actual cash taxes paid on the Net Operating Income and the income set forth in subsections (b)(i), (b)(ii) and (b)(iii) above, (v) non-cash interest expense accrued but not currently payable up to a maximum of Five Million Dollars ($5,000,000) with respect to Indebtedness owing by the Guarantor and its Subsidiaries other than Indebtedness owing by the Guarantor and/or its Subsidiaries to the government of the United States or any state or municipality thereof or any agencies of any of the foregoing and (vi) non-cash interest expense accrued but not currently payable with respect to Indebtedness by the Guarantor and/or its Subsidiaries owing to the government of the United States or any state or municipality thereof or any agencies of any of the foregoing.

                  "Contingent Obligation" shall mean, with respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether directly or otherwise; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

                  "Controlled Group" shall mean a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as may be amended from time to time, of which Guarantor or any Subsidiary is a part.

                  "Debt" shall mean, collectively, (a) all Indebtedness now owing or hereafter incurred by the Borrower to the Agents and/or the Banks arising under or in connection with the Agreement, whether pursuant to commitment or otherwise, and including, without limitation, the principal amount of all Loans made pursuant to the Agreement, all interest thereon determined as provided in the Agreement, all fees provided to be paid by the Borrower to the Banks and/or the Agents pursuant to the Agreement or any Related Writing and all liabilities in respect of letters of credit issued by the Agent and/or any of the Banks for the account of the Borrower (but not including Indebtedness held by any Bank arising and outstanding under any transaction or document referred to in Sections 8.04 (other than that referred to in subclause (a) thereof), and/or 8.07 of the Agreement), (b) each renewal, extension, consolidation or refinancing of any such Indebtedness in whole or in part, and (c) all interest from time to time accruing on any of the foregoing Indebtedness.

                  "Distributions" shall have the meaning set forth in Section 9.13(e) hereof.

                  "Dividends" shall include all dividends (in cash or otherwise) paid, capital returned, and other distributions of any kind made on any share of Capital Stock outstanding at the time.

                  "EBDT" shall mean net earnings from operations before depreciation, amortization and deferred taxes on income and excludes provision for decline in real estate, gain (loss) on disposition of properties and extraordinary gains.

                  "Environmental Laws" means all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing, now or hereafter in effect, and in each case, as amended, concerning or relating to health, safety and protection of, or regulation of the discharge of substances into, the environment.

                  "ERISA Net Worth" shall mean (a) as to any Subsidiary, the excess of the net book value of such Subsidiary's assets (other than patents, treasury stock, goodwill and similar intangibles but including unamortized mortgage and lease costs) over all of its liabilities (other than liabilities to any other Company), such excess being determined in accordance with GAAP applied on a basis consistent with the Guarantor's present accounting procedures, and
(b) as to the Guarantor, the excess of the net book value (after deducting all applicable reserves and deducting any value attributable to the re-appraisal or write-up of any asset) of the Guarantor's assets (other than patents, good will, treasury stock and similar intangibles but including unamortized mortgage and lease costs) over all of its liabilities as determined on an accrued and consolidated and consolidating basis and in accordance with GAAP not inconsistent with the Guarantor's present accounting principles consistently applied.

                  "Event of Default" shall have the meaning set forth in Section 10 hereof.

                  "Fiscal Quarterly Date" shall mean each of January 31, April 30, July 31 and October 31.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, in effect from time to time.

                  "Hedge Agreement" shall mean any non-fully paid derivative, such as interest rate swaps or collar agreements or other similar agreements or arrangements designed to hedge the position of a Person with respect to interest rates, excluding any such agreements as to which all obligations of such Person are paid or payable within twelve (12) months of the date such agreement is entered into by such Person.

                  "Indebtedness" shall mean, with respect to any Person at the time of any determination, without duplication, all obligations of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all written obligations of such Person to maintain working capital, equity capital or other financial statement condition of another Person so as to enable such other Person to pay its Indebtedness or otherwise to protect the holder of such Indebtedness against loss in respect thereof, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(g) all capitalized lease obligations of such Person, (h) all obligations of such Person in respect of Hedge Agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, and, without duplication, all drafts drawn thereunder, and
(j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, provided, that, Indebtedness shall not include (i) any obligations incurred as a result of fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in commercial loan transactions, or (ii) trade payables, deferred revenue, taxes and accrued expenses, in each case arising in the ordinary course of business and that is due and payable less than twelve (12) months after the date such debt was incurred.

                  "Indemnity Agreement" shall mean any indemnity agreement in form and substance satisfactory to the Agents and the Banks, by and between the Guarantor and a Surety, and as each such Indemnity Agreement may be amended, restated or otherwise modified.

                  "Indenture" shall mean the indenture dated as of May 19, 2003, between the Guarantor and The Bank of New York, as indenture trustee and relating to the Senior Notes.

                  "Measured Credit Risk" shall mean the product of (i) the notional amount of a Hedge Agreement entered into or guaranteed by the Guarantor or entered into by Forest City Capital Corporation, in each case with any Person other than a Bank that has a remaining time to maturity of greater than twelve
(12) months, times (ii) the number of years to maturity of such Hedge Agreement, times (iii)1.25%.

                  "Net Earnings" shall mean the Guarantor's net earnings, as determined separately for each fiscal year, after taxes, upon a consolidated basis (after deducting minority interests) and in accordance with GAAP consistently applied.

                  "Net Losses" shall mean the Guarantor's net losses, as determined separately for each fiscal year, after taxes, upon a consolidated basis (after deducting minority interests) in accordance with GAAP consistently applied.

                  "Net Operating Income" shall mean for any relevant period, the excess of the Borrower's revenues over the Borrower's operating expenses, in each case as determined in accordance with the Pro Rata Consolidation Method. For purposes of this definition, Net

Operating Income (i) shall not include any gains or losses from the sale of income producing real properties, other than gains or losses obtained from the sale of net outlot parcels to a maximum aggregate amount of Twenty Million Dollars ($20,000,000) for the immediately preceding four consecutive quarters and (ii) shall include adjustments for cash flow of properties pursuant to which the Borrower is receiving a preferred return over and above its ownership percentage in such properties.

                  "Non-Affiliate Construction Project" shall mean any real property and all improvements to be constructed thereon (collectively, the "Non-Affiliate Property") (i) with respect to which the Borrower or a Subsidiary of the Borrower, as the case may be, (a) makes a Permitted Non-Affiliate Loan, and (b) is the developer pursuant to an agreement with a Non-Affiliated Entity as owner of the Non-Affiliate Property; and (ii) with respect to which the Borrower or an Affiliate of the Borrower, as the case may be, holds an irrevocable option from either the Non-Affiliated Entity or the parent of the Non-Affiliated Entity to acquire, respectively, either (a) the Non-Affiliate Property, or (b) all of the equity interests owned by the parent of the Non-Affiliated Entity in and to such Non-Affiliated Entity.

                  "Non-Affiliated Entity" shall mean any Person that is not an Affiliate of the Borrower and that is wholly-owned by another Person.

                  "Obligor" shall mean any Person or entity who, or any of whose property is or shall be, obligated on the Debt or any part thereof in any manner and includes, without limiting the generality of the foregoing, the Borrower, the Guarantor and any co-maker, endorser, other guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or hypothecator of property, if any.

                  "Payment Default" shall mean any failure by the Borrower or the Guarantor to make payment of principal of, or interest on, any Note (as defined in the Agreement) or this Guaranty, as applicable, or any other fees or expenses provided hereunder or under the Agreement, when due and payable, whether at maturity or by acceleration.

                  "Permitted Debt" shall have the meaning set forth in Section
9.10 hereof.

                  "Permitted Distributions" shall have the meaning set forth in
Section 9.13(e) hereof.

                  "Permitted Non-Affiliate Loan" shall mean a loan by the Borrower or any Subsidiary of the Borrower to a Non-Affiliated Entity for the purposes of (a) purchasing or otherwise acquiring a Non-Affiliate Property or
(b) paying construction costs, in each case, in connection with a Non-Affiliate Construction Project.

                  "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental or political subdivision or an agency or instrumentality thereof.

                  "Plan" shall mean any employee pension benefit plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, established or maintained by the Guarantor, any Subsidiary, any member of the Controlled Group, or any such Plan to which the Guarantor, any Subsidiary or any member of the Controlled Group is required to contribute on behalf of its employees.

                  "Possible Default" shall mean an event or condition which, with notice or lapse of time or both, would constitute an Event of Default referred to in Section 10 hereof.

                  "Pro Rata Consolidation Method" shall mean the pro rata method of consolidation as opposed to the full consolidation method of accounting.

                  "Receivable" shall mean a claim for moneys due or to become due, whether classified as a contract right, account, chattel paper, instrument, general intangible or otherwise.

                  "Related Writing" shall mean any Note, assignment, mortgage, security agreement, guaranty agreement, Subordination Agreement, financial statement, audit report, officer's certificate or other writing furnished by the Borrower, the Guarantor or any of their respective officers to the Agents or the Banks.

                  "Reportable Event" shall mean a reportable event as that term is defined in Title IV of the Employee Retirement Income Security Act of 1974, as amended, with respect to a Plan as to which the thirty (30) day notice requirement has not been waived by the Pension Benefit Guaranty Corporation.

                  "Restricted Company" shall mean the Guarantor or a Restricted Subsidiary.

                  "Restricted Subsidiary" shall mean any Subsidiary of the Guarantor other than (a) the Borrower, and (b) any Subsidiary of the Borrower.

                  "Senior Notes" shall mean the 2003 Senior Notes and the 2004 Senior Notes.

                  "Subordination Agreement" shall mean any subordination agreement in form and substance satisfactory to the Agents and the Banks entered into by a Surety in favor of the Agents and the Banks, and as each such Subordination Agreement may, from time to time, be amended, restated or otherwise modified.

                  "Subsidiary" of any Person shall mean and include (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, limited liability company, association (including business trusts) or other entity in which such Person directly or indirectly through Subsidiaries, has more than a fifty percent (50%) voting or equity interest at the time, and (c) any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of its parent in the parent's consolidated financial statements.

                  "Surety" means any surety or insurance company reasonably acceptable to the Agents.

                  "Surety Bonds" means the bonds, undertakings and other like obligations executed by a Surety for the Guarantor subject to an Indemnity Agreement and a Subordination Agreement in a maximum aggregate principal amount of $30,000,000 for all Sureties.

                  "Term Loan" means that certain Term Loan made from certain of the Banks to the Borrower pursuant to the Original Credit Agreement.

                  "Test Period" shall mean each period of four consecutive fiscal quarters of the Guarantor or the Borrower, as applicable, in each case taken as one accounting period, ended after the Closing Date and commencing April 30, 2004.

                  "Trading Loans" shall mean any loans that are now or hereafter outstanding from Forest City Trading Group, Inc. (but not from any other lender, whether or not such lender is a Subsidiary of the Guarantor) to the Guarantor.

                  "2003 Senior Notes" shall mean the senior notes of the Guarantor issued on May 19, 2003, pursuant to the Indenture, in an original aggregate principal amount of $300,000,000.

                  "2004 Senior Notes" shall mean the senior notes of the Guarantor issued on February 10, 2004, pursuant to the Indenture, in an original aggregate principal amount of up to $100,000,000.

                  All capitalized terms used herein but not herein defined that are defined in the Agreement shall have the respective meanings ascribed to them in the Agreement.

                  All financial covenants contained in this Guaranty shall be measured on each Fiscal Quarterly Date.

Accounting Principles

                  Any accounting term not specifically defined in this Section 1 or elsewhere in this Guaranty, shall have the meaning ascribed thereto by GAAP not inconsistent with the Guarantor's present accounting procedures, provided, that, if the Guarantor notifies the Agent that the Guarantor requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Guarantor that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  Notwithstanding the foregoing, the financial statements furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Guarantor to the Banks), provided, that (a) all computations determining compliance with Sections 9.8 and 9.14, including definitions used therein, shall utilize accounting principles based on the Pro Rata Consolidation Method, (b) all computations determining compliance with Sections 9.8, 9.14 and 9.15, including definitions used therein, shall exclude interest income received by the Borrower or any of its Subsidiaries with respect to loans made by the Borrower or such Subsidiary pursuant to Section 8.06(d) of the Agreement, unless such loans are funded with the proceeds from Revolving Loans or the Senior Notes and (c) such financial statements must also include a report (in the footnotes thereto or otherwise) of the financial results of the Guarantor using accounting principles based on the Pro Rata Consolidation Method.

                  2. ACKNOWLEDGMENTS, CONSIDERATION. The Guarantor desires that the Agent and the Banks grant the Borrower the loan(s), credit and financial accommodations provided for under the Agreement. The Agreement provides, on and subject to certain conditions therein set forth, for Revolving Loans by the Banks to the Borrower up to an aggregate maximum principal amount of Four Hundred Fifty Million Dollars ($450,000,000). There exists and will hereafter exist economic and business relationships between the Guarantor and the Borrower which will be of benefit to the Guarantor. The Guarantor finds it to be in the direct business and economic interest of the Guarantor that the Borrower obtain the loans, credit and financial accommodations from the Agents and the Banks provided for in the Agreement. The Guarantor understands that the Agents and the Banks are willing to grant the loans, credit and financial accommodations to the Borrower provided for in the Agreement only upon certain terms and conditions, one of which is that the Guarantor unconditionally guarantee the payment of the Debt and this instrument is being executed and delivered by the Guarantor to satisfy that condition and in consideration of the Agents and the Banks entering into the Agreement.

                  3. GUARANTY. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees (a) the punctual and full payment of all and every portion of the Debt when due, by acceleration or otherwise, whether now owing or hereafter arising, (b) the prompt observance and performance by the Borrower of each and all of the Borrower's covenants, undertakings, obligations and agreements set forth in the Agreement, the Notes and/or any other instruments evidencing or pertaining thereto, and (c) the prompt payment of all expenses and costs, including reasonable attorneys' fees, incurred by or for the account of the Agents and/or the Banks in connection with any action to enforce payment or collection of the Debt from the Borrower and/or the Guarantor or to prepare any amendments, restatements or modifications of the Agreement, the Notes and/or this Guaranty. If the Debt or any part thereof shall not be paid in full punctually when due and payable, the Agents and/or the Banks in each case shall have the right to proceed directly against the Guarantor under this Guaranty regardless of whether or not the Agents and/or the Banks shall have theretofore proceeded or shall then be proceeding against the Borrower or any other Obligor or Collateral, if any, or any of the foregoing, it being understood that the Agents and/or the Banks in their sole discretion may proceed or not proceed against the Borrower, the Obligors and/or any Collateral and may exercise or not exercise each right, power or privilege that the Agents and/or the Banks may at any time have, either simultaneously or separately and, in any event, at such time or times and as often and in such order as the Agents and/or the Banks in their sole discretion, may from time to time deem expedient, all without affecting the obligations of the Guarantor hereunder or the right of the

Agents and/or the Banks to demand and/or enforce performance by the Guarantor of the Guarantor's obligations hereunder.

                  4. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any amount paid by or on behalf of the Borrower to the Agents or the Banks on or in respect of the Debt is rescinded, restored or returned in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Obligor, or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Obligor or any part of the property of the Borrower or any other Obligor, or otherwise, all as though such payment had not been made.

                  5. WAIVERS. The Guarantor waives any and all contractual, legal and/or equitable rights of subrogation, contribution, exoneration, indemnity and/or reimbursement from or against the Borrower or any Obligor with respect to the Debt and/or any payments made by the Guarantor on account of this Guaranty.

                  6. ADDITIONAL AGREEMENTS. Regardless of the duration of time, regardless of whether the Borrower may from time to time cease to be indebted to the Banks and irrespective of any act, omission or course of dealing whatever on the part of the Agents and/or the Banks, the Guarantor's liabilities and other obligations under this Guaranty shall remain in full force and effect until the full and final payment of all of the Debt. Without limiting the generality of the foregoing:

                  6.1. The obligations of the Guarantor hereunder shall not be released, discharged or in any way affected, nor shall the Guarantor have any rights or recourse against the Agents or the Banks by reason of (a) any action the Agents or the Banks may take or omit to take, or (b) any defense raised or asserted by the Borrower against enforcement of the Agreement or the Notes or any challenge to the sufficiency or enforceability of the Agreement, any of the Notes or this Guaranty, or (c) any act or thing that might otherwise operate as a legal or equitable discharge of a surety, as to which the Guarantor hereby expressly waives any and all defenses available to a surety except irrevocable payment in full of the Debt.

                  6.2. The obligations of the Guarantor under this Guaranty shall be satisfied strictly in accordance with the terms of this Guaranty, under all circumstances whatsoever, including, without limitation, the existence of any claim, setoff, defense or right which the Guarantor or the Borrower may have at any time against the Agents or the Banks or any other Person or entity, whether in connection with this Guaranty, the Agreement, the Notes or the transactions contemplated hereby or any unrelated transaction.

                  6.3. The Banks shall at no time be under any duty to the Guarantor to grant any loans, credit or financial accommodation to the Borrower, irrespective of any duty or commitment of the Banks to the Borrower, or to follow or direct the application of the proceeds of any such loans, credit or financial accommodation.

                  6.4. The Guarantor waives (a) notice of the granting of any loan to the Borrower or the incurring of any other Indebtedness, including, but not limited to the creation of the Debt by the Borrower or the terms and conditions thereof, (b) presentment, notice of nonpayment, demand for payment, protest, notice of protest and notice of dishonor of the Notes or any other Indebtedness incurred by the Borrower to the Banks, (c) notice of any indulgence granted to any Obligor, (d) notice of the Banks' acceptance of this Guaranty, and (e) any other notice to which the Guarantor might, but for the within waiver, be entitled.

                  6.5. The Agents and/or the Banks in their sole discretion may, without prejudice to their rights under this Guaranty, at any time or times (a) grant the Borrower whatever loans, credit or financial accommodations that the Banks, or any thereof, may from time to time deem advisable, even if the Borrower might be in default and even if those loans, credit or financial accommodations might not constitute Debt the payment of which is guaranteed hereunder, (b) assent to any renewal, extension, consolidation or refinancing of the Debt or any part thereof, (c) forbear from demanding security, if the Agents and/or the Banks shall have the right to do so, (d) release any Obligor or Collateral or assent to any exchange of Collateral, if any, irrespective of the consideration, if any, received therefor, (e) grant any waiver or consent or forbear from exercising any right, power or privilege that the Agents and/or the Banks may have or acquire, (f) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing any Debt or pursuant to which any Debt is created, (g) grant any other indulgence to any Obligor, (h) accept any Collateral for or other Obligors upon the Debt or any part thereof, or (i) fail, neglect or omit in any way to realize upon any Collateral or to protect the Debt or any part thereof or any Collateral therefor.

                  6.6. The Guarantor's liabilities and other obligations under this Guaranty shall survive any merger, consolidation or dissolution of the Guarantor.

                  6.7. The Guarantor's liabilities and other obligations under this Guaranty shall be absolute and unconditional irrespective of any lack of validity or enforceability of any agreement, instrument or document evidencing the Debt or related thereto, or any other defense available to the Guarantor in respect of this Guaranty.

                  7. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that (a) it is a duly organized and validly existing corporation under the laws of the State of Ohio, (b) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action,
(c) there is no prohibition in either its Articles of Incorporation, Code of Regulations or in any agreement, instrument, judgment, decree or order to which it is a party that in any way restricts or prohibits the execution, delivery and performance of this Guaranty in any respect, (d) this Guaranty has been duly executed and delivered by the Guarantor and is a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, and (e) as of October 31, 2003, there are 36,000,000 shares authorized of Class B Common Stock of the Guarantor of which 13,716,192 shares are issued and outstanding.

                  The Guarantor further represents and warrants that this Guaranty is made in furtherance of the purposes for which the Guarantor was incorporated and is necessary to promote and further the business of the Guarantor and that the assumption by the Guarantor of its obligations hereunder will result in direct financial benefits to the Guarantor.

                  This Guaranty is not made in connection with any consumer loan or consumer transaction.

                  The Guarantor further represents and warrants that (a) the Guarantor has received consideration which is the reasonably equivalent value of the obligations and liabilities that the Guarantor has incurred to the Agents and/or the Banks, (b) the Guarantor is not insolvent as defined in any applicable state or federal statute, nor will the Guarantor be rendered insolvent by the execution and delivery of this Guaranty to the Agents and the Banks, (c) the Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by the Guarantor shall be an unreasonably small capital, taking into consideration the obligations to the Agents and the Banks incurred hereunder, and (d) the Guarantor does not intend to, nor does the Guarantor believe, that the Guarantor will incur debts beyond the Guarantor's ability to pay as they become due.

                  The Guarantor further represents and warrants that the Guarantor has provided to the Agent three copies of all promissory notes or other writings evidencing any Trading Loans outstanding on the date hereof and that the Guarantor has no other Indebtedness outstanding from any Subsidiary to the Guarantor.

                  8. NOTICES. The Agents and/or the Banks shall be deemed to have knowledge or to have received notice of any event, condition or thing only if the Agents and/or the Banks shall have received written notice thereof as provided in the Agreement. A written notice shall be deemed to have been duly given to the Guarantor whenever a writing to that effect shall have been sent by registered or certified mail to the Guarantor at the address set forth opposite the Guarantor's signature below (or to such other address of the Guarantor as the Guarantor may hereafter furnish to the Banks in writing for such purpose), but no other method of giving notice to or making a request of the Guarantor is hereby precluded.

                  9. COVENANTS. The Guarantor hereby agrees to perform and observe and to cause each Subsidiary to perform and observe, all of the following covenants and agreements:

                  9.1. INSURANCE. Each Company will:

                  (a) insure itself and all of its insurable properties to such extent, by such insurers and against such hazards and liabilities as is generally done by businesses similarly situated, it being understood that the Guarantor has obtained a fidelity bond for such of its employees as handle funds belonging to the Borrower or the Guarantor,

                  (b) give the Agent prompt written notice of any material reduction or adverse change in that Company's insurance coverage, and

                  (c) forthwith upon any Bank's or the Agent's written request, furnish to each Bank and the Agent such information in writing about that Company's insurance as any Bank or the Agent, as applicable, may from time to time reasonably request.

                  9.2. MONEY OBLIGATIONS. Each Company will pay in full:

                  (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and, to the extent that, the same shall be contested in good faith by appropriate and timely proceedings diligently pursued and taxes and assessments on inconsequential parcels of vacant land, the nonpayment of which does not materially adversely affect the financial condition of the Guarantor) for which it may be or become liable or to which any or all of its properties may be or become subject,

                  (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Section 206-207) or any comparable provisions, and

                  (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings diligently pursued) before such payment becomes overdue; provided that, notwithstanding the foregoing, the Guarantor shall not make any payment on account of any of the Senior Notes in the event of and during the continuance of any Payment Default under the Agreement or this Guaranty.

                  9.3. RECORDS. Each Company will:

                  (a) at all times maintain true and complete records and books of account and, without limiting the generality of the foregoing, maintain appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles applied on a basis not inconsistent with its present accounting procedures, and

                  (b) at all reasonable times permit each Bank to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

                  9.4. FRANCHISES. Each Company will preserve and maintain at all times its corporate existence, rights and franchises; provided, that this Section shall not apply to (a) any merger of a Subsidiary into the Guarantor or into another Subsidiary, (b) any consolidation of a Subsidiary with another Subsidiary, or (c) any dissolution of any Subsidiary, except in each case where the Subsidiary is the Borrower.

                  9.5. NOTICE. The Guarantor will cause its Chief Financial Officer, or in his or her absence another officer designated by the Chief Financial Officer, to promptly notify the Banks whenever (a) any Event of Default or Possible Default may occur hereunder (including, without limitation, any default under any of the Senior Notes, the Indenture or any other document relating thereto (after giving effect to any applicable grace period)) or any representation or warranty made herein may for any reason cease in any material respect to be true and complete, and/or (b) any Restricted Subsidiary shall (i) be in default of any material (either with respect to the Borrower or the Guarantor) obligation for payment of borrowed money, or, to the knowledge of the Guarantor, any material obligations in respect of guarantees, taxes and/or Indebtedness for goods or services purchased by, or other contractual obligations of, such Subsidiary, and/or (ii) not, to the knowledge of the Guarantor, be in compliance with any law, order, rule, judgment, ordinance, regulation, license, franchise, lease or other agreement that has or could reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Subsidiary, and/or (c) the Guarantor and/or the Subsidiary shall have received notice, or have knowledge, of any actual, pending or threatened claim, notice, litigation, citation, proceeding or demand relating to any matter(s) described in subclauses
(b)(i) and (b)(ii) of this Section 9.5. Further, the Guarantor shall notify the Banks not less than thirty (30) days in advance of entering into any proposed amendment or modification of any of the Senior Notes or the Indenture, whether or not the Guarantor believes that the consent of the Required Banks is needed therefor pursuant to Section 9.10(h)(iii) of this Guaranty.

                  9.6. ERISA COMPLIANCE. No Company will incur any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder or any material liability to the Pension Benefit Guaranty Corporation, established thereunder in connection with any Plan. Each Company will furnish (i) as soon as possible and in any event within thirty (30) days after such Company knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of such Company setting forth details as to such Reportable Event and the action which such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to such Company, (ii) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each Plan established or maintained by such Company for each plan year, including (x) where required by law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to the Banks, and (y) an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to the Banks, and (iii) promptly after receipt thereof a copy of any notice such Company, any Subsidiary or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the Pension Benefit Guaranty Corporation or the Internal Revenue Service. As used in this Section 9.6, "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of each Company's ERISA Net Worth.

                  9.7. FINANCIAL STATEMENTS. The Guarantor will furnish to each
Bank:

                  (a) within forty-five (45) days (or fifty (50) days so long as the Guarantor will not be reporting an Event of Default on such Form 10-Q report) after the end of each quarter-annual period of each fiscal year of the Guarantor, a copy of the Guarantor's Form 10-Q quarterly report as filed by the Guarantor with the Securities and Exchange Commission,

                  (b) within forty-five (45) days (or fifty (50) days so long as the Guarantor shall not have reported an Event of Default to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange

      Commission) after the end of each of the first three (3) quarter-annual fiscal periods of each fiscal year of the Guarantor, an unaudited consolidated and consolidating balance sheet of the Guarantor as at the end of that period and an unaudited consolidated and consolidating statement of income of the Guarantor for the Guarantor's current fiscal year to date, all prepared in form and detail in accordance with GAAP, consistently applied, or the Pro Rata Consolidation Method, as applicable, and certified by a Senior Officer of the Guarantor, subject to changes resulting from quarter-end adjustments, together with a certificate of a Senior Officer of the Guarantor (i) specifying the nature and period of existence of each Event of Default and/or Possible Default, if any, and the action taken, being taken or proposed to be taken by the Guarantor in respect thereof or if none, so stating, and (ii) certifying that the representations and warranties of the Guarantor set forth herein are true and correct as of the date of such certificate, or, if not, all respects in which they are not, and (iii) a covenant compliance worksheet in the form and substance of Schedule 9.7(b) hereof completed as of the end of such fiscal quarterly period,

                  (c) within ninety (90) days (or ninety-five (95) days so long as the Guarantor shall not have reported an Event of Default to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange Commission) after the end of each fiscal year of the Guarantor, an annual report on Form 10-K as filed by the Guarantor with the Securities and Exchange Commission, including the complete audited consolidated balance sheets and statements of income of the Guarantor for that year certified by an independent public accountant satisfactory to the Banks, and an unaudited consolidating balance sheet and statement of income of the Parent for the current fiscal year, each in form and detail satisfactory to the Banks, and prepared in accordance with GAAP, consistently applied, or the Pro Rata Consolidation Method, as applicable, together with (i) a report of the independent certified public accountant with an opinion that is not qualified as to the scope of the audit or as to the status of the Guarantor or the Borrower as a going concern, (ii) a certificate of the Senior Officer of the Guarantor (X) specifying the nature and period of existence of each Event of Default and/or Possible Default, if any, and the action taken, being taken or proposed to be taken by the Guarantor in respect thereof or if none, so stating, and (Y) certifying that the representations and warranties of the Guarantor set forth herein are true and correct as of the date of such certificate, or, if not, all respects in which they are not, and (iii) a fully completed covenant compliance worksheet in the form and substance of Schedule 9.7(b) hereof relating to such fiscal year duly certified by the Guarantor's accountants,

                  (d) concurrently with furnishing any quarterly financial statement or audit report pursuant to this Section 9.7, a certificate by Charles A. Ratner, Albert Ratner, Samuel H. Miller or Thomas G. Smith stating whether any Company has made any guaranty or incurred any Indebtedness referred to in Section 9.10(d) or Section 9.12(g) hereof and, if so, the details thereof,

                  (e) as soon as available, copies of all notices, reports, proxy statements and other similar documents sent by the Guarantor to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they have been issued, to any securities exchange or to the Securities

      Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of the Guarantor's securities,

                  (f) within forty-five (45) days after the end of each fiscal quarter of the Guarantor, a schedule setting forth the aggregate Measured Credit Risk as of the last day of such fiscal quarter, along with the remaining available Measured Credit Risk permitted by Section 9.10(j),

                  (g) within one hundred twenty (120) days after the end of each fiscal year of the Guarantor, a calculation of the consolidated leverage of the Guarantor as of the last day of such fiscal year, with such details and explanations as may be reasonably required by the Banks, and

                  (h) forthwith upon any Bank's written request such other information of any Company's financial condition and business, including, but not limited to any management letters of accountants addressed to the Guarantor or the Borrower.

                  9.8. EBDT. The Guarantor will not suffer or permit its EBDT, as of any Fiscal Quarterly Date falling within the periods set forth below, for the Test Period ending on such Fiscal Quarterly Date, to be less than the amount set forth below for the respective periods set forth below:

            Period                                                EBDT
            ------                                                ----

      January 31, 2004                                        $190,000,000

      February 1, 2004 through January 31, 2005               $200,000,000

      February 1, 2005 through January 31, 2006               $210,000,000

      February 1, 2006 and thereafter                         $220,000,000

                  9.9. COMBINATIONS, BULK TRANSFERS. (a) No Restricted Company will be a party to any consolidation or merger or lease, sell or otherwise transfer all or any substantial part of its assets or sell, pledge, hypothecate or transfer its stock or other ownership interests in any Subsidiary; provided, that this Section 9.9 shall not apply to any transfer (as opposed to a pledge) effected in the normal course of business on commercially reasonable terms and provided, further, that a Restricted Company shall only be permitted to pledge its stock or other ownership interests in any of its Subsidiaries that is a single asset or special purpose entity (each, a "Pledged Subsidiary") to secure the following:

                        (i) additional or mezzanine Indebtedness incurred with
                  respect to a project encumbered by a first mortgage at the time such additional or mezzanine Indebtedness is incurred, so long as such additional or mezzanine Indebtedness is permitted under Section 9.10 of this Guaranty provided, that the sum of the then existing Indebtedness with respect to such project plus such additional or mezzanine Indebtedness does not exceed eighty percent (80%) of the appraised value of the project at the time such additional or mezzanine Indebtedness is incurred; or

                        (ii) primary Indebtedness (or the re-financing thereof)
                  incurred solely for the purpose of acquiring real property or for construction or redevelopment purposes; provided, that such primary Indebtedness (or the re-financing thereof) does not exceed one hundred percent (100%) of the appraised value of the acquired property at the time of such financing or re-financing, as applicable.

                  (b) In addition to the foregoing, (i) such pledges of stock or other ownership interests in a Pledged Subsidiary given to secure Indebtedness described in Section 9.9(a)(i) or Section 9.9(b)(ii)(Y) may be made with respect to no more than fifteen (15) individual properties, collectively with the Borrower, all its Subsidiaries and all Restricted Companies at any one time, exclusive of the properties set forth on
      Schedule 9.9A of this Guaranty, and (ii) the aggregate of all such (X) additional or mezzanine Indebtedness described in Section 9.9(a)(i) above and (Y) primary Indebtedness described in Section 9.9(a)(ii) above in excess of eighty percent (80%) of the appraised value of the property, in each case for which such a pledge may be provided by a Restricted Company, shall not exceed Two Hundred Million Dollars ($200,000,000) in the aggregate for all pledges provided by the Restricted Companies, the Borrower and its Subsidiaries, taken together.

                  (c) The Guarantor will deliver to the Agents and the Banks an updated schedule, in the form of Schedule 9.9 attached hereto, listing all of the properties as to which a pledge of stock or other ownership interests has been provided to a lender in accordance with Section 9.9(b), within forty-five (45) days after each Fiscal Quarterly Date.

                  9.10. BORROWINGS. No Restricted Company will create, assume or suffer to exist any Indebtedness of any kind including, but not limited to, leases required to be capitalized under Financial Accounting Standards Board Standard No. 13 or any reimbursement obligations or other liabilities with respect to letters of credit issued for any Restricted Company's account; provided, that this Section 9.10 shall not apply to any of the following (collectively, "Permitted Debt"):

                  (a) any loan obtained by Forest City Trading Group, Inc., formerly known as American International Forest Products, Inc. (or any of its wholly-owned Subsidiaries) from any lender other than the Companies,

                  (b) any loan obtained from the Guarantor by any Restricted Subsidiary and, in the ordinary course of business by Forest City Trading Group, Inc. (or any of its wholly-owned Subsidiaries),

                  (c) any real estate loan heretofore or hereafter obtained or guaranteed by the Guarantor for the purpose of financing any building to be used only for the business of Guarantor and its Subsidiaries, provided, that no such loan shall exceed eighty percent (80%) of the lender's appraisal of the real estate being financed,

                  (d) any loan or letter of credit that is obtained or guaranteed by the Guarantor; provided, that the Guarantor's aggregate personal liability in respect of all such loans (other than any loan obtained by the Guarantor and permitted by any other clause of this
      Section 9.10) and letters of credit and in respect of all guaranteed loans referred to in clause (f) of Section 9.12 hereof, does not then exceed and after incurring such loan or letter of credit or the guarantee thereof in question would not exceed, Ten Million Dollars ($10,000,000),

                  (e) leases required to be capitalized under Financial Accounting Standards Board Standard No. 13 in the aggregate amount for all Restricted Subsidiaries of Three Million Dollars ($3,000,000),

                  (f) any secured Indebtedness of a Restricted Company created in the course of purchasing or developing real estate or financing construction (or any refinancings thereof) or other improvements thereon or purchasing furniture, fixtures or other equipment therefor or any other Indebtedness of any Restricted Company or any refinancings thereof; provided, that no Restricted Company (other than a Restricted Company whose sole assets consist of contiguous parcels of land which are being purchased or developed with such financing, the improvements, if any, thereon, furniture, fixtures and other equipment used in connection therewith, receivables arising from tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets) shall have any personal liability for such Indebtedness, the creditors' recourse being solely to the property being pledged as collateral for such Indebtedness and the income therefrom,

                  (g) any Trading Loans, provided, that each of the following conditions is satisfied as to each of such Trading Loans:

                        (i) the aggregate principal amount of all the Trading
                  Loans may not exceed Ten Million Dollars ($10,000,000);

                        (ii) no interest shall accrue or be payable with respect
                  to any Trading Loan;

                        (iii) there shall be no scheduled principal payments
                  prior to the maturity date of any Trading Loan, as any promissory notes evidencing such Trading Loans may be extended from time to time; no principal payments shall be made on any Trading Loan at any time that a Possible Default or Event of Default exists under the Guaranty or the Agreement, or at any time that the Agent has determined, in its sole discretion, that there has been a material adverse change in the financial condition of the Guarantor; and the Trading Loans, either individually or in the aggregate, shall not be revolving loans and, if any principal payments are made on any Trading Loan, the Ten Million Dollars ($10,000,000) maximum amount of permissible Trading Loans set forth above shall automatically and irrevocably decline by like amount upon such payment;

                        (iv) each Trading Loan shall be expressly subordinate in
                  right of payment to the prior payment in full of the Indebtedness under the Guaranty and the Agreement, whether such Indebtedness arises due to a Term Loan, a Revolving Loan or otherwise;

                        (v) an event of default as to any Trading Loan(s) will
                  automatically constitute an Event of Default under the Agreement, the Notes and the Guaranty; and

                        (vi) each Trading Loan shall be evidenced by a written
                  promissory note, including the terms set forth above in clauses (i) through (v) and shall otherwise be in form and substance approved in advance by the Agent, executed by the Guarantor and Forest City Trading Group, Inc. and, in the case of any Trading Loan(s) on or after the date of the date hereof, executed by such parties not later than the date of the first disbursement of such Trading Loan, a copy of which note(s) shall be provided within ten (10) days after execution,

                  (h) any Indebtedness or obligations of the Guarantor under the Senior Notes; provided, that,

                        (i) none of the Senior Notes nor the Indenture may
                  provide that an Event of Default under the Agreement or this Guaranty constitutes a default under any of the Senior Notes or the Indenture, except in the case of an Event of Default that constitutes the failure to pay the principal of any Debt when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in the acceleration of such Debt or constitutes the failure to pay any portion of the principal of the Debt when due and payable after acceleration or maturity;

                        (ii) the Indebtedness represented by the Senior Notes
                  shall be unsecured, pari passu with the Guarantor's obligations under this Guaranty and structurally subordinate to the Borrower's Obligations to the Banks under the Agreement;

                        (iii) none of the Senior Notes nor the Indenture shall
                  be amended or modified without the prior written consent of the Required Banks, including, without limitation, (A) to allow the maturity of any of the Senior Notes to be less than ten (10) years from the respective date of issue, (B) to provide for payment of interest under any of the Senior Notes more frequently than quarterly, or (C) to modify the redemption provisions contained therein, including adding additional redemption provisions, other than amendments or modifications that do not adversely affect the Agreement or this Guaranty or their relationship to any of the Senior Notes or the Indenture,

                        (iv) the outstanding and unredeemed principal amount of
                  the Senior Notes shall not, at any time, exceed Four Hundred Million Dollars ($400,000,000) in the aggregate; and

                        (v) the terms and conditions of the 2003 Senior Notes,
                  the 2004 Senior Notes and the Indenture shall be satisfactory, in form and substance, to the Agents and the Banks,

                  (i) any Indebtedness or obligations of the Guarantor under the Surety Bonds or the Indemnity Agreement to a maximum aggregate principal amount of $30,000,000.00 minus the aggregate stated amount of all letters of credit then outstanding for the account of the Borrower under the Agreement in excess of $10,000,000; provided, such Indebtedness is fully subordinated to the obligations of the Guarantor under this Guaranty as set forth in the Subordination Agreement,

                  (j) any Indebtedness of the Guarantor or Forest City Capital Corporation under any Hedge Agreement relating to Indebtedness otherwise permitted under this Guaranty, provided, that, any Hedge Agreement proposed to be entered into or guaranteed by the Guarantor or entered into by Forest City Capital Corporation, as applicable, in each case with a Person that is not a Bank that results in an aggregate Measured Credit Risk for all Hedge Agreements entered into with Persons other than a Bank, in excess of $33,500,000, shall require the prior written consent of the Required Banks (such written consent to be delivered by each consenting Bank to the Agent not more than three (3) Business Days after the request for such consent has been delivered by the Guarantor to the Agent, provided, that, each Bank that does not deliver such written consent within such three (3) Business Day period shall be deemed to have denied the request for such Hedge Agreement).

                  (k) any Indebtedness of the Guarantor with respect to deferred taxes that are due and payable in excess of twelve (12) months from the date of the incurrence of such tax liability,

                  (l) any Indebtedness permitted by Section 9.12(g) hereof, or

                  (m) any Indebtedness of the Guarantor permitted by Section 9.13(d) hereof that replaces the Indebtedness evidenced by the Senior Notes.

                  9.11. LIENS. No Restricted Company will:

                  (a) sell or otherwise transfer any Receivables, including, but not limited to, any mortgages held by the Guarantor or any of its Subsidiaries, other than in the ordinary course of business,

                  (b) acquire any property subject to any land contract, conditional sale contract or other title retention contract, or

                  (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, financing statement, encumbrance or Lien of any kind or nature;

provided, that this Section 9.11 shall not apply to:

                  (i) any Lien for a tax, assessment or other governmental charge or levy so long as the payment thereof is not required by Section 9.2(a) hereof,

                  (ii) any Lien securing only workmen's compensation, unemployment insurance or similar obligations,

                  (iii) any mechanic's, warehousemen's, carrier's or similar common law or statutory Lien incurred in the normal course of business,

                  (iv) any mortgage, security interest or other Lien encumbering property of any Restricted Subsidiary for the purpose of securing any Indebtedness owing by only that Subsidiary,

                  (v) any mortgage, security interest or other Lien encumbering property of the Guarantor and securing any Indebtedness or liability of the Guarantor permitted by clause (c) of Section 9.10 or by Section 9.12 hereof,

                  (vi) any Lien permitted by Section 8.15 of the Agreement,

                  (vii) any transfer made in the ordinary course of business by Forest City Trading Group, Inc. (or any of its wholly-owned Subsidiaries), or

                  (viii) any financing statement perfecting a security interest permitted by this Section 9.11.

                  9.12. GUARANTEES. No Restricted Company will be or become a guarantor of any kind; provided, that this Section 9.12 shall not apply to:

                  (a) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business,

                  (b) any indemnity or guaranty of a surety bond for the performance by a customer of a Restricted Company of the customer's obligations under a land development contract,

                  (c) any guarantee by the Guarantor of a real estate loan permitted by clause (c) of Section 9.10,

                  (d) any Completion Guaranty with respect to a real estate building project, if the Guarantor or any Company is the developer of the project or has a property interest in the project (including, but not limited to, a Non-Affiliate Construction Project),

                  (e) the guarantee by the Guarantor set forth in Section 3 hereof,

                  (f) any other guarantee by the Guarantor, provided, that the Guarantor's aggregate personal liability in respect of all of such other guarantees and all Indebtedness described in subsection (a) of the definition of Indebtedness (other than any loan permitted by clauses (a) through (c), inclusive, of Section 9.10 hereof) does not exceed, and after making the guarantee in question would not exceed, Ten Million Dollars ($10,000,000),

                  (g) any unsecured guarantee by the Guarantor or any Restricted Subsidiary of the equity investment or performance of a Subsidiary (other than any Indebtedness of such Subsidiary incurred for borrowed money) in connection with a real estate project in favor of a partner or member, or a partnership or limited liability company in which such Subsidiary is a general partner or a member, as applicable, when the Guarantor or such Restricted Subsidiary, as the case may be, deems it to be in its best interest not to be a partner, a member, or have a direct interest in the partnership or limited liability company, as applicable,

                  (h) the guarantee by the Guarantor of the obligations of Franklin Town Towers Associates located in Philadelphia, Pennsylvania, with respect to Museum Towers, in the original principal amount of Twenty Million Four Hundred Thousand Dollars ($20,400,000), provided, that such obligations shall not be amended, restated or otherwise modified without the prior written consent of the Banks,

                  (i) any guarantee or indemnity by the Guarantor or any Restricted Subsidiary for fraud, misappropriation, misapplication or environmental problems, as are usual and customary in commercial mortgage loan transactions entered into by the Guarantor and/or such Restricted Subsidiary, provided, that such a guarantee or indemnity may be given by the Guarantor or a Restricted Subsidiary, but not both (unless such Restricted Subsidiary is also the borrower in the particular commercial mortgage loan transaction), in connection with any particular commercial mortgage loan transaction,

                  (j) subject to Section 9.10(j) hereof, any guarantee by the Guarantor of an unsecured Hedge Agreement permitted by Section 8.04 of the Agreement entered into by a Subsidiary (other than the Borrower),

                  (k) subject to the limitations set forth in Section 9.19 of this Guaranty, any Completion Guaranty, or

                  (l) the guarantee in connection with the Park Creek Metropolitan District and Stapleton Land LLC located in Stapleton, Colorado, with respect to the $19,000,000 Park Creek District Subordinate Limited Property Tax Revenue Bonds, Series 2003A and the $10,000,000 Park Creek District Subordinate Limited Property Tax Revenue Bonds, Series 2003-B, provided, that such guarantee obligations shall not be amended, restated or otherwise modified without the prior written consent of the Banks.

                  9.13. REDEMPTIONS, PREPAYMENTS, AND DIVIDENDS.

                  (a) The Guarantor will not directly or indirectly purchase, acquire, redeem or retire any shares of its capital stock at any time outstanding or set aside funds for any such purpose, except that, from and after the Closing Date, so long as no Event of Default or violation of
      Section 9.14 of this Guaranty shall have occurred or will result after giving effect to such purchase acquisition, redemption or retirement, the Guarantor may purchase, acquire, redeem or retire shares of its outstanding capital stock in an aggregate amount not to exceed Thirty Million Dollars ($30,000,000) minus any amounts paid as permitted by
      Section 9.13(c) hereof, in any yearly period measured by the anniversary dates of the Closing Date of the Agreement thereafter,

                  (b) The Guarantor will not directly or indirectly pay any principal of, make sinking fund payments in respect of or purchase any Indebtedness now or hereafter owing by the Guarantor other than any principal payment, sinking fund payment or purchase the omission of which would (or with the giving of notice or the lapse of any applicable grace period or both) accelerate, or give any one the right to accelerate, the maturity of such Indebtedness in accordance with the original terms thereof; provided, that, notwithstanding the foregoing, the Guarantor shall not make any payment on account of the Senior Notes in the event of and during the continuance of any Payment Default under the Agreement or this Guaranty,

                  (c) The Guarantor will not directly or indirectly declare or pay any Dividends, except that, from and after the Closing Date, so long as no Event of Default shall have occurred and be continuing hereunder and no Event of Default shall have occurred and be continuing under the Agreement, the Guarantor may pay Dividends in any aggregate amount not to exceed Thirty Million Dollars ($30,000,000) minus any amounts paid as permitted by Section 9.13(a) hereof, in any yearly period measured by the anniversary dates of the Closing Date of the Agreement thereafter,

                  (d) The Guarantor shall not directly or indirectly exercise its optional redemption rights, under the terms of any of the Senior Notes or the Indenture, to redeem any of the Senior Notes prior to its maturity date, or to deposit monies or other assets with the trustee under the Indenture for the payment of any one or more Senior Notes or the release of restrictive covenants thereunder, by defeasance, without in each case the prior written consent of the Required Banks, except that the Guarantor may take any of the above listed actions in connection with a refinancing of the Indebtedness represented by the Senior Notes without the prior consent of the Banks, in each case only so long as such refinancing does not (i) result in an increase in the aggregate principal amount of Indebtedness of the Guarantor as of the date of such proposed refinancing,
      (ii) create Indebtedness that has a maturity earlier than the final maturity of the Senior Notes, (iii) create a security interest in any property of the Guarantor or any of its Subsidiaries, or (iv) result in Indebtedness that is senior to the Indebtedness owing to the Banks under this Guaranty or the Agreement. Executed copies of any and all documentation evidencing or relating to such refinancing shall be delivered to the Agent within five (5) Cleveland Banking Days of the execution of such documentation,

                  (e) In the event of and during the continuance of any Event of Default under the Agreement or under this Guaranty other than a Payment Default, the Guarantor shall not cause the Borrower to declare, pay, or make, and shall not accept payment of, any Dividends in respect of Capital Stock of the Borrower, or, notwithstanding any other provision of the Agreement or this Guaranty to the contrary, any loans or advances to the Guarantor, (any such Dividends or loans are referred to herein as "Distributions") in excess of the sum of the amount sufficient to pay, when due, all interest payments in respect of the Senior Notes and the amounts sufficient to pay, when due, all taxes of the Guarantor (collectively, "Permitted Distributions"); provided, that any Permitted Distributions shall be applied by the Guarantor strictly to the permitted uses specified above, and

                  (f) Notwithstanding the provisions of Section 9.13(e) of this Guaranty, in the event and during the continuance of any Payment Default, the Guarantor shall not cause the Borrower to pay or make, and shall not accept payment of, any Distributions.

                  9.14. CASH FLOW COVERAGE RATIO. The Guarantor will not permit the Cash Flow Coverage Ratio, at any time, to be less than 2.25:1.00.

                  9.15. CONSOLIDATED GAAP SHAREHOLDERS' EQUITY. The Guarantor will not permit the Consolidated GAAP Shareholders' Equity to be less than (a) on the Closing Date, Six Hundred Twenty-Five Million Dollars ($625,000,000) and
(b) at any date of determination thereafter, the sum of (i) Six Hundred Twenty-Five Million Dollars ($625,000,000), plus (ii) one hundred percent (100%) of the cash proceeds from any sale or issuance of equity, plus (iii) fifty percent (50%) of the Guarantor's consolidated GAAP net income, in each case, for the year-to-date period ended on such Fiscal Quarterly Date.

                  9.16. ENVIRONMENTAL COMPLIANCE. The Guarantor will comply with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which the Guarantor or any Restricted Subsidiary owns property, operates, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. The Guarantor will furnish to the Banks promptly after receipt thereof a copy of any notice the Guarantor or any Restricted Subsidiary may receive from any governmental authority, private person or entity or otherwise that any litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against the Guarantor or such Restricted Subsidiary, any real property in which the Guarantor or such Restricted Subsidiary holds any interest or any past or present operation of the Guarantor or such Restricted Subsidiary. The Guarantor will not knowingly allow the storage, release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which the Guarantor holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. The Guarantor shall defend, indemnify and hold the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of the Guarantor or any Restricted Subsidiary with any

Environmental Law, provided, that, so long as and to the extent that the Banks are not required to make any payment or suffer to exist any unsatisfied judgment, order, or assessment against them, the Guarantor may pursue rights of appeal to comply with such Environmental Laws. In any case of noncompliance with any Environmental Law by a Restricted Subsidiary, the Banks' recourse for such indemnity herein shall be limited solely to the property of the Restricted Subsidiary holding title to the property involved in such noncompliance and such recovery shall not be a lien, or a basis of a claim of lien or levy of execution, against either the Guarantor's general assets or the general assets of any of its Restricted Subsidiaries.

                  9.17. PLAN. Neither the Guarantor nor any Restricted Subsidiary will suffer or permit any Plan to be amended if, as a result of such amendment, the current liability under the Plan is increased to such an extent that security is required pursuant to Section 307 of the Employee Retirement Income Security Act of 1974, as amended from time to time. As used herein, "current liability" means current liability as defined in Section 307 of such Act.

                  9.18. [Reserved.]

                  9.19. CROSS COLLATERALIZATION AND CROSS DEFAULTS. (a) Except as expressly permitted by this Section 9.19, neither the Guarantor nor any Restricted Company will (i) cross-default or agree to cross-default any Permitted Debt to this Guaranty or the Debt; (ii) agree to any financial covenants based on the performance of the Guarantor under any other Permitted Debt (other than the Debt); or (iii) cross-collateralize, or agree to cross-collateralize Permitted Debt (other than the Debt) owing to any one lender under one or more different loan agreements or arrangements, provided, that the cross-defaulted and/or cross-collateralized Indebtedness set forth on Schedule
9.19 attached hereto shall be permitted, provided, further, that such Schedule
9.19 shall not be amended or otherwise modified after the Closing Date without the prior written consent of the Agent.

                  (b) Notwithstanding Section 9.19(a) above:

                        (i) with respect to construction projects that are
                  constructed in multiple phases and/or stabilized properties, any Restricted Company shall be permitted to cross-default and/or cross-collateralize any Permitted Debt with other Permitted Debt (other than, in each case, the Debt), but only if the phases to be cross-collateralized in and/or cross-defaulted consist of a single identifiable project;

                        (ii) under a Completion Guaranty granted by the
                  Guarantor to a construction lender, the Guarantor shall be permitted to agree to a financial covenant solely with respect to the Guarantor's net worth, but only if (A) the Indebtedness related to such Completion Guaranty is in excess of One Hundred Million Dollars ($100,000,000), (B) the Indebtedness related to such Completion Guaranty has a maturity of two (2) years or greater, not including extensions, (C) any net worth financial covenant is calculated in substantially the same manner as the covenant set forth in Section 9.15 of this Guaranty and requires a net worth for the Guarantor of not more than Two Hundred Seventy Five

                  Million Dollars ($275,000,000) and (D) the aggregate of all Indebtedness subject to such Completion Guaranties shall not exceed Four Hundred Million Dollars ($400,000,000), exclusive of the Indebtedness incurred in connection with the projects set forth on Schedule 9.19 to this Guaranty;

                        (iii) under any Completion Guaranty granted by the
                  Guarantor that contains the net worth financial covenant referred to in Section 9.19(b)(ii) above, (A) the construction lender shall not be permitted to call upon such Completion Guaranty due solely to a violation of such net worth financial covenant and (B) the construction lender shall only be permitted to call upon such Completion Guaranty if the project is not performing (i.e. not on budget and/or schedule); and

                        (iv) with respect to Hedge Agreements permitted by this
                  Guaranty, the related documentation may provide that any Event of Default that occurs and continues after the expiration of any applicable grace period with respect thereto and that permits the Banks to accelerate the maturity of the Debt, constitutes a default under such documentation.

                  9.20. OWNERSHIP OF LAND. The Guarantor shall not, and shall not permit any Restricted Subsidiary to purchase, lease or otherwise acquire any real property of any kind after the Closing Date, other than any real property to be used only for the business of the Guarantor or any such Restricted Subsidiary, in each case, as such business has been conducted prior to the Closing Date.

                  9.21. PERMITTED NON-AFFILIATE LOAN REPORTS. Within forty-five
(45) days after each Fiscal Quarterly Date, the Guarantor will furnish to each Bank a report setting forth (a) each Permitted Non-Affiliate Loan that is outstanding as of such Fiscal Quarterly Date and (b) for the three year period ending on such Fiscal Quarterly Date, the aggregate amount of gain deferred for federal income tax purposes on the consolidated return of the Guarantor in connection with any Non-Affiliate Construction Projects, and, if requested by the Agents or any Bank, accompanied by all applicable tax forms filed or to be filed in connection with such Non-Affiliate Construction Projects.

                  10. DEFAULT; REMEDIES. The Guarantor shall be in default hereunder in the event that any of the following (each an "Event of Default") shall occur or exist:

                  (a) Any representation or warranty made by the Guarantor, or any of its officers, herein, or in any written statement or certificate furnished at any time in connection herewith, shall prove untrue in any material respect as of the date it was made, or

                  (b) The Guarantor shall fail to observe, perform, or comply with any obligation, covenant, agreement, or undertaking of the Guarantor set forth in Sections 3, 9.5, 9.8, 9.13, 9.14 and/or 9.15 hereof, or

                  (c) The Guarantor shall fail to observe, perform, or comply with any obligation, covenant, agreement, or undertaking of the Guarantor set forth in any section or provision hereof other than those identified specifically in subsection
      (b) above and the Guarantor shall not have corrected such failure within thirty (30) days after the giving of written notice thereof to the Guarantor by the Agent or any Bank that the specified failure is to be corrected, or

                  (d) The Guarantor and/or any Restricted Subsidiary defaults in any payment of principal or interest due and owing upon any Indebtedness in excess of $1,000,000, or, in the case of the Guarantor, in the payment or performance of any obligation permitted to be outstanding or incurred pursuant to Sections 9.10 and/or 9.12 hereof in excess of $1,000,000, beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to accelerate the maturity of the related Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity or foreclose on any lien on property of the Guarantor securing the same, except that defaults in payment or performance of non-recourse obligations of the Guarantor or any Restricted Subsidiary shall not constitute Events of Default under this Section 10(d) unless such defaults have, individually or in the aggregate, a material adverse effect on the business or financial condition of the Guarantor; provided, that it shall be an Event of Default hereunder if any default occurs (after giving effect to any applicable grace period) under the Senior Notes permitted by Section 9.10(h) of this Guaranty or under the Indenture, or

                  (e) (i) any Restricted Subsidiary shall (A) generally not pay its debts as such debts become due, or (B) make a general assignment for the benefit of creditors, or (C) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of itself or all or a substantial part of its assets, or (D) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or
      (E) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (F) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of itself or of all or a substantial part of its assets, or (G) take or omit to take any other action in order thereby to effect any of the foregoing or (H) fail to pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or its income, profits, or properties, and/or all lawful claims for labor, materials, and supplies, which, if unpaid, might become a lien or charge against such properties, in all cases before the same shall become in default, or (I) fail to comply with any and all Environmental Laws applicable to such Subsidiary, its properties, or activities, or (J) fail to observe, perform, or fulfill any of its obligations, covenants or conditions contained in any evidence of Indebtedness or other contract, decree, order, judgment, or instrument to which such Subsidiary is a party or by which it or its assets are bound, and (ii) any such event or events described in (i) above shall in the reasonable judgment of the Banks have a material adverse effect on the business or financial condition of the Guarantor, or

                  (f) An Event of Default specified in Article X of the Agreement shall have occurred and be continuing, or

                  (g) The Guarantor shall (i) make a general assignment for the benefit of creditors, (ii) file a voluntary petition under any chapter or provision of Title 11 United States Code (Bankruptcy), as from time to time in effect (the "Bankruptcy Code") or a petition or answer seeking reorganization of the Guarantor or a readjustment of its Indebtedness under the Bankruptcy Code or any other federal or state law providing for relief of debtors, reorganization, liquidation, or arrangements with creditors, (iii) consent to the appointment of a receiver or trustee of its properties, or (iv) cease to be or be unable to pay its debts generally as they become due, or

                  (h) Relief shall be ordered against the Guarantor as debtor in any involuntary case under the Bankruptcy Code, or a petition or proceedings for bankruptcy or for reorganization shall be filed against the Guarantor under the Bankruptcy Code or any other federal or state law providing for relief of debtors, reorganization, liquidation, or arrangements with creditors, and the Guarantor shall admit the material allegations thereof, or an order, judgment or decree entered therein shall not be vacated or stayed within thirty (30) days of its entry, or a receiver or trustee shall be appointed for the Guarantor or its properties or any part thereof and remain in possession thereof for thirty (30) days, or

                  (i) The Guarantor defaults in the performance of any obligation in the Subordination Agreement or in the performance of any other agreement, covenant, term or condition in the Subordination Agreement, then, in any such event (other than an Event of Default referred to in Section 10(g) or 10(h) above), and at any time thereafter, the Agent and/or the Required Banks may at their option, by written notice delivered or mailed to the Guarantor, do any one or more of the following: (a) declare the Debt to be immediately due and payable, and upon any such declaration such Debt shall become and be forthwith due and payable by Guarantor without any further notice, presentment, or demand of any kind, all of which are expressly waived by the Guarantor, or (b) require the Guarantor to purchase the Debt at par value, without recourse, within ten (10) days after such notice, by paying to the Agent, in immediately available U.S. funds, an amount equal to the unpaid principal amount then outstanding on the Notes and any other matured or unmatured Debt owing to the Banks, plus the unpaid accrued interest on the Notes at the rate or rates determined in accordance with the Agreement. If any Event of Default referred to in Section 10.07(e), 10.07(f) or 10.07(g) of the Agreement or any Event of Default referred to in Section 10(g) or 10(h) of this Guaranty shall occur, the Debt shall become and thereafter be immediately due and payable by the Guarantor without any presentment, demand, or notice of any kind, all of which are hereby waived by the Guarantor. The foregoing rights, powers, and remedies of the Agent and the Banks are not exclusive and are in addition to any and all other rights, powers, and remedies provided for hereunder (including, without limitation, under Section 13 hereof), at law, and/or in equity. The exercise by the Agent and/or the Banks of any right, power, or remedy shall not waive or preclude the exercise of any other rights, powers, and/or remedies.

                  11. MISCELLANEOUS. The foregoing rights, powers, and remedies of the Agent and the Banks are not exclusive and are in addition to any and all other rights, powers, and remedies provided for hereunder, at law, and/or in equity. The exercise by the Agent and/or the Banks of any right, power, or remedy shall not waive or preclude the exercise of any other rights, powers, and/or remedies. This Guaranty shall bind the Guarantor and its successors and assigns and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns including (without limitation) each holder of any Note. The provisions of this Guaranty and the respective rights and duties of the Guarantor and the Agent and/or the Banks hereunder shall be interpreted and determined in accordance with Ohio law, without regard to principles of conflict of laws. If at any time one or more provisions of this Guaranty is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Guaranty constitutes a final written expression of all of the terms of this Guaranty, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations, and prior writings, if any, with respect to the subject matter hereof. The relationship between the Guarantor and the Agent and/or the Banks with respect to this Guaranty is and shall be solely that of debtor and creditor, respectively, and the Agent and/or the Banks have no fiduciary obligation to the Guarantor with respect to this Guaranty or the transactions contemplated thereby. All representations and warranties of the Guarantor shall survive the execution and delivery of this Guaranty and be and remain true and correct until this Guaranty is discharged. Captions herein are for convenient reference only and shall have no effect on the interpretation of any provision hereof. The Guarantor acknowledges that it, either directly or indirectly through its representatives, has participated in the drafting of this Guaranty, and any applicable rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Guaranty.

                  12. JURY TRIAL WAIVER. THE GUARANTOR WAIVES THE RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN OR AMONG THE GUARANTOR AND THE AGENT, THE BANKS, AND/OR THE BORROWER ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT, THIS GUARANTY, OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

                  13. NOTICES. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile, transmission or cable communication) and mailed, telexed, telegraphed, facsimile transmitted, cabled or delivered, if to the Guarantor, addressed to it at the address specified on the signature pages of this Guaranty, if to a Bank, addressed to the address of such Bank specified on the signature pages of the Agreement and if to the Agents, addressed to them at the address of the Agent or the Syndication Agent, as applicable, specified on the signature pages of the Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail or delivered to a telegraph company, addressed as aforesaid, except that notices from the Guarantor to the Agent or the Banks pursuant to any of the provisions hereof shall not be effective until received by the Agent or the Banks.

                  14. CONSENT TO JURISDICTION. The Guarantor agrees that any action or proceeding to enforce or arising out of this Guaranty may be commenced in the Court of Common Pleas for Cuyahoga County, Ohio or in the District Court of the United States for the Northern District of Ohio, and the Guarantor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction over the Guarantor if served to the Guarantor at the address listed opposite the signature of the Guarantor at the end of this Guaranty or as otherwise provided by the laws of the State of Ohio or the United States.

                  15. ENTIRE AGREEMENT. This Guaranty and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

                  16. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute an Event of Default if such action is taken or condition exists.

             [The remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of the date set forth above, by an officer thereunto duly authorized.

Address:                                FOREST CITY ENTERPRISES, INC.

1100 Terminal Tower
Cleveland, Ohio  44113                  By: ____________________________________
                                            Thomas G. Smith
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary

                          [Signature page of Guaranty]

                                    EXHIBIT C

                             [Intentionally Omitted]

                                                                       EXHIBIT D

                               REVOLVING LOAN NOTE
                                     (Bank)

$____________                                                    Cleveland, Ohio
                                                                 March ___, 2004

            FOR VALUE RECEIVED, the undersigned, FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the "Borrower"), hereby promises to pay to the order of _______________________________(the "Holder"), in lawful money of the
United States of America, at the main office of KeyBank National Association, Administrative Agent, 127 Public Square, Cleveland, Ohio 44114, the principal sum of ___________________________ DOLLARS ($___________), or, if lesser, the aggregate unpaid principal amount of all Revolving Loans evidenced by this Note made by the Holder to the Borrower pursuant to Section 2.03 of the Credit Agreement (as defined hereinafter). The unpaid principal balance outstanding on this Revolving Loan Note (this "Note") from time to time and interest thereon shall be determined by the ledgers and records of the Holder as accurately maintained.

            This Note is one of the Revolving Loan Notes defined and referred to in, and is entitled to the benefits of, a certain Credit Agreement, dated as of March ____, 2004, by and among the Borrower, the Banks named therein, KeyBank National Association, as Administrative Agent, and National City Bank, as Syndication Agent (said Credit Agreement, as it may be amended, restated, or otherwise modified from time to time, being herein called the "Credit Agreement"). A statement of the rights of the Holder and the duties and obligations of the Borrower in relation thereto is made by reference to the Credit Agreement, but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when due. Capitalized terms used in this Note but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

            The principal of this Note shall be due and payable on the Termination Date, or earlier as provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal amount of this Note from time to time outstanding from the date of this Note until the payment in full thereof at the rates per annum determined in accordance with the Credit Agreement. Interest shall be payable on each date provided for in or determined in accordance with the provisions of the Credit Agreement; provided, that interest on any principal not paid when due shall be due and payable on demand.

            Interest on this Note shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

            Reference is hereby made to the Credit Agreement, which contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events and for voluntary prepayments hereon. The term "Holder" includes the successors and assigns, if any, of the Holder named in the first paragraph hereof.

            If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate(s) equal to the rate(s) otherwise in effect pursuant to the Credit Agreement plus two percent (2%) per annum. All payments of principal and interest on this Note shall be made in immediately available funds.

            The Borrower waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and bringing suit, and agrees that the Holder may extend the time for payment, accept partial payment, take security therefor or exchange or release any collateral, without discharging or releasing the Borrower.

            This Note was executed in Cleveland, Cuyahoga County, Ohio. The construction, validity and enforceability of this Note shall be governed by and interpreted according to the laws of the State of Ohio.

            The Borrower authorizes any attorney at law to appear before any court of record, whether state or Federal, in the county where this Note was executed or where the Borrower resides or may be found, after the unpaid principal balance of this Note becomes due, either by lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, and waive the issuance and service of process, admit the maturity of this Note, by reason of acceleration or otherwise, and confess judgment against the Borrower in favor of the Holder of this Note for the amount then appearing due on this Note, together with interest thereon and costs of suit, and thereupon to release all errors and waive all rights of appeal and stays of execution. The Borrower expressly authorizes any attorneys or agents for the Holder to receive compensation from the Holder for services rendered in exercising the foregoing warrant of attorney and in the enforcement of any judgment obtained against the Borrower in favor of the Holder on this Note, and the Borrower expressly waives any conflict of interest to which any attorneys for the Holder may be subject that may arise in connection with such attorneys exercising any of the rights and/or powers of the Holder provided for herein or the enforcement of any judgment hereon in favor of the Holder. The foregoing warrant of attorney shall survive any judgment and may be used from time to time without exhausting the right to further use the warrant of attorney and, if any judgment be vacated for any reason, the Holder of this Note nevertheless may use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower.

      "WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."

                                        FOREST CITY RENTAL PROPERTIES
                                        CORPORATION


                                        By: ____________________________________
                                            Thomas G. Smith
                                            Vice President and Assistant
                                            Secretary

                                                                       EXHIBIT E

                        FORM OF LETTER OF CREDIT REQUEST

No. ______(1)  Dated ____________(2)

KeyBank National Association, as Administrative Agent under the
    Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement"), dated as of March ___, 2004, among Forest City Rental Properties Corporation, the Banks from time to time party thereto, KeyBank National Association, as Administrative Agent, and National City Bank, as Syndication Agent 127 Public Square
Cleveland, Ohio  44114

Attention: _______________________

Dear Sirs:

We hereby request that KeyBank National Association, in its capacity as Administrative Agent, issue a Letter of Credit for the account of the undersigned on ____________(3) (the "Date of Issuance") in the aggregate stated amount of ____________(4). The requested Letter of Credit shall be denominated in U.S. dollars.

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided in the Credit Agreement.

----------
      (1)   Letter of Credit Request Number.

      (2)   Date of Letter of Credit Request.

      (3) Date of Issuance which shall be at least five Cleveland Banking Days after the date of this Letter of Credit Request (or such shorter period as is acceptable to KeyBank National Association).

      (4)   Aggregate initial stated amount of Letter of Credit.

The beneficiary of the requested Letter of Credit will be _________________(1), and such Letter of Credit will be in support of ___________________(2) and will have a stated expiration date of ____________(3).

We hereby certify that:

            (1) the representations and warranties contained in the Credit Agreement and the Related Writings will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

            (2) no Possible Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Possible Default or an Event of Default occur.

Copies of all relevant documentation with respect to the supported transaction, as required by the Credit Agreement, are attached hereto.

                                        FOREST CITY RENTAL PROPERTIES
                                        CORPORATION


                                        By: ____________________________________
                                            Title:

----------
      (1)   Insert name and address of beneficiary.

      (2) Insert description of the Indebtedness and describe obligation to which it relates or a description of the commercial transaction which is being supported, as applicable.

      (3) Insert last date upon which drafts may be presented which may not be later than the Termination Date.

                                                                       EXHIBIT F

                           FORM OF NOTICE OF BORROWING

___________ ___, 200_

KeyBank National Association, as Administrative Agent under the
     Credit Agreement (referred to below), dated as of March ____, 2004 127 Public Square
Cleveland, Ohio  44114

Attention:

Ladies and Gentlemen:

The undersigned, Forest City Rental Properties Corporation (the "Borrower"), hereby gives you notice, irrevocably, pursuant to Section 5.01 of the Credit Agreement, dated as of March ____, 2004 (as amended from time to time, the "Credit Agreement"; the terms defined therein being used herein as so defined), among the Borrower, various Banks from time to time party thereto, National City Bank, as Syndication Agent, and you, as Administrative Agent for such Banks, that the undersigned requests a Loan under the Credit Agreement and for that purpose sets forth below the information relating to such Loan (the "Proposed Loan"):

            (i) The proposed borrowing is to be a Revolving Loan.

            (ii) The aggregate principal amount of the Proposed Loan is $_________________.

            (iii) The Cleveland Banking Day of the Proposed Loan is __________________.(1)

            (iv) The Proposed Loan shall be initially maintained subject to the [Base Rate Option] [the LIBOR Rate Option].

----------
(1) Shall be a Cleveland Banking Day at least one Cleveland Banking Day in the case of Loans subject to the Base Rate Option and two Cleveland Banking Days in the case of Loans subject to the LIBOR Rate Option, in each case, after the date hereof.

            (v) The initial Interest Period for the Proposed Loan (if subject to the LIBOR Rate Option) is __________ month(s).

The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Loan:

            (A) the representations and warranties contained in the Credit Agreement and the Related Writings are and will be true and correct in all material respects, both before and after giving effect to the Proposed Loan and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

            (B) no Possible Default or Event of Default has occurred and is continuing, or would result from such Proposed Loan or from the application of the proceeds thereof.

                                        FOREST CITY RENTAL PROPERTIES
                                        CORPORATION


                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT G

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Assignment and Assumption Agreement (this "Assignment Agreement") between __________________ (the "Assignor") and _____________ (the "Assignee")
is dated as of ___________.

                              W I T N E S S E T H:

      WHEREAS, the Assignor is a party to a certain Credit Agreement, dated as of March _____, 2004, by and among Forest City Rental Properties Corporation, an Ohio corporation (the "Borrower"), the Banks named therein, KeyBank National Association, as Administrative Agent (hereinafter referred to as the "Agent"), and National City Bank, as Syndication Agent (said Credit Agreement, as it may be amended, restated, or otherwise modified from time to time, being herein called the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement; and

      WHEREAS, the Assignor is willing to sell and assign to the Assignee, and the Assignee is willing to purchase and assume from the Assignor, all or a portion of the Assignor's Loans and/or Commitments under the Credit Agreement;

      NOW, THEREFORE, it is mutually agreed as follows:

      1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the date hereof, all or a portion of the Assignor's Revolving Loans, which amount shall not be less than Ten Million Dollars ($10,000,000) to the extent that the Assignee is not an Affiliate of the Assignor, and the pro-rata share of the Assignor's Commitment as each specified on Schedule 1 attached hereto and the Assignor's corresponding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Loans owing to the Assignee will be as set forth in
Item 2(C) and Item 2(F) of Schedule 1 respectively.

      2. The effective date of this Assignment Agreement (the "Effective Date") shall be the date specified in Item 3 of Schedule 1. In no event will the Effective Date occur if the assignment fees required to be paid to the Agent under Section 3 hereof are not paid on or prior to the proposed Effective Date, unless otherwise agreed to in writing by the Agent. The Assignor will (i) no later than three (3) Business Days prior to the proposed Effective Date, notify the Agent of the proposed Effective Date; (ii) if the Assignor and the Assignee are not affiliated entities, obtain consents of this assignment from the Agent and the Borrower, if required, prior to the proposed Effective Date, which consent shall not be unreasonably withheld or delayed, and (iii) to the extent any letters of credit are outstanding, obtain consents of this assignment from the Agent prior to the proposed Effective Date, which consent shall not be unreasonably withheld or delayed. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the same rights and obligations thereunder as it would if it were the Assignor; and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Credit Agreement with respect to the rights and obligations assigned to the Assignee hereunder.

      3. The Agent shall be paid a nonrefundable assignment fee by [the Assignor] [the Assignee] in the amount of $3,000 on or prior to the Effective Date. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on or prior to the Effective Date, an amount equal to $____________. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent with respect to any such Loan prior to the Effective Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

      4. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Loan Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Loan Notes for periods prior to the Effective Date directly between themselves.

      5. If any reduction in the Revolving Loans occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 2(B) of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Revolving Loan amount.

      6. The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the interest being assigned by it hereunder, (B) such interest is free and clear of any adverse claim, and (C) no Possible Default or Event of Default exists; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition or the creditworthiness of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Loan Note or Revolving Loan Notes held by the Assignor and requests that the Agent exchange such Revolving Loan Note or Revolving Loan Notes for a new Revolving Loan Note or Revolving Loan Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.

      7. The Assignee (i) represents and warrants that it is a commercial bank, financial institution, mutual fund or institutional "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended); (ii) confirms that it has received a copy of the Credit Agreement and each of the other Related Writings, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank;
(vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Revolving Loan Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty; and (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Credit Agreement and Related Writings will not be "plan assets" under ERISA.

      8. The Assignor and the Assignee agree to indemnify and hold the Agent harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Agent in connection with or arising in any manner from this assignment.

      9. After the Effective Date, the Assignee shall have the right pursuant to
Section 13.08 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any qualified entity as provided in Section 13.08 of the Credit Agreement, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement or Related Writings or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or Related Writings has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder.

      10. Each party to this Assignment Agreement agrees to pay its own fees and expenses incurred by it in connection with the negotiation, preparation and execution of this Assignment Agreement.

      11. COUNTERPARTS. This Assignment Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      12. ENTIRE AGREEMENT. This Assignment Agreement together with attached
Schedule 1 embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

      13. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

      14. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the Credit Agreement or the attached Schedule 1, if a different address is therein provided.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                        (Assignor Bank)

                                        By: ________________________________
                                            Name: __________________________
                                            Title: _________________________


                                        (Assignee Bank)

                                        By: ________________________________
                                            Name: __________________________
                                            Title: _________________________

                                   SCHEDULE 1
                     to Assignment and Assumption Agreement

1.   Date of Assignment and Assumption Agreement:

2.   Amounts (as of the date of Item 1 above unless indicated otherwise):

     A.   Assignor's Commitment                                                $

     B.   Percentage of Assignor's Commitment assigned                         %

     C.   Amount of Assignor's Commitment Assigned
          to Assignee (A * B)                                                  $

     D.   Amount of Assignor's Commitment retained
          after Effective Date (A-C)                                           $

     E.   Assignor's aggregate outstanding principal amount of
          Revolving Loans                                                      $

     F.   Aggregate outstanding principal amount of Revolving
          Loans assigned to Assignee                                           $

     G.   Assignor's aggregate principal amount of Revolving Loans
          Retained after Effective Date (E-F)                                  $

     H.   Aggregate outstanding amount of accrued interest and fees
          assigned                                                             $

3.   Effective Date:

4.   Address of Assignee: